As filed with the Securities and Exchange Commission on April 1, 2016

FILE NO. 333-203370

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LINCOLN BENEFIT LIFE COMPANY

(Exact Name of Registrant)

Nebraska (State or Other Jurisdiction of Organization)	6300 (Primary Standard Industrial Classification Code Number)	470221457 (I.R.S Employer Identification Number)

1221 N Street, Suite 200, Lincoln, Nebraska 68508

(800) 525-9287

(Address and Phone Number of Registrant’s Principal Executive Office)

ROBYN WYATT

LINCOLN BENEFIT LIFE COMPANY

1221 N Street, Suite 200

Lincoln, NE 68508

1-800-525-9287

(Name of Agent for Service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated filer [ ]

Non-accelerated filer [X] (Do not check if a smaller reporting company)

Smaller reporting company [ ]

Table of Contents

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Deferred annuity interests and participating interests therein	$ N/A	$ (1)	$ N/A	$ N/A

(1) The Contract does not provide for a predetermined amount or number of units.

(2) By filing dated April 13, 2015, Lincoln Benefit Life Company registered $250,000,000 ($250 million) in market value adjusted annuity contract securities and paid a filing fee of $29,050 therefor. In this Registration Statement, Registrant continues that offering.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Allstate Distributors, L.L.C. ("ADLLC") serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. Commissions earned by ADLLC are described in the notes to the insurer financial statements, under the heading "Broker-Dealer Agreements." The prospectuses, dated as of the date indicated therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

LINCOLN BENEFIT LIFE COMPANY

Supplement Dated April 29, 2016

To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED APRIL 29, 2016

CONSULTANT I PROSPECTUS DATED APRIL 29, 2016

LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004

CONSULTANT II PROSPECTUS DATED MAY 1, 2004

PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

SUPPLEMENTAL INFORMATION ABOUT

LINCOLN BENEFIT LIFE COMPANY

Item 3(c).	Risk Factors

LINCOLN BENEFIT LIFE RISK FACTORS

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer and a provider of other products and financial services. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the SEC or in materials incorporated therein by reference.

Changes in actual experience could materially affect the profitability of our business.

Our liability pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of our business. We establish target returns based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. Profitability emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

Our profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies, and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business.

Changes in reserve estimates may adversely affect our operating results.

The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. We periodically review the adequacy of these reserves on an aggregate basis and if future experience differs significantly from assumptions, adjustments to reserves may be required which could have a material effect on our operating results.

Changes in market interest rates and/or credit spreads may lead to a significant decrease in the profitability of our spread-based products.

Our ability to manage our fixed annuities and interest-sensitive life products is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, cash flows from renewal premium, investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to changes in the level of policy loans, surrenders and withdrawals. Non-parallel shifts in interest rates, such as increases in short-term rates without accompanying increases in medium- and long-term rates, can influence customer demand for fixed annuities, which could impact the level and profitability of new customer deposits. Increases in market interest rates can also have negative effects on our business, for example by increasing the attractiveness of other investments to our customers, which can lead to increased surrenders at a time when our fixed income investment asset values are lower as a result of the increase in interest rates. This could lead to the sale of fixed income securities at a loss.

For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on our business.

Changes in estimates of profitability on interest-sensitive life, fixed annuities and other investment products may adversely affect our profitability and financial condition through the amortization of Value of Business Acquired (“VOBA”).

VOBA related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to actual historical gross profits and estimated future gross profits (“EGP”) over the estimated lives of the contracts. The principal assumptions for determining the amount of EGP are mortality, persistency, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. Updates to these assumptions (commonly referred to as “VOBA unlocking”) could adversely affect our profitability and financial condition.

Guarantees within certain of our products may decrease our earnings, increase the volatility of our results, result in higher risk management costs and expose us to increased counterparty risk.

Certain of our products include guaranteed benefits. These guarantees are designed to protect policyholders against significant downturns in equity markets and interest rates. Any such periods of significant and sustained downturns in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income.

We use hedging and risk management strategies to mitigate the liability exposure and the volatility of net income associated with these liabilities. These strategies involve the use of reinsurance and derivatives, which may not be completely effective. In addition, hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations. Furthermore, we are subject to the risk that changes in policyholder behavior or mortality, combined with adverse market events, produce economic losses not addressed by the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our results of operations, including net income, financial condition or liquidity.

We may not be able to mitigate the capital impact associated with statutory reinsurance reserving requirements, potentially adversely impacting the profitability of our business.

To support statutory reserves for certain term and universal life insurance products with secondary guarantees, we currently utilize reinsurance and capital markets solutions for financing a portion of our statutory reserve requirements deemed to be non-economic. If we are not able to maintain sufficient financing as a result of market conditions or otherwise, this could potentially adversely impact the profitability of our business.

Changes in tax laws and interpretations may decrease the profitability of our products and could adversely affect the Company.

Under the Internal Revenue Code of 1986, as amended (the “Code”), income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of our products a competitive advantage over other non-insurance products. To the extent that the Code is revised to reduce the tax-deferred status of life insurance and annuity products or to increase the tax-deferred status of competing products, all life insurance companies, including us, would be adversely affected with respect to their ability to retain policyholders who have acquired such products. Depending upon grandfathering provisions, life insurance companies would be affected by the surrenders of existing annuity contracts and life insurance policies. Changes in tax law, which have reduced the federal income tax rates on corporate dividends in certain circumstances, could make the tax advantages of investing in certain life insurance or annuity products less attractive. Additionally, changes in tax law based on proposals to establish new tax-advantaged retirement and life savings plans, if enacted, could reduce the tax advantage of investing in certain life insurance or annuity products. We cannot predict what changes to tax law or interpretations of existing tax law may ultimately be enacted or whether such changes could adversely affect us. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

The Company is dependent on the performance of others.

The Company’s results may be affected by the performance of others because the Company has entered into various arrangements in support of our business operations involving third parties. Certain of these third parties may act on behalf of the Company or represent the Company in various capacities including the administration of its contractholder’s activities or the management of its invested assets on a day-to-day basis. Additionally, the Company’s operations are dependent on various technologies, some of which are provided and/or maintained by third parties. Any of the third parties that the Company depends upon may default on their services or obligations to the Company due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, or other reasons. Further, the Company may be held responsible for obligations that arise from the acts or omissions of these third parties. Such defaults could have a material adverse effect on the Company’s financial condition and results of operations.

If our internal controls are ineffective, our operating results could be adversely affected.

Our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our operating results could be adversely affected.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of investors, regulators and rating agencies.

Further acquisitions by Resolution Life, Inc. could be disruptive to our operations.

Resolution Life, Inc. intends to acquire additional runoff books of business from unrelated insurers and may seek to combine portions of the related operations with ours to recognize efficiencies. The risks and uncertainties related to these transactions include, but are not limited to:

•	unanticipated difficulties and expenditures resulting from the transactions;

•	disruption of current plans and operations caused by the closing of the transactions and the transition to new management and service providers over time;

•	diversion of management time and focus from operating our business to addressing transaction integration challenges; and

•	the response of customers, agents, competitors and regulators to the closing of the transactions.

Our failure to address these risks could cause us to incur unanticipated liabilities, impose harmful disruptions to our customer service operations and harm our business generally.

Risks Relating to Investments

We are subject to market risk and declines in credit quality which may adversely affect investment income and cause realized and unrealized losses.

We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. Adverse changes to these rates and spreads may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness and/or risk tolerance.

We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e., increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities. Similarly, a ratings downgrade affecting a security we hold could indicate the credit quality of that security has deteriorated and could increase the capital we must hold to support that security to maintain our risk based capital levels. Levels of writedowns and impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell fixed maturity securities. Realized losses or impairments on these securities may have a material adverse effect on our net income in a particular period.

A decline in market interest rates or credit spreads would have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio’s average yield. In a declining interest rate environment, borrowers may prepay or redeem securities more quickly than expected as they seek to refinance at lower rates. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

The determination of the fair value of our fixed income securities is subjective and could materially impact our operating results and financial condition.

In determining fair values we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. The difference between amortized cost or cost and fair value, net of deferred income taxes, certain VOBA, and certain reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income in shareholder’s equity. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition.

The concentration of our investment portfolio in any particular industry, collateral type, group of related industries, geographic sector or risk type could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated, rather than diversified.

The determination of the amount of realized capital losses recorded for impairments of our investments is subjective and could materially impact our operating results and financial condition.

The determination of the amount of realized capital losses recorded for impairments varies by investment type and is based on our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. We define fair value generally as the price that would be received to sell an asset or paid to transfer a liability. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

Deteriorating financial performance impacting commercial mortgage loans, securities collateralized by residential and commercial mortgage loans, and collateralized corporate loans may lead to write-downs and impact our results of operations and financial condition.

Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices, corporate loan delinquencies or recovery rates, changes in credit or bond insurer strength ratings and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

Our investment strategies may be adversely affected by developments in the financial markets.

Our investment management strategies may be adversely affected by unexpected developments in the financial markets. There may be a limited market for certain investments we hold in our investment portfolio, making them relatively illiquid. These include privately-placed fixed maturity securities, mortgage loans and policy loans. If we were forced to sell certain of our investments during periods of market volatility or disruption, market prices may be lower than our carrying value in such investments.

Risks Relating to the Insurance Industry

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results.

Our business and results of operations are materially affected by conditions in the global capital markets and the economy generally. Stressed conditions, volatility and disruptions in global capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio and certain of our insurance liabilities are sensitive to changing market factors. Market factors, including interest rates, credit spreads, equity prices, real estate markets, consumer spending, business investment, government spending, the volatility and strength of the capital markets, deflation and inflation, all affect the business and economic environment and, ultimately, the amount and profitability of our business. Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals in the financial markets can also affect our business through their effects on general levels of economic activity, employment and customer behavior. Financial markets have also been affected periodically by concerns over U.S. fiscal policy. These issues could, on their own, or combined with the possible slowing of the global economy generally, have severe repercussions to the U.S. and global credit and financial markets, further exacerbate concerns over sovereign debt of other countries and disrupt economic activity in the U.S. and elsewhere.

General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

Losses from legal and regulatory actions may be material to our operating results or cash flows and may result in harm to our reputation.

We are involved in various legal actions, some of which involve claims for substantial amounts. We are also subject to various regulatory actions and inquiries, such as information requests, market conduct examinations, books and record examinations, from state and federal regulators and other authorities. A substantial legal liability or significant regulatory action against us, as well as regulatory inquiries or investigations could harm our reputation, result in material fines or penalties, result in significant legal costs and otherwise have a material adverse effect on our business, financial condition and results of operations. Even if we ultimately prevail in the litigation, regulatory actions or investigation, our ability to retain our current contractholders and recruit and retain employees could be materially and adversely impacted.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs.

As an insurance company with separate accounts that are regulated as investment companies, we are subject to extensive laws and regulations. These laws and regulations are complex and subject to change. Changes may sometimes lead to additional expenses and increased legal exposure. Moreover, laws and regulations are administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators, state securities administrators, state attorneys general, and federal agencies including the SEC, the FINRA and the U.S. Department of Justice. Consequently, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue changing, cause us to change our views regarding the actions we need to take from a legal risk management perspective, thus necessitating changes to our practices that may, in some cases, limit our ability to grow or to improve the profitability of our business. Furthermore, in some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations limit our ability to maintain the profitability of our business.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business and increase our capital requirements.

The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

In recent years, the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation. These regulatory reforms and any additional legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business, or limit our ability to grow.

Reinsurance may be unavailable at current levels and prices.

Market conditions beyond our control impact the availability and cost of the reinsurance. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we were unable to renew or purchase reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we may have to accept an increase in risk exposure, seek other alternatives, or accept reduced profitability.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results.

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our ceded insurance risks include all new business generated in the thirty months following the closing of our acquisition by Resolution Life, Inc., which business will be entirely ceded to Allstate Life Insurance Company. Our inability to collect a material recovery from a reinsurer could have a material effect on our operating results.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or our ability to obtain credit on acceptable terms.

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, capital expenditures or acquisitions may be limited, and the cost of any such capital may be significant. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms.

A downgrade or a potential downgrade in our financial strength or credit ratings could result in a loss of business and materially affect our financial condition and results of operations.

Financial strength ratings are published by various Nationally Recognized Statistical Rating Organizations (“NRSRO”) and similar entities not formally recognized as NRSROs. They indicate the NRSROs’ opinion regarding an insurance company’s ability to meet contractholder and policyholder obligations, and are important to maintaining public confidence in our products and our competitive position.

Downgrades in our financial strength ratings could have a material adverse effect on our financial condition and results of operations in many ways, including materially increasing the number or amount of policy surrenders and withdrawals by contractholders and adversely affecting our ability to obtain reinsurance at reasonable prices or at all.

In view of the difficulties experienced by many financial institutions as a result of the financial crisis and ensuing global recession, including our competitors in the insurance industry, we believe it is possible that the NRSROs will continue to heighten the level of scrutiny that they apply to insurance companies, will continue to increase the frequency and scope of their credit reviews, will continue to request additional information from the companies that they rate, and may adjust upward the capital and other requirements employed in the models for maintenance of certain ratings levels. Our ratings could be downgraded at any time and without notice by any NRSRO. In addition, these regulatory reforms may also increase our minimum capital requirements.

A large scale pandemic, the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur, the value of our investment portfolio, our competitive position, liquidity, operating results and attractiveness of product offering.

A large scale pandemic, the continued threat of terrorism, within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from interest rate changes, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material effect on renewal premium, profitability, competitiveness, liquidity, operating results and attractiveness of product offering.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard- setting bodies may adversely affect our results of operations and financial condition.

Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

The failure in cyber or other information security systems, as well as the occurrence of events unanticipated in our disaster recovery systems, management continuity planning or a support failure from external providers, could result in a loss or disclosure of confidential information, damage to our reputation and impairment of our ability to conduct business effectively.

We depend heavily upon computer systems to perform necessary business functions. We rely on these systems throughout our business for a variety of functions, including processing claims and applications, providing information to customers and distributors, performing actuarial analyses and maintaining financial records. We also retain confidential and proprietary information on our computer systems and we rely on sophisticated technologies and our third party vendors to maintain the security of that information. Our computer systems have been, and will likely continue to be, subject to computer viruses or other malicious codes, unauthorized access, cyber-attacks or other computer-related penetrations. While, to date, we have not experienced a material breach of cybersecurity, administrative and technical controls and other preventive actions we take to reduce the risk of cyber-incidents and protect our information technology may be insufficient to prevent physical and electronic break-ins, cyber-attacks or other security breaches to our computer systems. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

The occurrence of a disaster such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack or war, cyber-attack, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our third party service providers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised. These interruptions also may interfere with our third party service providers to provide services and our employees’ ability to perform their job responsibilities.

The failure of our computer systems and/or our disaster recovery plans for any reason could cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of customers and revenues and otherwise adversely affect our business and financial results. Although we conduct due diligence, negotiate contractual provisions and, in many cases, conduct periodic reviews of our vendors, distributors, and other third parties that provide operational or information technology services to us to confirm compliance with the Company’s information security standards, the failure of such third parties’ computer systems and/or their disaster recovery plans for any reason might cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of policyholders and revenues and otherwise adversely affect our business and financial results.

We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.

Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks. Any breach of our network may result in the loss of valuable business data, misappropriation of our consumers’ or employees’ personal information or a disruption of our business, which could give rise to unwanted media attention, materially damage our customer relationships and reputation and result in lost sales, fines or lawsuits.

In addition, we must comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data. Any failure to comply with these regulatory standards could subject us to legal and reputational risks. Misuse of or failure to secure personal information could also result in violation of data privacy laws and regulations, proceedings against the Company by governmental entities or others, damage to our reputation and credibility and could have a negative impact on revenues and profits.

Loss of key vendor relationships or failure of a vendor to protect personal information of our customers, claimants or employees could affect our operations.

We rely on services and products provided by many vendors in the United States and abroad, specifically third party administrators of our policies, our invested assets, and vendors of computer hardware and software. In the event that one or more of our vendors suffers a bankruptcy or otherwise becomes unable to continue to provide products or services, or fails to protect personal information of our customers, claimants or employees, we may suffer operational impairments and financial losses.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect our intellectual property could have a material effect on our business.

We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If our third party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material effect on our business and results of our operations.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business.

We have devoted significant resources to develop and periodically update our risk management policies and procedures to reflect ongoing review of our risks and expect to continue to do so in the future. Nonetheless, our policies and procedures may not be comprehensive and may not identify every risk to which we are exposed. Many of our methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not fully predict future exposures, which can be significantly greater than our historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. In addition, more extensive and perhaps different risk management policies and procedures might have to be implemented under pending regulations.

Our associates may take risks not in accordance with our risk management policies which could negatively affect our financial condition and business.

As an insurance enterprise, we are in the business of accepting certain risks. The associates who conduct our business, including executive officers and other members of management, investment professionals, sales agents, and other associates, do so in part by making decisions and choices that involve exposing us to risk. These include decisions such as pricing, determining what assets to purchase for investment and when to sell them, which business opportunities to pursue, and other decisions. We endeavor, in the design and implementation of our compensation programs and practices, to avoid giving our associates incentives to take excessive risks; however, associates may take such risks regardless of the structure of our compensation programs and practices. Similarly, although we employ controls and procedures designed to monitor associates’ business decisions and prevent us from taking excessive risks, and to prevent employee misconduct, these controls and procedures may not be effective. In such instances, the impact of those risks could harm our reputation and have a material adverse effect on our financial condition and business operations.

We may be unable to retain our highly qualified employees.

We must attract and retain employees to service our policyholders and manage and grow our business. We compete with other financial services companies for employees primarily on the basis of compensation and financial position. Our reputation, operations, and internal controls could be materially adversely affected if we are unsuccessful in retaining highly qualified employees. Our inability to recruit or our failure to retain a sufficient number of qualified individuals in the future may impair our efficiency and effectiveness to service policyholders, meet regulatory deadlines, and our ability to pursue growth opportunities.

Item 11(a).	Description of Business

Lincoln Benefit Life Company (referred to in this document as “we,” “Lincoln Benefit,” “our,” “us” or the “Company”) was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly-owned subsidiary of Resolution Life, Inc., a Delaware corporation, which is a wholly-owned, indirect subsidiary of Resolution Life L.P. (the “Limited Partnership”), a Bermuda limited partnership, and Resolution Life (Parallel) Partnership, a Bermuda-based partnership.

On April 1, 2014, Resolution Life, Inc. acquired all the outstanding capital stock in Lincoln Benefit (the “Acquisition”) from Allstate Life Insurance Company (“ALIC”). Immediately prior to the closing of the transaction, Lincoln Benefit commuted certain business previously reinsured to ALIC, including (a) all of the fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by the Company that was previously reinsured to ALIC, (b) all of the life insurance business written by the Company through independent producers that was previously reinsured to ALIC, other than certain specified life business, and (c) all of the net liability of the Company with respect to the accident and health and long-term care insurance business written by the Company that was previously reinsured to ALIC ((a), (b) and (c) collectively, the “Recaptured Business”). In connection with the closing, Lincoln Benefit and ALIC entered into an Amended and Restated Reinsurance Agreement (the “ARRA”), pursuant to which ALIC continues to reinsure business that was ceded by Lincoln Benefit to ALIC before the closing, with the exception of the Recaptured Business (the “ALIC Reinsured Business”). ALIC continues to provide certain services with respect to the Recaptured Business on a transitional basis, including services relating to processing of Life block commissions and agent licensing, 2015 agent bonus payments, and escheatment and unclaimed property processing.

ALIC continues to reinsure all life insurance business written by Lincoln Benefit through the Allstate Financial Sales channel, all immediate annuities written by Lincoln Benefit prior to closing of the Acquisition, and certain term life policies written by Lincoln Benefit. This business will continue to be administered by ALIC under an existing administrative services agreement between Lincoln Benefit and ALIC. The Allstate Financial sales channel will continue to sell Lincoln Benefit products until they are fully transitioned to a new Allstate company in 2017. As part of the Acquisition, ALIC has agreed to indemnify the Company for certain liabilities related to the pre-closing activities of the transferred business.

Lincoln Benefit’s variable annuity business is reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreement with ALIC remains unchanged.

Prior to July 18, 2013, we sold interest-sensitive traditional and variable life insurance and fixed annuities, including deferred and immediate, through independent master brokerage agencies. Effective January 1, 2014, we no longer offer fixed annuities such as deferred and immediate annuities, however, we continue to accept deposits on existing policies.

We have reinsurance agreements whereby certain premiums, contract charges, interest credited to policyholder account balances, contract benefits and expenses are ceded to ALIC and other non-affiliated reinsurers.

In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America. We frequently use industry publications containing statutory financial information to assess our competitive position.

Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices and corporate governance.

In recent years, the state insurance regulatory framework has come under increased federal scrutiny. As part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) was enacted in 2010. Many regulations required pursuant to this law must still be finalized and we cannot predict what the final regulations will require, but do not expect a material impact on Lincoln Benefit’s operations. Dodd-Frank also created the Federal Insurance Office (“FIO”) within the Treasury Department. The FIO monitors the insurance industry, provides advice to the Financial Stability Oversight Council, represents the U.S. on international insurance matters and studies the current regulatory system. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on Lincoln Benefit.

Item 11(b).	Description of Property

Lincoln Benefit occupies leased office space in Lincoln, Nebraska and Rosemont, Illinois.

Item 11(c).	Legal Proceedings

Lincoln Benefit is engaged in routine lawsuits, which, in management’s judgment, are not of material importance to its total assets or business prospects.

Item 11(e)	Financial Statements and Notes to Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned subsidiary of Resolution Life, Inc.)

Index

December 31,2015

Page(s)

Reports of Independent Registered Public Accounting Firms	15

Consolidated Balance Sheets (Successor)	17

Consolidated Statements of Operations and Comprehensive Income (Loss) (Successor) and Statements of Operations and Comprehensive Income (Loss) (Predecessor)	18

Consolidated Statements of Shareholder’s Equity (Successor) and Statements of Shareholder’s Equity (Predecessor)	19

Consolidated Statements of Cash Flows (Successor) and Statements of Cash Flows (Predecessor)	20

Notes to Consolidated Financial Statements	21-65

Schedule I — Consolidated Summary of Investments — Other than Investments in Related Parties	66

Schedule IV — Consolidated Reinsurance	67

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of Lincoln Benefit Life Company:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income, of shareholder’s equity and of cash flows present fairly, in all material respects, the financial position of Lincoln Benefit Life Company and its subsidiary at December 31, 2015 and December 31, 2014, and the results of their operations and their cash flows for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, Schedule I - Summary of Investments - Other than Investments in Related Parties and Schedule IV - Reinsurance (the “financial statement schedules”) present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

April 1, 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Lincoln Benefit Life Company

Lincoln, Nebraska

We have audited the accompanying Statements of Operations and Comprehensive Income, Shareholder’s Equity and Cash Flows of Lincoln Benefit Life Company (the “Company”) for the year ended December 31, 2013 (Predecessor’s Basis) and for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis). Our audits also included Schedule IV – Reinsurance for the year ended December 31, 2013 (Predecessor’s Basis) and for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis). These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the results of operations, shareholder’s equity and cash flows of Lincoln Benefit Life Company for the year ended December 31, 2013 (Predecessor’s Basis) and for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis), in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule IV – Reinsurance for the year ended December 31, 2013 (Predecessor’s Basis) and for the period from January 1, 2014 through March 31, 2014 (Predecessor’s Basis), when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche, LLP

Chicago, Illinois

April 13, 2015

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Consolidated Balance Sheets

December 31, 2015 and December 31, 2014

($ in thousands, except par value data and share amounts)

	December 31, 2015	December 31, 2014
ASSETS
Fixed maturities, available-for-sale, at fair value (amortized cost $8,274,194 and $9,231,856)	$7,945,942	$9,390,647
Commercial mortgage loans	1,509,132	1,115,167
Policy loans	186,827	194,385
Short-term investments	184,820	361,369
Other invested assets	18,412	26,897

Total Investments	9,845,133	11,088,465
Cash	49,121	49,730
Accrued investment income	91,214	96,408
Reinsurance recoverables — nonaffiliates	5,984,458	5,694,965
Valuation of business acquired	247,702	231,521
Deposit receivable	1,250,328	1,383,388
Other assets	633,091	592,202
Current income tax	1,472	—
Deferred tax asset, net	65,040	—
Separate account assets	1,395,141	1,573,865

Total Assets	$19,562,700	$20,710,544

LIABILITIES
Future policy benefits and other policyholder liabilities	$4,757,641	$4,528,949
Policyholders’ account balances	11,120,565	11,764,312
Accrued expenses and other liabilities	95,826	188,656
Modified coinsurance payable	1,250,328	1,383,388
Deferred tax liability	—	40,732
Other long-term debt — affiliate	608,700	551,600
Separate account liabilities	1,395,141	1,573,865

Total Liabilities	$19,228,201	$20,031,502

SHAREHOLDER’S EQUITY
Common stock, $100 par value, 30,000 shares authorized, 25,000 shares issued and outstanding	$2,500	$2,500
Additional paid-in capital	593,558	593,558
Accumulated other comprehensive income	(154,699)	85,498
Retained earnings (deficit)	(106,860)	(2,514)

Total Shareholder’s Equity	334,499	679,042

Total Liabilities and Shareholder’s Equity	$19,562,700	$20,710,544

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Consolidated Statements of Operations and Comprehensive Income (Loss) (Successor) and Statements of Operations and Comprehensive Income (Loss) (Predecessor)

For the Year Ended December 31, 2015, the Period from April 1, 2014 through December 31, 2014, the Period from January 1, 2014 through March 31, 2014 and the Year Ended December 31, 2013

($ in thousands)

	Successor		Predecessor
	For the Year Ended December 31, 2015	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014	For the Year Ended December 31, 2013
Revenues
Premiums earned	$8,841	$20,384	$—	$—
Fee income from policyholders	353,932	259,169	—	—
Net investment income	398,931	288,571	2,350	10,935
Realized investment gains, net	113,538	46,092	285	—

Total revenues	$875,242	$614,216	$2,635	$10,935

Expenses
Policyholders’ benefits	351,744	216,543	—	—
Return credited to policyholders’ account balances	301,079	256,703	—	—
Operating and acquisition expenses	93,671	96,050	—	—

Total expenses	$746,494	$569,296	$—	$—

Income (Loss) Before Federal Income Tax	$128,748	$44,920	$2,635	$10,935
Federal Income Tax Expense (Benefit)
Current	22,528	—	914	3,902
Deferred	23,566	14,234	8	(77)

Total income tax expense (benefit)	46,094	14,234	922	3,825

NET INCOME (LOSS)	$82,654	$30,686	$1,713	$7,110

Other comprehensive (loss) income, before tax
Net unrealized investment gains (losses):
Unrealized investment gains (losses) for the period	$(290,511)	$131,433	$2,364	$(15,281)
Reclassification adjustment for (gains) losses included in net income	79,023	—	285	1

Net unrealized investment gains (losses)	(369,534)	131,433	2,079	(15,282)

Other comprehensive (loss) income, before tax
Less: Income tax expense (benefit) related to:
Unrealized investment gains (losses) for the period	(101,679)	45,935	828	(5,349)
Reclassification adjustment for (gains) losses included in net income	(27,658)	—	(100)	—

Net unrealized investment gains (losses)	(129,337)	45,935	728	(5,349)

Other comprehensive (loss) income	(240,197)	85,498	1,351	(9,933)

Comprehensive (loss) income	$(157,543)	$116,184	$3,064	$(2,823)

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

Consolidated Statements of Shareholder’s Equity (Successor) and Statements of Shareholder’s Equity (Predecessor)

For the Year Ended December 31, 2015, the Period from April 1, 2014 through December 31, 2014, the Period from January 1, 2014 through March 31, 2014, and the Year Ended December 31, 2013

($ in thousands, except par value data and share amounts)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Other Comprehensive Income (Loss)	Total Shareholder’s Equity

Predecessor	Shares	Amount
Balance, December 31, 2012	25,000	$2,500	$180,000	$150,215	$13,803	$346,518
Comprehensive income (loss)
Net income (loss)	—	—	—	7,110	—	7,110
Other comprehensive income (loss), net of tax	—	—	—	—	(9,933)	(9,933)

Total comprehensive income (loss)						(2,823)

Balance, December 31, 2013	25,000	$2,500	$180,000	$157,325	$3,870	$343,695
Comprehensive income (loss)
Net income (loss)	—	—	—	1,713	—	1,713
Other comprehensive income (loss), net of tax	—	—	—	—	1,351	1,351

Total comprehensive income (loss)						3,064

Balance, March 31, 2014	25,000	$2,500	$180,000	$159,038	$5,221	$346,759

Successor
Balance, April 1, 2014	25,000	$2,500	$593,308	$—	$—	$595,808
Dividends to shareholder	—	—	—	(33,200)	—	(33,200)
Capital contribution	—	—	250	—	—	250
Comprehensive income (loss)
Net income	—	—	—	30,686	—	30,686
Other comprehensive income (loss), net of tax	—	—	—	—	85,498	85,498

Total comprehensive income (loss)						116,184

Balance, December 31, 2014	25,000	$2,500	$593,558	$(2,514)	$85,498	$679,042
Dividends to shareholder	—	—	—	(187,000)	—	(187,000)
Comprehensive income (loss)
Net income	—	—	—	82,654	—	82,654
Other comprehensive income (loss), net of tax	—	—	—	—	(240,197)	(240,197)

Total comprehensive income (loss)						(157,543)

Balance, December 31, 2015	25,000	$2,500	$593,558	$(106,860)	$(154,699)	$334,499

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Consolidated Statements of Cash Flows (Successor) and Statements of Cash Flows (Predecessor)

For the Year Ended December 31, 2015, the Period from April 1, 2014 through December 31, 2014, the Period from January 1, 2014 through March 31, 2014 and the Year Ended December 31, 2013

($ in thousands)

	Successor		Predecessor
	For the Year Ended December 31, 2015	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014	For the Year Ended December 31, 2013
Cash flows from operating activities:
Net income (loss)	$82,654	$30,686	$1,713	$7,110
Adjustments to reconcile net income to net cash:
Policy charges and fee income	(353,932)	(259,169)	—	—
Interest credited	301,079	256,703	—	—
Investment gains, net	(125,986)	(46,092)	(285)	—
Amortization/Accretion of bond premium, net	44,701	44,112	94	630
Amortization of VOBA	40,880	38,987	—	—
Changes in assets and liabilities:
Decrease (increase) in insurance related liabilities and policy-related balances	(24,884)	(21,964)	6,402	(6,147)
Decrease (increase) in receivable from/payable to affiliate	—	—	24,358	(17,255)
Deferred income tax expense (benefit)	23,566	14,234	921	(329)
Decrease (increase) in accrued investment income	5,194	6,838	—	—
Decrease (increase) in other assets and liabilities	(27,417)	31,780	(23,192)	16,007

Net cash provided by (used in) operating activities	(34,145)	96,115	10,011	16

Cash flows from investing activities:
Fixed maturities, available for sale
Proceeds from sales and maturities	4,739,792	1,844,344	21,341	62,645
Purchases	(3,703,237)	(1,898,874)	—	(38,896)
Commercial mortgage loans
Proceeds from sales and paydowns	164,658	150,849	—	—
Originations and purchases	(559,110)	—	—	—
Net purchases, sales, maturities of derivatives	(1,379)	(8,636)	—	—
Net purchases, sales, maturities of other investments	184,107	620,425	55,924	(31,738)

Net cash provided by (used in) investing activities	824,831	708,108	77,265	(7,989)

Cash flows from financing activities:
Policyholders’ account deposits	356,916	340,128	—	—
Policyholders’ account withdrawals	(922,215)	(1,141,289)	—	—
Dividends paid to shareholder	(187,000)	(33,200)	—	—
Change in overdrafts	(38,996)	39,089	—	—
Capital contribution	—	250	—	—

Net cash provided by (used in) financing activities	(791,295)	(795,022)	—	—

Net increase (decrease) in cash and cash equivalents	(609)	9,201	87,276	(7,973)
Cash and cash equivalents, beginning of period	49,730	40,529	5,100	13,073

Cash and cash equivalents, end of period	$49,121	$49,730	$92,376	$5,100

Supplemental schedule of cash flow information:
Cash paid during the year:
Income taxes paid	$24,000	$—	$—	$4,200
Interest paid	6,671	$4,585	$—	$—
Commutation Agreement proceeds (see Note 1):
Cash received on April 1, 2014	$—	$—	$143,348	$—
Cash received subsequent to April 1, 2014	$—	$—	$5,946	$—
Invested assets transferred	$—	$—	$11,482,637	$—
Noncash activities
Issuance of vehicle note	$—	$513,000	$—	$—
Issuance of other long-term debt	$—	$513,000	$—	$—
Interest income on vehicle note	$—	$15,711	$—	$—
Interest expense on other long-term debt	$—	$15,711	$—	$—
Increase in vehicle note and other long-term debt	$—	$38,600	$—	$—
Increase in modified coinsurance payable and deposit receivable	$—	$166,963	$—	$—

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

1.	General

Lincoln Benefit Life Company (the “Company” or “Lincoln Benefit”) is a stock insurance company domiciled in the State of Nebraska. It is a wholly owned subsidiary of Resolution Life, Inc. (“Resolution”), which in turn is a wholly owned subsidiary of Resolution Life Holdings, Inc. (“Holdings”). Resolution was formed on July 2, 2013 under the General Corporation Law of the State of Delaware.

On April 1, 2014, Lancaster Re Captive Insurance Company (“Lancaster Re”), a Nebraska domiciled captive insurance company, became a wholly owned subsidiary of Lincoln Benefit when it was contributed to Lincoln Benefit by Resolution.

The Company became a wholly owned subsidiary of Resolution on April 1, 2014 after receiving all required regulatory approvals. Prior to this date, it was a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”). On July 17, 2013, Holdings executed a Stock Purchase Agreement (the “Purchase Agreement”) to acquire 100% of the Company from ALIC (the “Acquisition”). In November 2013, Holdings assigned the right to acquire all of Lincoln Benefit’s outstanding capital stock to Resolution pursuant to an Assignment Agreement. The purchase price was $595.8 million.

The Company is authorized to sell life insurance and retirement products in all states except New York, as well as in the District of Columbia, the U.S. Virgin Islands and Guam. Prior to July 18, 2013, the Company sold interest-sensitive, traditional and variable life insurance products through both exclusive agencies (“Allstate Financial Sales channel”) and independent master brokerage agencies. Effective July 17, 2013, sales through the independent master brokerage agencies ceased, and sales through the Allstate Financial sales channel will continue for a period up to 30 months after the closing date of Acquisition. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

On April 1, 2014, immediately prior to the Acquisition, the Company, pursuant to a Partial Commutation Agreement, recaptured all deferred annuity, long-term care, accident and health and life business sold through Lincoln Benefit’s independent master brokerage agencies, other than specified life business, previously reinsured by ALIC. The primary impacts of the Partial Commutation Agreement with ALIC were the receipt of investments, the reduction of the related reinsurance recoverable and the reestablishment of deferred acquisition costs. The Company’s assets and liabilities increased by $1.33 billion and $0.19 billion, respectively. Since the Partial Commutation Agreement occurred between entities under common control, the excess of assets received and liabilities assumed was recorded as a capital contribution through additional paid-in capital.

Additionally, Lincoln Benefit and ALIC entered into an Amended and Restated Reinsurance Agreement where ALIC continues to reinsure all life insurance business written by Lincoln Benefit through the Allstate Financial Sales channel, all immediate annuities written by Lincoln Benefit prior to closing of the Acquisition, and certain term life policies written by Lincoln Benefit. Lincoln Benefit’s variable annuity business will remain reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. This business will continue to be administered by ALIC under an existing administrative services agreement between Lincoln Benefit and ALIC.

As part of the Acquisition, ALIC has agreed to indemnify the Company for certain matters. ALIC has also agreed to indemnify the Company for certain litigation, regulatory matters and other liabilities related to the pre-closing activities of the transferred business.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded at fair value at the date of acquisition. The following table summarizes the fair values of assets acquired and liabilities assumed as of April 1, 2014:

($ in thousands)
Assets
Fixed maturities	$9,194,903
Commercial mortgage loans	1,263,902
Policy loans	196,451
Short-term investments	979,728
Other invested assets	1,104
Cash	40,529
Accrued investment income	103,246
Reinsurance recoverable	5,606,879
Value of business acquired	290,795
Deposit receivable	1,550,351
Intangibles	5,200
Other assets	554,176
Separate account assets	1,661,007

Total assets acquired	21,448,271

Liabilities
Future policy benefits and other policyholder liabilities	6,682,833
Policyholders’ account balances	10,367,246
Accrued expenses and other liabilities	78,026
Modified coinsurance payable	1,550,351
Other long-term debt — affiliate	513,000
Separate account liabilities	1,661,007

Total liabilities assumed	20,852,463

Net assets acquired	$595,808

Included in the assets acquired is the value of business acquired (“VOBA”), which reflects the estimated fair value of in-force contracts acquired and represents the portion of the purchase price that is allocated to the future profits embedded in the acquired contracts at the acquisition date. See Note 11 for further explanation of VOBA. The assessment of fair value in accordance with ASC 805-20-25 included the establishment of intangible assets for VOBA and various state licenses.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The financial statements are presented for Successor and Predecessor periods, which relate to the accounting periods after and before April 1, 2014, respectively, the date of the closing of the Acquisition. For periods after April 1, 2014, the accompanying financial statements comprise the consolidated financial statements of the Company, which include the accounts of the Company and its subsidiary. Due to the Acquisition and the application of push-down accounting, different bases of accounting have been used to prepare the Predecessor and Successor financial statements. A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these two periods. The principal accounting policies applied in the preparation of these financial statements are set out below and in Note 2.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Consolidation

The accompanying consolidated financial statements of the Successor include the accounts of Lincoln Benefit and its subsidiary, Lancaster Re. All significant intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.	Significant Accounting Policies

Cash

Cash includes cash on hand, amounts due from banks, money market securities, highly liquid overnight deposits, discount notes and commercial paper held in the ordinary course of business and other debt instruments with maturities of three months or less when purchased.

Investments

Fixed maturities include bonds, asset-backed securities (“ABS”) residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”). Fixed maturities, which may be sold prior to their contractual maturity, are designated as available-for-sale (“AFS”) and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments and cash received from maturities and pay-downs are reflected as a component of proceeds from sales and maturities within the Consolidated Statement of Cash Flows — Successor and Statement of Cash Flows — Predecessor.

The Company recognizes other-than-temporary impairments (“OTTI”) for securities classified as AFS in accordance with ASC 320, Investments-Debt and Equity Securities. At least quarterly, management reviews impaired securities for OTTI. The Company considers several factors when determining if a security is OTTI, including but not limited to: its intent and ability to hold the impaired security until an anticipated recovery in value, the issuer’s ability to meet current and future principal and interest obligations for fixed maturity securities, the length and severity of the impairment, the financial condition and near term and long term prospects for the issuer. In making these evaluations, the Company exercises considerable judgment.

If the Company intends to sell or if it is more likely than not that it will be required to sell an impaired security prior to recovery of its cost basis, then the Company recognizes a charge to earnings for the full amount of the impairment (the difference between the amortized cost and fair value of the security). For fixed maturity securities that are considered OTTI and that the Company does not intend to sell and will not be required to sell, the Company separates the impairment into two components: credit loss and noncredit loss. Credit losses are charged to net realized investment losses and noncredit losses are charged to other comprehensive income. The credit loss component is the difference between the security’s amortized cost and the present value of its expected future cash flows discounted at the current effective rate. The remaining difference between the security’s fair value and the present value of its expected future cash flows is the noncredit loss. For corporate bonds, historical default (by rating) data is used as a proxy for the probability of default, and loss given default (by issuer) projections are applied to the par amount of the bond. Potential losses incurred on structured securities

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

are based on expected loss models rather than incurred loss models. Expected cash flows include assumptions about key systematic risks (e.g., unemployment rates, housing prices) and loan-specific information (e.g., delinquency rates, loan-to-value ratios). Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral.

Commercial mortgage loans (“CMLs”) acquired at fair value are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the U.S. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for loan and lease losses (“ALLL”) representing potential credit losses embedded in the CML portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Policy loans represent loans the Company issues to policyholders. Policy loans are carried at unpaid principal balances. Interest income on such loans is recognized as earned using the contractually agreed upon interest rate and reflected in Net investment income in the Consolidated Statement of Operations and Comprehensive Income (Loss). Generally, interest is capitalized on the associated policy’s anniversary date.

Short-term investments include securities and other investments with remaining maturities of one year or less, but greater than three months, at the time of purchase and are stated at estimated fair value or amortized cost, which approximates fair value.

Derivatives

As part of the Company’s overall risk management policy, the Company uses listed options and exchange traded futures to economically hedge its obligation under certain fixed indexed annuity and universal life contracts. Derivative financial instruments utilized by the Company during the year ended December 31, 2015 and in the period from April 1, 2014 through December 31, 2014 (the “Successor Period”) included index option contracts and futures contracts. Derivatives are carried in the Company’s Consolidated Balance Sheet either as assets within Other invested assets or as liabilities within Accrued expenses and other liabilities at estimated fair value. The Company offsets the fair value amounts recognized for derivatives executed with the same counterparty under the same master netting agreement. Accruals on derivatives are generally recorded in accrued investment income or within other liabilities. However, accruals that are not scheduled to settle within one year are included with the derivatives carrying value in other invested assets or other liabilities. If a derivative is not designated as an accounting hedge or its use in managing risk does not qualify for hedge accounting, changes in the estimated fair value of the derivative are reported in realized investment gains, net in the Consolidated Statement of Operations and Comprehensive Income (Loss). The notional amounts specified in the contracts are used to calculate contractual payments under the agreements and are generally not representative of the potential for gain or loss on these contracts. Futures contracts are defined as commitments to buy or sell designated financial instruments based on specified prices, yields or indexes. Futures contracts provide returns at specified or optional dates based upon a specified index or interest rate applied to a notional amount. The Company uses futures to hedge exposures in indexed annuity and life contracts. Daily cash settlement of variation margins is required for futures contracts and is based on the changes in daily prices. The final settlement of futures contracts is in cash. Index option contracts provide returns at specified or optional dates based on a specified equity index applied to the option’s notional amount. The Company purchases and writes (sells) option contracts primarily to

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

reduce market risk associated with certain annuity and life contracts. When the Company purchases/sells option contracts at specific prices, it is required to pay/receive a premium to/from the counterparties. The amount of premium paid/received is based on the number of contracts purchased/sold, the specified price and the maturity date of the contract. The Company receives/pays cash equal to the premium of written/purchased options when the contract is established. If the option is exercised, the Company receives/pays cash equal to the product of the number of contracts and the specified price in the contract in exchange for the equity upon which the option is written/purchased. If the options are not exercised, then no additional cash is exchanged when the contract expires. Premiums paid are reported as a derivative asset and premiums received are reported as a derivative liability. Purchased put and call index option contracts are cash settled upon exercise and the gain or loss on the settlement is reported in net investment income. If the purchased option contract expires without being exercised, the premiums paid are reported as net investment income and the corresponding asset previously recorded is reversed. The change in the fair value of written option contracts is reported in Realized investment gains, net, with an adjustment to a corresponding liability. Written call index option contracts are cash settled upon exercise and the gain or loss on settlement is reported in Realized investment gains, net.

The Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value. The Company’s embedded derivatives are equity options in life and annuity product contracts, which provide equity returns to contractholders, guaranteed minimum accumulation and withdrawal benefits in variable annuity contracts. The Company has reinsurance agreements to transfer all the risk related to guarantee minimum income, accumulation and withdrawal benefits in variable annuity contracts to third party reinsurers. None of these derivatives are designated as accounting hedging instruments and all are gross liabilities reported in policyholder account balances or future policy benefits and other policyholder liabilities.

Investment Income and Realized Gains and Losses

Investment income primarily consists of interest and is recognized on an accrual basis using the effective yield method. Interest income for RMBS and CMBS is determined considering estimated pay-downs, including prepayments, obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received. For RMBS and CMBS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is recalculated on a prospective basis. Accrual of income is suspended for other-than-temporarily impaired fixed maturities when the timing and amount of cash flows expected to be received is not reasonably estimable. It is the Company’s policy to cease to carry accrued interest on commercial mortgage loans that are over 90 days delinquent. The Company held no non-income producing investments as of December 31, 2015 or December 31, 2014.

Realized investment gains and losses net include gains and losses on investment sales and write-downs in value due to other-than-temporary declines in fair value. Realized capital gains and losses on investment sales, including principal payments, are determined on a specific identification basis.

Recognition of Premium Revenues and Fees, and Related Policyholders’ Benefits and Interest Credited

Prior to April 1, 2014 or the periods prior to April 1, 2014 (the “Predecessor Periods”), the Company had reinsurance agreements whereby all premiums, fee income from policyholders and returns credited to policyholders, policyholder benefits and substantially all expenses were ceded to ALIC and other reinsurers. Amounts reflected in the Statements of Operations and Comprehensive Income (Loss) are presented net of reinsurance.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due from policyholders. Surrender values on traditional life and death benefits are reflected in policyholder benefits.

Immediate annuities with life contingencies provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums. As of April 1, 2014, the Company has reinsurance agreements to transfer all the risk related to immediate annuities existing as of or prior to the Acquisition Date.

Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the policyholder, interest credited to the policyholder account balance and contract charges assessed against the policyholder account balance. Premiums from these contracts are reported as policyholder account balances. Fee income from policyholders consist of fees assessed against the policyholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the policy prior to contractually specified dates. These charges are recognized as revenue when assessed against the policyholder account balance. Policyholder benefits include life-contingent benefit payments in excess of the policyholder account balance.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as policyholder account balance deposits. Policy fees for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the policyholder account balance.

Return credited to policyholder funds represents interest accrued or paid on interest-sensitive life and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed life and annuities are generally based on an equity index, such as the Standard & Poor’s (“S&P”) 500 Index.

Policy charges for variable life and variable annuity products consist of fees assessed against the policyholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Policy benefits incurred for variable life and variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits.

The Company incurs costs in connection with renewal insurance business. All acquisition-related costs, including commissions, as well as all indirect costs, are expensed as incurred and reported in Other expenses on the Consolidated Statement of Operations and Comprehensive Income (Loss) for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014.

Reinsurance

Reinsurance accounting is applied for ceded and assumed transactions when the risk transfer provisions of ASC 944-40, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts, have

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

been met. To meet risk transfer requirements, a long-duration reinsurance contract must transfer mortality or morbidity risks, and subject the reinsurer to a reasonable possibility of a significant loss. Those contracts that do not meet risk transfer requirements are accounted for using deposit accounting. For short duration contracts, to meet risk transfer requirements the reinsurer must assume significant insurance risk and have a reasonable possibility of experiencing significant loss.

With respect to ceded reinsurance, the Company values reinsurance recoverables on reported claims at the time the underlying claim is recognized in accordance with contract terms. For future policy benefits, the Company estimates the amount of reinsurance recoverables based on the terms of the reinsurance contracts and historical reinsurance recovery information. The reinsurance recoverables are based on what the Company believes are reasonable estimates and the balance is reported as an asset in the Consolidated Balance Sheets (Successor). However, the ultimate amount of the reinsurance recoverable is not known until all claims are settled. Reinsurance contracts do not relieve the Company from its obligations to policyholders, and failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible.

In the Predecessor periods, or the periods prior to April 1, 2014, the Company had reinsurance agreements whereby all insurance risks represented by premiums, fee income from policyholders, returns credited to policyholder account balances, policyholder benefits and substantially all expenses were ceded to ALIC and other reinsurers. Additionally, investment income earned on the assets that supported policyholder account balances and future policy benefits and other policyholder funds were not included in the Company’s financial statements, as those assets were owned and managed by ALIC and other reinsurers under the terms of the reinsurance agreements.

Value of Business Acquired (“VOBA”)

For interest-sensitive life products, VOBA is amortized over the life of the policies in relation to the emergence of estimated gross profits (“EGP’s”) from margins on mortality, interest, expenses, and surrenders, all of which are net of reinsurance and include actual realized gains and losses on investments. For non-interest sensitive life products, such as term life insurance, VOBA is amortized in relation to premium. VOBA is reviewed periodically for loss recognition to ensure that the unamortized balance is recoverable from future earnings from the business. The carrying amount of VOBA is adjusted for the effects of realized and unrealized gains and losses on debt securities classified as AFS.

Separate Accounts

Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders’ claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders, and therefore are not included in the Company’s Consolidated Statement of Operations and Comprehensive Income (Successor) or Statements of Operations and Comprehensive Income (Predecessor). Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Future Policy Benefits and Other Policyholder Liabilities

Policy liabilities are established for future policy benefits on certain annuity, life, and long term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract claims are recorded in policyholder benefits in the Consolidated Statements of Operations and Comprehensive Income (Loss).

For ASC 944-20 products, benefit reserves are computed using the net level premium method for individual life, annuity and long-term care policies, and are based upon estimates as to future investment yield, mortality and lapse that include provisions for adverse deviation that were prevalent at the time the reserve was initially established. Mortality, morbidity and lapse assumptions for all policies are based on the Company’s own experience and industry standards.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary. Such adjustments are reflected in current operations.

Future policy benefit reserves for fixed indexed annuity policies with returns linked to the performance of a specified market index are equal to the excess of the sum of the fair value of the embedded derivative and the host (or guaranteed) component over the policyholder account balance. The change in the fair value of the embedded derivative is linked to the performance of the equity option. The host value is established as of the date of acquisition and is equal to the account value, plus the value of the unexpired options at the date of acquisition, less the embedded derivative, and accreted over the policy’s life at a constant rate of interest.

The Company holds additional liabilities for its no lapse guarantees (associated with universal life) and guaranteed minimum withdrawal benefits (associated with fixed indexed annuities). These are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Policyholders’ Account Balances

Policyholder account balances represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Policyholder funds primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.

Future policy benefits reserves for the portion of fixed indexed annuities earning a fixed rate of interest, and other deferred annuity products are computed under a retrospective deposit method and represent policyholders’ account balances before applicable surrender charges. The prior year amount of $1.9 billion has been reclassified from Future Policy Benefits and Other Policyholder Liabilities to Policyholders’ Account Balances to conform with the current year presentation.

The Company holds additional liabilities for guaranteed minimum income benefits (“GMIB”) associated with variable annuities, which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The reserves for certain living benefit features, including guaranteed minimum accumulation benefits

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

(“GMAB”) and guaranteed minimum withdrawal benefits (“GMWB”) are accounted for as embedded derivatives, with fair values calculated as the present value of expected future benefit payments to contractholders less the present value of assessed rider fees attributable to the embedded derivative feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. The Company’s GMIB, GMAB and GMWB reserves are ceded to external reinsurers. For additional information regarding the valuation of these optional living benefit features, see Note 10.

Income Taxes — Successor

Income taxes are provided for using the asset and liability method under which deferred tax assets and liabilities are recognized for temporary differences between the financial statement and income tax bases of assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed at each reporting date and a deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized. Tax positions are assessed under a two-step approach, which requires the assessment of recognition and measurement. The Company reports interest expense related to income tax matters and tax penalties in other operating expenses in the Consolidated Statement of Operations and Comprehensive Income (Loss).

Income Taxes — Predecessor

The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains and losses, accrued expenses and reinsurance recoverables. A deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized.

Other Long-Term Debt

Effective April 1, 2014, and with Nebraska Department of Insurance (the “NE DOI” or the “Department of Insurance”) approval, Lancaster Re issued a variable funding Surplus Note (the “Surplus Note”) to its affiliate, Lanis, LLC. for $513 million and acquired from Lanis a Vehicle Note (the “Vehicle Note”) for $513 million. The Vehicle Note is held to support a portion of Lancaster Re’s reinsurance obligations and has been authorized as an acceptable form of reinsurance collateral pursuant to Nebraska Rev. Stat. §44-8216(8)(c)(i) which allows a special purpose financial captive insurer to establish any method of security that the Department deems acceptable. The scheduled maturity date of the Vehicle Note is April 1, 2034, and the scheduled maturity date of the Surplus Note is April 1, 2039, although each may be cancelled earlier or extended under certain conditions. The Surplus Note does not repay principal prior to maturity and principal payment at maturity is subject to the prior approval of the Department of Insurance. With pre-approval, the Surplus Note is increased each quarter with a corresponding increase in the Vehicle Note. With Department pre-approval, interest on the Surplus Note for the prior quarter is paid on the first day of each subsequent quarter at a rate consistent with the rate received on the Vehicle Note of 4%. The Surplus Note and Vehicle Note increased by $57.1 million and $38.6 million in the Successor Periods for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014, respectively. Interest expense of $22.9 million and $15.7 million was recognized in the Successor Periods for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014, respectively. The Surplus Note is unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of Lancaster Re.

Other Assets and Accrued Expenses and Other Liabilities

Other assets consist primarily of premiums due, intangible assets, the Vehicle Note and receivables resulting from sales of securities that had not yet settled at the balance sheet date. Other liabilities consist primarily of accrued expenses, technical overdrafts, derivatives, and payables resulting from purchases of securities that had not yet been settled at the balance sheet date.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

Adoption of New Accounting Pronouncements

In February 2013, the Financial Accounting Standards Board issued guidance requiring expanded disclosures about the amounts reclassified out of accumulated other comprehensive income by component. The guidance requires the presentation of significant amounts reclassified out of accumulated other comprehensive income by income statement line item, but only if the amount reclassified is required under accounting principles generally accepted in the United States of America (“GAAP”) to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, cross-reference to other disclosures that provide additional detail about those amounts is required. The Company adopted the new guidance in 2013. The new guidance affects disclosures only and therefore had no impact on the Company’s results of operations or financial position.

Effective November 18, 2014, the Company adopted new guidance on when, if ever, the cost of acquiring an entity should be used to establish a new accounting basis (“pushdown”) in the acquired entity’s separate financial statements. The guidance provides an acquired entity and its subsidiaries with an irrevocable option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. If a reporting entity elects to apply pushdown accounting, its stand-alone financial statements would reflect the acquirer’s new basis in the acquired entity’s assets and liabilities. The election to apply pushdown accounting should be determined by an acquired entity for each individual change-in-control event in which an acquirer obtains control of the acquired entity; however, an entity that does not elect to apply pushdown accounting in the period of a change-in-control can later elect to retrospectively apply pushdown accounting to the most recent change-in-control transaction as a change in accounting principle. The Company has applied pushdown accounting as a result of the Acquisition in the Successor Period, as disclosed in Note 1.

In January 2014, the FASB issued updated guidance for troubled debt restructurings clarifying when an in substance repossession or foreclosure occurs, and when a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan. The new guidance is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2014. This guidance can be elected for prospective adoption or by using a modified retrospective transition method. The adoption of this new guidance in 2015 did not have a material impact on the Company’s consolidated financial position, results of operations or financial statement disclosures.

In May 2014, the FASB issued a comprehensive new revenue recognition standard effective for fiscal years beginning after December 15, 2016 and interim periods within those years and should be applied retrospectively. In August 2015, the FASB amended the guidance to defer the effective date by one year, effective for the fiscal years beginning after December 15, 2017, including interim periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The new guidance will supersede nearly all existing revenue recognition guidance under GAAP; however, it will not impact the accounting for insurance contracts, leases, financial instruments and guarantees. For those contracts that are impacted by the new guidance, the guidance will require an entity to recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled, in exchange for those goods or services. The Company is currently assessing the impact of the guidance on the Company’s consolidated financial position, results of operations and financial statement disclosures.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

In August 2014, the FASB issued guidance requiring that mortgage loans be derecognized and that a separate other receivable be recognized upon foreclosure if certain conditions are met. Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. The new guidance is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2014, with early adoption permitted. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position, results of operations or financial statement disclosures.

In February 2015, the FASB issued updated guidance regarding consolidation. The pronouncement eliminates specialized guidance for limited partnerships and similar legal entities, and removes the indefinite deferral for certain investment funds. The new guidance is effective for annual periods and interim periods within those annual periods beginning after December 15, 2015, with early adoption permitted. This guidance is not expected to have a significant effect on the Company’s consolidated financial position, results of operations or financial statement disclosures.

In May 2015, the FASB issued new guidance on short-duration insurance contracts. The amendments in this new guidance are effective for annual periods beginning after December 15, 2015, and interim periods within annual periods beginning after December 15, 2016. The new guidance should be applied retrospectively by providing comparative disclosures for each period presented, except for those requirements that apply only to the current period. The new guidance requires insurance entities to provide users of financial statements with more transparent information about initial claim estimates and subsequent adjustments to these estimates, including information on: (i) reconciling from the claim development table to the balance sheet liability; (ii) methodologies and judgments in estimating claims; and (iii) the timing, and frequency of claims. This guidance is not expected to have a significant effect on the Company’s consolidated financial position, results of operations or financial statement disclosures.

In May 2015, the FASB issued new guidance on fair value measurement effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years and which should be applied retrospectively to all periods presented. Earlier application is permitted. The amendments remove the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using NAV per share (or its equivalent) practical expedient. In addition, the amendments remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the NAV per share practical expedient. This guidance is not expected to have a significant effect on the Company’s consolidated financial position, results of operations or financial statement disclosures.

In April 2015, the FASB issued new guidance on accounting for fees paid in a cloud computing arrangement, effective for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption of the new guidance is permitted and an entity can elect to adopt the guidance either: (1) prospectively to all arrangements entered into or materially modified after the effective date; or (2) retrospectively. The new guidance provides that all software licenses included in cloud computing arrangements be accounted for consistent with other licenses of intangible assets. However, if a cloud computing arrangement does not include a software license, the arrangement should be accounted for as a service contract, the accounting for which did not change. This guidance is not expected to have a significant effect on the Company’s consolidated financial position, results of operations or financial statement disclosures.

In January 2016, the FASB issued new guidance on the recognition and measurement of financial instruments. The new guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted for the instrument-specific credit risk provision. The new guidance changes the current accounting guidance related to: (i) the classification and measurement of certain equity investments; (ii) the presentation of changes in the fair value of financial liabilities measured under

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

the fair value option that are due to instrument-specific credit risk; and (iii) certain disclosures associated with the fair value of financial instruments. The Company is currently assessing the impact of the guidance on the Company’s consolidated financial position, results of operations and financial statement disclosures.

3.	Investments

The amortized cost, gross unrealized gains and losses and fair value for fixed maturities as of December 31, 2015 and 2014 were as follows:

December 31, 2015 — Successor ($ in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Fixed maturities
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$163,096	$5,563	$(81)	$168,578
Obligations of U.S. States and Political Subdivisions	712,948	14,827	(7,018)	720,757
Foreign government	72,042	202	(10,601)	61,643
Corporate securities	6,060,561	31,263	(353,149)	5,738,675
ABS	542,503	2,517	(8,229)	536,791
CMBS	513,316	627	(7,244)	506,699
RMBS	209,728	4,600	(1,529)	212,799

Total fixed maturities	$8,274,194	$59,599	$(387,851)	$7,945,942

December 31, 2014 — Successor ($ in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Fixed maturities
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$287,077	$20,933	$(58)	$307,952
Obligations of U.S. States and Political Subdivisions	517,378	26,888	(531)	543,735
Foreign government	250,008	5,637	(437)	255,208
Corporate securities	7,279,391	132,481	(34,127)	7,377,745
ABS	378,906	6,145	(2,408)	382,643
CMBS	331,041	3,507	(1,065)	333,483
RMBS	188,055	2,849	(1,023)	189,881

Total fixed maturities	$9,231,856	$198,440	$(39,649)	$9,390,647

Scheduled Maturities — Successor

The scheduled maturities for fixed maturities are as follows as of December 31, 2015:

($ in thousands)	Amortized Cost	Fair Value
Due in one year or less	$190,261	$189,547
Due after one year through five years	1,461,237	1,459,059
Due after five years through ten years	2,148,851	2,092,046
Due after ten years	3,208,298	2,949,002

Total before asset and mortgage-backed securities	7,008,647	6,689,654
Asset and mortgage-backed securities	1,265,547	1,256,288

Total fixed maturities	$8,274,194	$7,945,942

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers. Asset and mortgage-backed securities are shown separately because of the potential for prepayment of principal prior to contractual maturity dates.

Commercial Mortgage Loans — Successor

The Company diversifies its commercial mortgage loan portfolio by geographical region to reduce concentration risk. The following table presents the Company’s commercial mortgage loan portfolio by geographical region as of December 31, 2015 and December 31, 2014:

($ in thousands)	December 31, 2015	December 31, 2014
Alabama	$1,508	$1,720
Arizona	34,911	35,481
California	336,310	255,563
Colorado	57,207	22,381
Connecticut	25,374	—
Florida	86,698	20,779
Georgia	67,213	27,502
Hawaii	7,134	8,125
Illinois	92,813	53,174
Iowa	1,266	1,490
Kansas	9,200	—
Kentucky	7,696	8,260
Maine	3,905	4,114
Maryland	33,844	35,536
Massachusetts	90,897	92,963
Minnesota	148,346	52,496
Missouri	—	9,324
Nevada	14,262	14,705
New Jersey	68,720	84,007
New York	94,985	72,625
North Carolina	58,078	31,111
Ohio	36,954	38,400
Oklahoma	10,803	10,835
Pennsylvania	41,975	37,688
South Carolina	2,532	3,130
Tennessee	5,278	5,719
Texas	107,279	103,778
Utah	44,366	45,914
Virginia	2,353	18,572
Washington	11,550	13,138
Wisconsin	5,675	6,637
General allowance for loan loss	—	—

Total commercial mortgage loans	$1,509,132	$1,115,167

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Credit Quality of Commercial Mortgage Loans

The credit quality of commercial mortgage loans held-for-investment were as follows at December 31, 2015 and December 31, 2014:

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2015 ($ in thousands)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
	(In thousands)					(In thousands)
Loan-to-value ratios:
Less than 65%	$869,470	$85,869	$19,862	$975,201	64.6%	$1,000,948	65.1%
65% to 75%	508,557	25,374	—	533,931	35.4	535,690	34.9
76% to 80%	—	—	—	—	0.0	—	0.0
Greater than 80%	—	—	—	—	0.0	—	0.0

Total	$1,378,027	$111,243	$19,862	$1,509,132	100.0%	$1,536,638	100.0%

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2014 ($ in thousands)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
	(In thousands)					(In thousands)
Loan-to-value ratios:
Less than 65%	$930,592	$151,700	$29,460	$1,111,752	97.6%	$1,146,030	97.6%
65% to 75%	16,591	10,537	—	27,128	2.4	28,275	2.4
76% to 80%	—	—	—	—	0.0	—	0.0
Greater than 80%	—	—	—	—	0.0	—	0.0

Total	$947,183	$162,237	$29,460	$1,138,880	100.0%	$1,174,305	100.0%

As of December 31, 2015 and December 31, 2014, the Company had no allowance for credit losses for commercial mortgage loans. As of December 31, 2015 and December 31, 2014, $1,509 million and $1,139 million, respectively, of commercial mortgage loans were in current status with no commercial mortgage or other loans classified as past due. The Company defines current in its aging of past due commercial mortgage and other loans as less than 30 days past due.

Impaired loans include those loans for which it is probable that all amounts due will not be collected according to the contractual terms of the loan agreement. As of December 31, 2015 and December 31, 2014, the Company held no impaired commercial mortgage loans.

The Company’s commercial mortgage may occasionally be involved in a troubled debt restructuring. As of December 31, 2015, the Company had no commitments to fund to borrowers that have been involved in a troubled debt restructuring. As of December 31, 2015 and December 31, 2014, the Company had no new troubled debt restructurings related to commercial mortgage and no payment defaults on commercial mortgages.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Other Invested Assets — Successor

The following table sets forth the composition of “Other invested assets” as of December 31, 2015 and December 31, 2014:

Amortized Cost

	Successor	Successor
($ in thousands)	December 31, 2015	December 31, 2014
Low income housing tax credit properties	$677	$896
Derivatives	17,735	26,001

	$18,412	$26,897

Net Investment Income

Net investment income for Successor Periods for the year ended December 31, 2015 and the period from April 1, 2014 through December 31, 2014 and Predecessor Periods for the period from January 1, 2014 through March 31, 2014 and year ended December 31, 2013 were as follows:

	Successor		Predecessor
($ in thousands)	For the Year Ended December 31, 2015	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014	For the Year Ended December 31, 2013
Fixed maturities	$334,931	$231,972	$2,461	$11,545
Commercial mortgage loans	63,028	49,417	—	—
Cash, cash equivalents and short-term investments	511	4,786	16	23
Other investment (loss) income	9,543	7,353	—	—

Gross investment income	408,013	293,528	2,477	11,568
Investment expenses	9,082	4,957	127	633

Net investment income	$398,931	$288,571	$2,350	$10,935

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Realized Investment Gains and Losses

Realized investment gains and losses for Successor Periods for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014 and Predecessor Periods for the period from January 1, 2014 through March 31, 2014 and year ended December 31, 2013 were as follows:

	Successor		Predecessor
($ in thousands)	For the Year Ended December 31, 2015	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014	For the Year Ended December 31, 2013
Realized investment gains, net
Fixed maturities	$120,421	$25,795	$285	$—
Commercial mortgage loans	2,325	2,880	—	—
Derivatives	(9,208)	17,417	—	—

Net realized gains	$113,538	$46,092	$285	$—

There were no other-than-temporary impairment losses recorded in the Successor Periods for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014.

There were no other-than-temporary impairment losses recorded in the Predecessor Period from January 1, 2014 through March 31, 2014. Realized capital gains and losses in the Predecessor year ended December 31, 2013 included $2 thousand of other-than-temporary impairment losses related to RMBS, none of which were included in other comprehensive income. No other-than-temporary impairment losses were included in accumulated other comprehensive income as of December 31, 2015 or as of December 31, 2014.

Proceeds from sales of fixed maturities and gross realized investment gains and losses for Successor Periods for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014 and Predecessor Periods for the period from January 1, 2014 through March 31, 2014 and year ended December 31, 2013 were as follows:

	Successor		Predecessor
($ in thousands)	For the Year Ended December 31, 2015	For the Period from April 1, 2014 through December 31, 2014	For the Period from January 1, 2014 through March 31, 2014	For the Year Ended December 31, 2013
Fixed maturities, available-for-sale
Proceeds from sales	$3,864,356	$1,429,177	$5,277	$9,170
Gross investment gains from sales	147,287	30,403	317	3
Gross investment losses from sales	(26,829)	(4,608)	(32)	(1)

Proceeds from sales excludes taxable exchanges of $72.4 million and $3.0 million for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014, respectively.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Unrealized Investment Gains and Losses — Successor

The following table summarizes the gross unrealized losses and fair value of fixed maturities by the length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2015 and December 31, 2014:

	Less than 12 months		Greater than 12 months
December 31, 2015 ($ in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$18,639	$(77)	$98	$(4)	$18,737	$(81)
Obligations of U.S. States and Political Subdivisions	207,889	(6,983)	4,030	(35)	211,919	(7,018)
Foreign government	41,507	(8,665)	5,965	(1,936)	47,472	(10,601)
All other corporate securities	3,523,371	(293,131)	209,474	(60,018)	3,732,845	(353,149)
ABS	397,884	(7,031)	15,040	(1,198)	412,924	(8,229)
CMBS	437,244	(7,164)	8,419	(80)	445,663	(7,244)
RMBS	65,470	(776)	29,659	(753)	95,129	(1,529)

Total fixed income securities	$4,692,004	$(323,827)	$272,685	$(64,024)	$4,964,689	$(387,851)

	Less than 12 months		Greater than 12 months
December 31, 2014 ($ in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$14,160	$(58)	$—	$—	$14,160	$(58)
Obligations of U.S. States and Political Subdivisions	57,605	(531)	—	—	57,605	(531)
Foreign government	37,543	(437)	—	—	37,543	(437)
All other corporate securities	1,683,186	(34,127)	—	—	1,683,186	(34,127)
ABS	115,568	(2,408)	—	—	115,568	(2,408)
CMBS	135,203	(1,065)	—	—	135,203	(1,065)
RMBS	92,804	(1,023)	—	—	92,804	(1,023)

Total fixed income securities	$2,136,069	$(39,649)	$—	$—	$2,136,069	$(39,649)

Portfolio Monitoring

The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed maturity security whose carrying value may be other-than-temporarily impaired.

For each fixed maturity security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other-than-temporary and is recorded in earnings.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

If the Company has not made the decision to sell the fixed maturity security and it is not more likely than not the Company will be required to sell the fixed maturity security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security’s original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed maturity security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company’s evaluation of other-than-temporary impairment for these fixed maturity securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Net Unrealized Investment Gains and Losses in AOCI

($ in thousands) Predecessor	Net Unrealized Gain (Losses) on Investments	VOBA	Future Policy Benefits and Policyholders’ Account Balances	Deferred Income Tax (Liability) Benefit	Accumulated Other Comprehensive Income (Loss) Related to Net Unrealized Investment Gains (Losses)
Balance, December 31, 2012	$21,236	$—	$—	$(7,433)	$13,803
Net investment gains and losses on investments arising during the period	(15,281)	—	—	5,349	(9,932)
Reclassification adjustment for gains and losses included in net income	1	—	—	—	1

Balance, December 31, 2013	$5,954	$—	$—	$(2,084)	$3,870
Net investment gains and losses on investments arising during the period	2,364	—	—	(828)	1,536
Reclassification adjustment for gains and losses included in net income	285	—	—	(100)	185

Balance, March 31, 2014	$8,033	$—	$—	$(2,812)	$5,221

Successor
Balance, April 1, 2014	$—	$—	$—	$—	$—
Net investment gains and losses on investments arising during the period	159,261	—	—	(55,675)	103,586
Reclassification adjustment for gains and losses included in net income	—	—	—	—	—
Impact of net unrealized investment gains and losses on VOBA	—	(20,287)	—	7,100	(13,187)
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	(7,541)	2,640	(4,901)

Balance, December 31, 2014	$159,261	$(20,287)	$(7,541)	$(45,935)	$85,498
Net investment gains and losses on investments arising during the period	(408,019)	—	—	142,807	(265,212)
Reclassification adjustment for gains and losses included in net income	79,023	—	—	(27,658)	51,365
Impact of net unrealized investment gains and losses on VOBA	—	57,061	—	(19,971)	37,090
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	60,447	(21,157)	39,290

Balance, December 31, 2015	$(327,781)	$36,774	$52,906	$83,402	$(154,699)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

4.	Derivative Financial Instruments

See Note 2 for a description of the Company’s accounting policies for derivatives and Note 5 for information about the fair value hierarchy for derivatives.

The following table provides a summary of the notional and fair value positions of derivative financial instruments as of December 31, 2015 and 2014:

($ in thousands)	Successor
	December 31, 2015			December 31, 2014
		Gross Fair Value			Gross Fair Value
	Notional	Assets	Liabilities	Notional	Assets	Liabilities
Assets
Equity Options	$879,853	$28,588	$(10,961)	$593,610	$68,776	$(43,104)
Futures	15,373	108	—	20,195	329	—
Liabilities
Policyholders account balances
Derivatives embedded in life and annuity contracts
Equity-indexed annuity contracts(2)	$1,494,084	$—	$(64,138)	$1,734,264	$—	$(63,660)
Equity-indexed life contracts	401,511	—	(11,701)	347,610	—	(18,720)
Guaranteed accumulation benefits(1)	95,752	—	(7,499)	120,714	—	(6,367)
Guaranteed withdrawal benefits(1)	13,264	—	(315)	17,102	—	(366)

(1)	As of April 1, 2014, these amounts were ceded in accordance with the Company’s reinsurance agreements
(2)	Notional amount represents account value of equity indexed contracts

The standardized ISDA Master Agreement under which the Company’s derivative transactions are executed include provisions for payment netting. In the normal course of business activities, if there is more than one derivative transaction with a single counterparty, the Company will set-off the cash flows of those derivatives into a single amount to be exchanged in settlement of the resulting net payable or receivable with that counterparty. The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related Credit Support Annex (“CSA”) have been executed. At December 31, 2015 and December 31, 2014, the Company held $0.8 million and $6.4 million in cash and securities collateral delivered by trade counterparties. This cash collateral is reported in Cash on the Consolidated Balance Sheet.

The following table presents the amount and location of gains (losses) recognized in income, net of reinsurance, for derivatives that were not designated or qualifying as hedging instruments for the Successor Period for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014:

	For the Year Ended December 31, 2015		For the Period from April 1, 2014 through December 31, 2014
($ in thousands)	Realized Investment Gains (Losses)	Policyholder Benefits	Realized Investment Gains (Losses)	Policyholder Benefits
Assets
Equity Options	$(7,557)	$—	$15,230	$—
Futures	(1,651)	—	2,187	—
Liabilities
Policyholders’ account balances
Equity-indexed annuity contracts	$—	$(478)	$—	$(5,622)
Equity-indexed life contracts	—	956	—	90

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table presents the amount and location of gains (losses) recognized in income for derivatives that were not designated or qualifying as hedging instruments for the Predecessor Period from January 1, 2014 through March 31, 2014 and for the year ended December 31, 2013:

	For the Period from January 1, 2014 through March 31, 2014		For the Year Ended December 31, 2013
($ in thousands)	Interest Credited(1)	Policyholder Benefits(1)	Interest Credited(1)	Policyholder Benefits(1)
Liabilities
Policyholders’ account balances
Derivatives embedded in life and annuity contracts	$16,427	$946	$36,890	$10,177

(1)	Prior to April 1, 2014, these amounts were ceded in accordance with the Company’s reinsurance agreements.

5.	Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Consolidated Balance Sheets (Successor) at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1	Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2	Assets and liabilities whose values are based on the following:

(a) Quoted prices for similar assets or liabilities in active markets;

(b) Quoted prices for identical or similar assets or liabilities in markets that are not active; or

(c) Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3	Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

Successor

There are no assets or liabilities measured at fair value on a nonrecurring basis as of December 31, 2015 or December 31, 2014. The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2015 and December 31, 2014.

December 31, 2015
Description for Each Class of Asset or Liability ($ in thousands)	Level 1	Level 2	Level 3	Total
Assets at fair value
Fixed maturities
U.S Treasury Securities and Obligations of U.S. Government Authority and Agencies	$10,621	$157,957	$—	$168,578
Obligations of U.S. States and Political Subdivisions	—	720,757	—	720,757
Foreign government	—	61,643	—	61,643
All Other Corporate Securities	—	5,727,155	11,520	5,738,675
ABS	—	522,531	14,260	536,791
CMBS	—	506,699	—	506,699
RMBS	—	212,799	—	212,799
Short term investments	166,358	18,462	—	184,820
Other invested assets
Equity Options	17,627	—	—	17,627
Futures	108	—	—	108
Separate accounts assets	1,395,141	—	—	1,395,141

Total assets at fair value	$1,589,855	$7,928,003	$25,780	$9,543,638

Liabilities at fair value
Policyholders’ account balances
Equity indexed annuity contracts	$—	$—	$(64,138)	$(64,138)
Equity indexed life contracts	—	(11,701)	—	(11,701)
Guaranteed minimum accumulation benefits	—	—	(7,499)	(7,499)
Guaranteed minimum withdrawal benefits	—	—	(315)	(315)
Separate accounts liabilities	(1,395,141)	—	—	(1,395,141)

Total liabilities at fair value	$(1,395,141)	$(11,701)	$(71,952)	$(1,478,794)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

December 31, 2014
Description for Each Class of Asset or Liability ($ in thousands)	Level 1	Level 2	Level 3	Total
Assets at fair value
Fixed maturities
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$12,408	$295,544	$—	$307,952
Obligations of U.S. States and Political Subdivisions	—	543,735	—	543,735
Foreign government	—	255,208	—	255,208
All Other Corporate Securities	—	7,370,409	7,336	7,377,745
ABS	—	377,393	5,250	382,643
CMBS	—	330,790	2,693	333,483
RMBS	—	189,881	—	189,881
Short term investments	191,979	145,677	23,713	361,369
Other invested assets
Equity Options	25,672	—	—	25,672
Futures	329	—	—	329
Separate accounts assets	1,573,865	—	—	1,573,865

Total assets at fair value	$1,804,253	$9,508,637	$38,992	$11,351,882

Liabilities at fair value
Policyholders’ account balances
Equity indexed annuity contracts	$—	$—	$(63,660)	$(63,660)
Equity indexed life contracts	—	(18,720)	—	(18,720)
Guaranteed minimum accumulation benefits	—	—	(6,367)	(6,367)
Guaranteed minimum withdrawal benefits	—	—	(366)	(366)
Separate accounts liabilities	(1,573,865)	—	—	(1,573,865)

Total liabilities at fair value	$(1,573,865)	$(18,720)	$(70,393)	$(1,662,978)

There were no transfers between Level 1 and Level 2 during the period from April 1, 2014 through December 31, 2014. In 2015, U.S. Treasury securities were transferred to Level 1 as those securities are traded in an active market. The prior year presentation has been updated to conform to the current year presentation.

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Fixed Maturities

The fair values of the Company’s public fixed maturity securities are generally based on prices obtained from independent pricing services. Prices for each security are generally sourced from multiple pricing vendors, and a vendor hierarchy is maintained by asset type based on historical pricing experience and vendor expertise. The Company ultimately uses the price from the pricing service highest in the vendor hierarchy based on the respective asset type. The pricing hierarchy is updated for new financial products and recent pricing experience with various vendors. Consistent with the fair value hierarchy described above, securities with validated quotes from pricing services are generally reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs. U.S. Treasury securities are included within Level 1 due to the market activity. Typical inputs used by these pricing services include but are not limited to, reported trades, benchmark

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

yields, issuer spreads, bids, offers, and/or estimated cash flow, prepayment speeds, and default rates. If the pricing information received from third party pricing services is deemed not reflective of market activity or other inputs observable in the market, the Company may challenge the price through a formal process with the pricing service or classify the securities as Level 3. If the pricing service updates the price to be more consistent with the presented market observations, the security remains within Level 2.

Indicative broker quotes are also used to determine fair value in circumstances where vendor pricing is not available, or where the Company ultimately concludes that pricing information received from independent pricing services is not reflective of market activity. If the Company concludes the values from both pricing services and brokers are not reflective of market activity, it may override the information with an internally-developed valuation. Pricing service overrides, internally-developed valuations and indicative broker quotes are generally included in Level 3 in the fair value hierarchy.

The fair value of private fixed maturities, which are comprised of investments in private placement securities are primarily determined using discounted cash flow models. These models primarily use observable inputs that include Treasury or similar base rates plus estimated credit spreads to value each security. The credit spreads are obtained through a survey of private market intermediaries who are active in both primary and secondary transactions, and consider, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Since most private placements are valued using standard market observable inputs and inputs derived from, or corroborated by, market observable data including observed prices and spreads for similar publicly traded or privately traded issues, they have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may incorporate significant unobservable inputs, which reflect the Company’s own assumptions about the inputs that market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the price of a security, a Level 3 classification is made. No private placement securities were classified as Level 3 as of December 31, 2015 or December 31, 2014.

Short-term Investments

Short-term investments include money market instruments, highly liquid debt instruments and certain other investments. Certain money market instruments are valued using unadjusted quoted prices in active markets that are accessible for identical assets and are primarily classified as Level 1. The remaining instruments in this category are generally fair valued based on market observable inputs and these investments have primarily been classified within Level 2. Short-term investments classified within Level 3 primarily consist of commercial mortgage loans. The fair value of the commercial mortgage loans is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate plus an appropriate credit spread for similar quality loans.

Other Invested Assets

The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives.

Separate Account Assets and Liabilities

Separate account assets and liabilities consist principally of investments in mutual fund shares. The fair values are based on quoted market prices in active markets for identical assets and are classified within Level 1 in the fair value hierarchy.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Policyholders’ Account Balances

The liabilities for guarantees primarily associated with the optional living benefit features of certain variable annuity contracts and equity indexed annuity contracts are calculated as the present value of future expected benefit payments to contractholders less the present value of assessed rider fees attributable to the optional living benefit feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. Since there is no observable active market for the transfer of these obligations, the valuations are calculated using internally developed models with option pricing techniques. The models are based on a risk neutral valuation framework and incorporate premiums for risks inherent in valuation techniques, inputs, and the general uncertainty around the timing and amount of future cash flows. The determination of these risk premiums requires the use of management judgment.

The significant inputs to the valuation models for these embedded derivatives include capital market assumptions, such as interest rate levels and volatility assumptions, as well as actuarially determined assumptions, including contractholder behavior, such as lapse rates, benefit utilization rates, withdrawal rates, and mortality rates. Since many of these assumptions are unobservable and are considered to be significant inputs to the liability valuation, the liability included in future policy benefits has been reflected within Level 3 in the fair value hierarchy.

Actuarial assumptions, including contractholder behavior and mortality, are reviewed at least annually, and updated based upon emerging experience, future expectations and other data, including any observable market data. These assumptions are generally updated annually unless a material change that the Company feels is indicative of a long term trend is observed in an interim period.

Level 3 Fair Value Measurements

The following table summarizes quantitative information about the significant unobservable inputs used in Level 3 fair value measurements:

($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Equity indexed annuity contracts	$(64,138)	Option Pricing Technique	Projected Option Cost	1.40% - 2.11%	1.70%

Excluded from the table above at December 31, 2015 and December 31, 2014 are approximately $26 million and $15 million, respectively, Level 3 fair value measurements of investments for which the underlying quantitative inputs are not developed by the Company and are not reasonably available. These investments primarily consist of certain public debt securities with limited trading activity, including asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in the Company’s reporting significantly higher or lower fair value measurements for these Level 3 investments.

The table above also excludes underlying quantitative inputs related to liabilities held for the Company’s guaranteed minimum accumulation benefits and guaranteed withdrawal benefits. These liabilities are not developed by the Company as they are 100% ceded to external reinsurers. The development of these liabilities generally involve actuarially determined models and could result in the Company reporting significantly higher or lower fair value measurements for these Level 3 investments.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014:

($ in thousands)	Balance as of January 1, 2015	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2015
Assets
Fixed income securities
All other corporate securities	$7,336	$(282)	$30	$13,255	$(2,386)	$—	$—	$—	$(6,433)	$11,520
ABS	5,250	134	(2,338)	17,191	—	—	(5,000)	—	(977)	14,260
CMBS	2,693	23,506	314	—	—	—	(20,192)	—	(6,321)	—
Short-term investments	23,713	14	—	—	—	—	—	—	(23,727)	—
Liabilities
Equity indexed annuity contracts	(63,660)	(478)	—	—	—	—	—	—	—	(64,138)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits(1)	(6,733)	(1,081)	—	—	—	—	—	—	—	(7,814)

($ in thousands)	Balance as of April 1, 2014	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2014
Assets
Fixed income securities
All other corporate securities	$396,694	$4,514	$(7,472)	$—	$(289,172)	$—	$(97,228)	$—	$—	$7,336
ABS	436	—	(55)	—	—	4,930	—	—	(61)	5,250
CMBS	3,397	2,179	(314)	—	—	—	—	—	(2,569)	2,693
Short-term investments	24,095	29	—	—	—	—	(411)	—	—	23,713
Liabilities
Equity indexed annuity contracts	(58,038)	(5,622)	—	—	—	—	—	—	—	(63,660)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits(1)	(8,499)	1,766	—	—	—	—	—	—	—	(6,733)

(1)	These amount are 100% ceded in accordance with the Company’s reinsurance agreements.

Transfers into Level 3 are generally the result of unobservable inputs utilized within the valuation methodologies and the use of indicative broker quotes for assets that were previously valued using observable inputs. Transfers out of Level 3 are generally due to the use of observable inputs in valuation methodologies as well as the availability of pricing service information for certain assets that the Company is able to validate.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table presents the carrying amount and fair value by fair value hierarchy level of certain financial instruments that are not reported at fair value. The financial instruments presented below are reported at carrying value on the Company’s Consolidated Balance Sheet; however, in some cases, as described below, the carrying amount equals or approximates fair value as of December 31, 2015 and December 31, 2014:

December 31, 2015 ($ in thousands)
	Level 1	Level 2	Level 3	Total
Assets
Commercial mortgage loans	$—	$—	$1,536,638	$1,536,638
Policy loans	—	—	186,827	186,827
Cash	49,121	—	—	49,121
Vehicle note	—	—	638,270	638,270

Total assets at fair value	$49,121	$—	$2,361,735	$2,410,856

Liabilities at fair value
Policyholders’ account balances — investment contracts	$—	$—	$5,967,973	$5,967,973
Other long-term debt	—	—	638,270	638,270

	$—	$—	$6,606,243	$6,606,243

December 31, 2014 ($ in thousands)
	Level 1	Level 2	Level 3	Total
Assets
Commercial mortgage loans	$—	$—	$1,150,510	$1,150,510
Policy loans	—	—	194,385	194,385
Cash	49,730	—	—	49,730
Vehicle note	—	—	551,600	551,600

Total assets at fair value	$49,730	$—	$1,896,495	$1,946,225

Liabilities at fair value
Policyholders’ account balances — investment contracts	$—	$—	$6,609,253	$6,609,253
Other long-term debt	—	—	551,600	551,600

	$—	$—	$7,160,853	$7,160,853

The fair values presented above have been determined by using available market information and by applying market valuation methodologies, as described in more detail below.

Commercial Mortgage Loans

The fair value of most commercial mortgage loans is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate plus an appropriate credit spread for similar quality loans.

Policy Loans

The fair value of policy loans was determined by discounting expected cash flows at the current loan coupon rate. As a result, the carrying value of the policy loans approximates the fair value.

Cash

The Company believes that due to the short-term nature of certain assets, the carrying value approximates fair value.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Vehicle Note and Other Long-Term Debt

The fair value of the Vehicle note and Other long-term debt is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate.

Policyholders’ Account Balances — Investment Contracts

Only the portion of policyholders’ account balances related to products that are investment contracts (those without significant mortality or morbidity risk) are reflected in the table above. For fixed deferred annuities fair values are derived using discounted projected cash flows based on interest rates that are representative of the Company’s financial strength ratings, and hence reflect the Company’s own nonperformance risk. For those balances that can be withdrawn by the customer at any time without prior notice or penalty, the fair value is the amount estimated to be payable to the customer as of the reporting date, which is generally the carrying value.

Predecessor

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Level 1 Measurements

•	Fixed maturities: Comprise certain U.S. Treasuries. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

•	Short-term: Comprise actively traded money market funds that have daily quoted net asset values for identical assets that the Company can access.

•	Separate account assets: Comprise actively traded mutual funds that have daily quoted net asset values for identical assets that the Company can access. Net asset values for the actively traded mutual funds in which the separate account assets are invested and obtained daily from the fund managers.

Level 2 Measurements

•	Fixed maturities

U.S. government and agencies: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Municipal: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Corporate, including privately placed: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Also included are privately placed securities valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer.

Foreign government: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

RMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads.

CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, collateral performance and credit spreads.

•	Short-term: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. For certain short-term investments, amortized cost is used as the best estimate of fair value.

Level 3 Measurements

•	Policyholder account balances — Successor; contractholder funds Predecessor: Derivatives embedded in certain life and annuity contracts are valued internally using models widely accepted in the financial services industry that determine a single best estimate of fair value for the embedded derivatives within a block of contractholder liabilities. The models primarily use stochastically determined cash flows based on the contractual elements of embedded derivatives, projected option cost and applicable market data, such as interest rate yield curves and equity index volatility assumptions. These are categorized as Level 3 as a result of the significance of nonmarket observable inputs.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the period from January 1, 2014 through March 31, 2014.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2013	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$(267,859)	$18,525	$—	$—	$—

Total recurring Level 3 liabilities	$(267,859)	$18,525	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of March 31, 2014
Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$—	$—	$(3,764)	$2,612	$(250,486)

Total recurring Level 3 liabilities	$—	$—	$(3,764)	$2,612	$(250,486)

(1)	The amount attributable to derivatives embedded in life and annuity contracts was reported as follows: $17.6 million in interest credited to contractholder funds and $946 thousand in contract benefits. These amounts were ceded in accordance with the Company’s reinsurance agreements.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2013.

($ in thousands)		Total gains (losses) included in:
	Balance as of December 31, 2012	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed maturities:
Corporate	$312	$—	$—	$—	$—

Total recurring Level 3 assets	$312	$—	$—	$—	$—

Liabilities
Policyholders’ account balances:
Derivatives embedded in life and annuity contracts	$(314,926)	$43,244	$—	$—	$—

Total recurring Level 3 liabilities	$(314,926)	$43,244	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2013
Assets
Fixed maturities:
Corporate	$—	$—	$—	$(312)	$—

Total recurring Level 3 assets	$—	$—	$—	$(312)	$—

Liabilities
Policyholders’ account balances:
Derivatives embedded in life and annuity contracts	$—	$—	$(6,621)	$10,444	$(267,859)

Total recurring Level 3 liabilities	$—	$—	$(6,621)	$10,444	$(267,859)

(1)	The amount attributable to derivatives embedded in life and annuity contracts was reported as follows: $33.0 million in interest credited to contractholder funds and $10.2 million in contract benefits. These amounts were ceded in accordance with the Company’s reinsurance agreements.

Transfers between level categorizations may occur due to changes in the availability of market observable inputs, which generally are caused by changes in market conditions such as liquidity, trading volume or bid-ask spreads. Transfers between level categorizations may also occur due to changes in the valuation source. For example, in situations where a fair value quote is not provided by the Company’s independent third-party valuation service provider and as a result the price is stale or has been replaced with a broker quote whose inputs have not been corroborated to be market observable, the security is transferred into Level 3. Transfers in and out of level categorizations are reported as having occurred at the beginning of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized and changes in unrealized gains and losses in the quarter of transfer are reflected in the Level 3 rollforward table.

There were no transfers between Level 1 and Level 2 during the period from January 1, 2014 through March 31, 2014 or 2013.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The following table provides the change in unrealized gains and losses included in net income for Level 3 assets and liabilities.

($ in thousands)	Period from January 1, 2014 through March 31, 2014	As of December 31, 2013
Liabilities
Policyholders’ account balances:
Derivatives embedded in life and annuity contracts	$18,525	$43,244

Total recurring Level 3 liabilities	$18,525	$43,244

The amounts in the table above represent the change in unrealized gains and losses included in net income for the period of time that the asset or liability was determined to be in Level 3. The amount attributable to derivatives embedded in life and annuity contracts is reported as follows: $17.6 million in interest credited to contractholder funds and $946 thousand in contract benefits in the period from January 1, 2014 through March 31, 2014, $33.0 million in interest credited to contractholder funds and $10.2 million in contract benefits in 2013. These amounts are ceded in accordance with the Company’s reinsurance agreements.

6.	Reinsurance

Successor

The Company has agreements that provide for reinsurance of certain policy-related risks. Under the agreements, premiums, contract charges, interest credited to policyholder funds, policy benefits and substantially all expenses are reinsured. The Company purchases reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life and long-term care policies under coinsurance agreements to a pool of twelve non-affiliated reinsurers. As of December 31, 2015 and December 31, 2014, approximately 99% of the Company’s non-affiliated reinsurance recoverables are due from companies rated A- or better by S&P. ALIC represents over 65% of the Company’s reinsurance recoverables as of December 31, 2015 and 2014.

On April 1, 2014, the Company entered into an experience rated modified coinsurance and monthly renewal term reinsurance arrangement with an external reinsurer under which risk on certain universal life and fixed annuity products is transferred. No portion of the assets constituting the consideration has been transferred to the reinsurer. This agreement was structured to finance reserves on certain universal life and fixed annuity products, in exchange for a fee based on those reserves. The profit to the reinsurer expected on the modified coinsurance and monthly renewable term portions is returned through an experience refund. The Company has determined that this agreement does not fulfill the requirements of risk transfer under generally accepted accounting principles and is accounted for on a deposit method of accounting. As of December 31, 2015 and 2014, the Company had a deposit receivable and a modified coinsurance payable of $1,250 million and $1,383 million, respectively, related to this agreement.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The effects of reinsurance on premiums earned and fee income from policyholders for the Successor Period for the year ended December 31, 2015 and for the period April 1, 2014 through December 31, 2014 were as follows:

($ in thousands)	For the Year Ended December 31, 2015	For the Period from April 1, 2014 Through December 31, 2014
Direct	$1,463,472	$921,444
Assumed	5,939	5,258
Ceded	(1,106,638)	(702,833)

Premiums and fee income, net of reinsurance	$362,773	$223,869

The effects of reinsurance on return credited to policyholders’ account balances and policyholder benefits for the year ended December 31, 2015 and for the period April 1, 2014 through December 31, 2014 were as follows:

($ in thousands)	For the Year Ended December 31, 2015	For the Period from April 1, 2014 Through December 31, 2014
Direct	$1,603,724	$1,104,420
Assumed	6,743	4,713
Ceded	(957,643)	(635,887)

Return credited to policyholders’ account balances and policyholders’ benefits, net of reinsurance	$652,824	$473,246

Predecessor

Prior to April 1, 2014, the Company had reinsurance agreements under which it reinsured all of its business to ALIC, Lincoln Benefit Re (“LB Re”) or non-affiliated reinsurers. Under the agreements, premiums, contract charges, interest credited to policyholders account balances, contract benefits and substantially all expenses were reinsured. The Company purchased reinsurance to limit aggregate and single losses on large risks. The Company ceded a portion of the mortality risk on certain life policies under coinsurance agreements to a pool of twelve non-affiliated reinsurers.

The effects of reinsurance on premiums and contract charges are as follows:

($ in thousands)	Period from January 1, 2014 through March 31, 2014	2013
Direct	$331,899	$1,331,597
Assumed	1,581	6,830
Ceded:
Affiliate	(244,797)	(962,576)
Non-affiliate	(88,683)	(375,851)

Premiums and fee income, net of reinsurance	$—	$—

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The effects of reinsurance on return credited to policyholders’ account balances, policyholder benefits and other expenses are as follows:

($ in thousands)	Period from January 1, 2014 through March 31, 2014	2013
Direct	$450,041	$1,938,015
Assumed	2,606	8,180
Ceded:
Affiliate	(336,122)	(1,505,010)
Non-affiliate	(116,525)	(441,185)

Return credited to policyholders, contract benefits and expenses, net of reinsurance	$—	$—

7.	Income Taxes

Successor

In connection with the Acquisition as defined in Note 1, ALIC made an election under Treasury Regulation Section 1.1502-36(d) for ALIC to eliminate tax basis in certain assets and tax attributes under the “unified loss rules”. As a result, the tax basis of certain of the Company’s assets was reduced immediately prior to the Acquisition. The reduced tax bases were used to determine the deferred tax impact under the acquisition method of accounting as discussed in Note 1.

The Company is party to a federal income tax allocation agreement (the “Tax Allocation Agreement”) with Lancaster Re. The Company and Lancaster Re will file a separate consolidated federal income tax return for the period April 1, 2014 to December 31, 2014 and will continue to do so in future tax years under Internal Revenue Code Section 1504 (c)(1).

Following the Acquisition, the Company exited The Allstate Corporation’s consolidated federal income tax return and is no longer a party to the tax allocation agreement with its former affiliates. Final tax settlements were agreed to with The Allstate Corporation and no future tax allocations are expected to occur with The Allstate Corporation.

As part of the Acquisition, although the Company remains jointly and severally liable for consolidated tax liabilities, the Company is held harmless by ALIC in accordance with the Acquisition agreement and believes that the possibility of a tax liability for the pre-sale tax years is remote. Additionally, the Company does not believe it has any uncertain tax positions for its federal income tax return that would be material to its financial condition, results of income, or cash flows. Therefore, the Company did not record a liability for unrecognized tax contingencies/benefits at December 31, 2015 and December 31, 2014. As of December 31, 2015, there were no uncertain tax positions for which management believes it is reasonably possible that the total amounts of tax contingencies will significantly increase within 12 months of the reporting date. No amounts have been accrued for interest or penalties.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The components of the deferred income tax assets and liabilities as of December 31, 2015 and December 31, 2014 are as follows:

($ in thousands)	December 31, 2015	December 31, 2014
Deferred tax assets
Policyholder reserves	$2,058,446	$2,057,627
Deferred acquisition costs	41,664	24,850
Deferred financing costs	8,707	10,755
Net operating loss carryforward	—	7,500
Investments	120,893	—
Other assets	688	38

Total deferred tax assets	$2,230,398	$2,100,770

Deferred tax liabilities
Value of business acquired	$(86,696)	$(81,032)
Amounts recoverable from reinsurers	(2,076,251)	(2,010,157)
Investments	—	(45,935)
Intangibles	(1,820)	(1,820)
Other liabilities	(591)	(2,558)

Total deferred tax liabilities	$(2,165,358)	$(2,141,502)

Net deferred tax asset/(liability)	$65,040	$(40,732)

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance if necessary to reduce the deferred tax asset to an amount that is more likely than not expected to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance the Company considers many factors, including: (1) the nature of the deferred tax assets and liabilities; (2) whether they are ordinary or capital; (3) in which tax jurisdictions they were generated and the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time that any tax attribute carryovers can be utilized in the various taxing jurisdictions; (6) any unique tax rules that would impact the utilization of the deferred tax assets; and (7) prudent and feasible tax planning strategies that the Company would employ to avoid a tax benefit from expiring unused. Although realization is not assured, management believes it is more likely than not that the deferred tax assets will be realized. The Company had no valuation allowance as of December 31, 2015 or December 31, 2014. With respect to deferred tax assets associated with investments, the Company has the ability and intent to hold these securities until recovery. Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of deferred tax asset that is realizable.

At December 31, 2015, the Company had no net operating loss carryforwards, no capital loss carryforwards, or tax credit carryforwards.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014 were as follows:

($ in thousands)	For the Year Ended December 31, 2015	For the Period from April 1, 2014 Through December 31, 2014
Expected federal income tax expense	45,062	$15,722
Dividends received deduction	(2,443)	(1,470)
Other	3,475	(18)

Total income tax expense	$46,094	$14,234

Other represents the establishment of additional deferred tax liabilities that existed at the time of Acquisition and identified during the completion of the consolidated federal income tax return for the 2014 tax year.

The dividends received deduction (“DRD”) reduces the amount of dividend income subject to U.S. tax and is the primary component of the non-taxable investment income, and, as such, is a significant component of the difference between the Company’s effective tax rate and the federal statutory tax rate of 35%. The actual current year DRD can vary from the estimate based on factors such as, but not limited to, changes in the amount of dividends received that are eligible for the DRD, changes in the amount of distributions received from mutual fund investments, changes in the account balances of variable life and annuity contracts, and the Company’s taxable income before the DRD.

However, there remains the possibility that the IRS and the U.S. Treasury will address, through subsequent guidance, certain issues related to the calculation of the DRD. For the last several years, the revenue proposals included in the Obama Administration’s budgets included a proposal that would change the method used to determine the amount of the DRD. A change in the DRD, including the possible retroactive or prospective elimination of this deduction through guidance or legislation, could increase actual tax expense and reduce the Company’s consolidated net income.

Predecessor

Prior to April 1, 2014, the Company joined The Allstate Corporation and its other subsidiaries (the “Allstate Group”) in the filing of a consolidated federal income tax return and was party to a federal income tax allocation agreement (the “Allstate Tax Sharing Agreement”). Under the Allstate Tax Sharing Agreement, the Company paid to or received from The Allstate Corporation the amount, if any, by which the Allstate Group’s federal income tax liability was affected by virtue of inclusion of the Company in the consolidated federal income tax return. The Company also had a supplemental tax sharing agreement with respect to reinsurance ceded to ALIC to allocate the tax benefits and costs related to such reinsurance. Effectively, these agreements resulted in the Company’s annual income tax provision being computed, with adjustments, as if the Company filed a separate return, adjusted for the reinsurance ceded to ALIC.

The IRS is currently examining the Allstate Group’s 2013 and 2014 federal income tax returns. The IRS completed the audit of the Allstate Group’s 2011 and 2012 federal income tax returns and issued a final Revenue Agent’s Report on June 10, 2015. The Allstate Group’s tax years prior to 2011 have been examined by the IRS and the statute of limitations has expired on those years. Any adjustments that may result from IRS examinations of the Allstate Group’s tax returns are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The components of income tax expense are as follows:

($ in thousands)	Period from January 1, 2014 through March 31, 2014	2013
Current	$914	$3,902
Deferred	8	(77)

Total income tax expense	$922	$3,825

The Company paid no income taxes in the period from January 1, 2014 through March 31, 2014. The Company paid income taxes of $4.2 million in 2013.

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations is as follows:

	Period from January 1, 2014 through March 31, 2014	2013
Statutory federal income tax rate	35.0%	35.0%
Other	—	—

Effective income tax rate	35.0%	35.0%

8.	Future Policy Benefits and Other Policyholder Liabilities — Successor

Life insurance liabilities include reserves for death benefits and other policy benefits. As of December 31, 2015 and 2014, future policy benefits and other policyholder liabilities consisted of the following:

($ in thousands)	December 31, 2015	December 31, 2014
Traditional life insurance	$1,567,388	$1,492,438
Immediate fixed annuities	584,948	635,858
Accident and health insurance	1,580,809	1,462,110
Equity indexed annuities	38,739	39,174
Other	985,757	899,369

Total	$4,757,641	$4,528,949

Future policy benefits are generally equal to the present value of future benefit payments and related expenses, less the present value of future net premiums. Assumptions as to mortality, morbidity and persistency are based on the Company’s experience, industry data, and/or other factors, when the basis of the reserve is established. Interest rates used in the determination of present values range from 2.5% to 6.0% for setting reserves.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

9.	Policyholder Account Balances — Successor

As of December 31, 2015 and 2014, policyholders’ account balances consisted of the following:

($ in thousands)	December 31, 2015	December 31, 2014
Interest-sensitive life contracts	$5,210,152	$5,085,470
Individual annuities	5,896,019	6,662,985
Other	14,394	15,857

Total policyholders’ account balances	$11,120,565	$11,764,312

Policyholders’ account balances represent an accumulation of account deposits plus credited interest less withdrawals, expenses and mortality charges, if applicable. These policyholders’ account balances also include provisions for benefits under non-life contingent payout annuities. Interest crediting rates range from 0.4% to 6.0% for interest sensitive contracts. Interest crediting rates for individual annuities range from 0.0% to 6.0%.

10.	Certain Nontraditional Long-Duration Contracts — Successor

The Company offered traditional variable annuity contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. The Company also offered variable annuity contracts with general and separate account options where the Company contractually guarantees to the contractholder a return of no less than total deposits made to the contract less any partial withdrawals (“return of net deposits”). In certain of these variable annuity contracts, the Company also contractually guarantees to the contractholder a return of no less than (1) total deposits made to the contract less any partial withdrawals plus a minimum return (“minimum return”), and/or (2) the highest contract value on a specified date adjusted for any withdrawals (“contract value”). These guarantees include benefits that are payable in the event of death, annuitization or at specified dates during the accumulation period and withdrawal and income benefits payable during specified periods. The Company also issued annuity contracts with and without market value adjusted investment options (“MVAs”), which provide for a return of principal plus a fixed rate of return if held to maturity, or, alternatively, a “market adjusted value” if surrendered prior to maturity or if funds are allocated to other investment options. The market value adjustment may result in a gain or loss to the Company, depending on crediting rates or an indexed rate at surrender, as applicable. All of the risks associated with the Company’s variable annuity contracts are reinsured with external reinsurers.

In addition, the Company issues certain variable life, variable universal life and universal life contracts where the Company contractually guarantees to the contractholder a death benefit even when there is insufficient value to cover monthly mortality and expense charges, whereas otherwise the contract would typically lapse (“no lapse guarantee”). Variable life and variable universal life contracts are offered with general and separate account options similar to variable annuities.

The assets supporting the variable portion of both traditional variable annuities and certain variable contracts with guarantees are carried at fair value and reported as “Separate account assets” with an equivalent amount reported as “Separate account liabilities.” Amounts assessed against the contractholders for mortality, administration, and other services are included within revenue in fee income from policyholders and changes in liabilities for minimum guarantees are generally included in policyholder benefits in the Consolidated Statement of Operations and Comprehensive Income (Loss) (Successor) and Statements of Operations and Comprehensive Income (Predecessor).

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

For those guarantees of benefits that are payable in the event of death, the net amount at risk is generally defined as the current guaranteed minimum death benefit in excess of the current account balance at the balance sheet date. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, contract lapses and contractholder mortality.

For guarantees of benefits that are payable at annuitization, the net amount at risk is generally defined as the present value of the minimum guaranteed annuity payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, benefit utilization, timing of annuitization, contract lapses and contractholder mortality.

For guarantees of benefits that are payable at withdrawal, the net amount at risk is generally defined as the present value of the minimum guaranteed withdrawal payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance. For guarantees of accumulation balances, the net amount at risk is generally defined as the guaranteed minimum accumulation balance minus the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including equity market returns, interest rates, market volatility or contractholder behavior used in the original pricing of these products.

The Company’s contracts with guarantees may offer more than one type of guarantee in each contract; therefore, the amounts listed may not be mutually exclusive. The liabilities related to the net amount at risk are reflected within Future policy benefits and other policyholder liabilities or Policyholders’ account balances. As of December 31, 2015 and December 31, 2014, the Company had the following guarantees associated with these contracts, by product and guarantee type:

	December 31, 2015
($ in millions)	In the Event of Death	At Annuitization/ Accumulation	For Cumulative Periodic Withdrawals	Accumulation at Specified Dates
Variable Annuity Contracts
Separate account value	$608.8	$127.4	$12.8	$91.6
Net amount at risk	$66.3	$16.9	$0.1	$7.4
Average attained age of contractholders	61 years	N/A	N/A	N/A
Weighted average waiting period until guarantee date	N/A	None	N/A	5 years
Variable Life, Variable Universal Life and Universal Life Contracts
No Lapse Guarantees
Separate account value	$307.3
General account value	$3,639.6
Net amount at risk	$84,370.9
Average attained age of contractholders	48 years

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

As of December 31, 2014, the Company had the following guarantees associated with these contracts, by product and guarantee type:

	December 31, 2014
($ in millions)	In the Event of Death	At Annuitization/ Accumulation	For Cumulative Periodic Withdrawals	Accumulation at Specified Dates
Variable Annuity Contracts
Separate account value	$742.7	$151.9	$16.6	$118.4
Net amount at risk	$57.2	$15.2	$0.1	$6.2
Average attained age of contractholders	60 years	N/A	N/A	N/A
Weighted average waiting period until guarantee date	N/A	None	N/A	6 years
Variable Life, Variable Universal Life and Universal Life Contracts
No Lapse Guarantees
Separate account value	$325.1
General account value	$3,518.3
Net amount at risk	$89,942.8
Average attained age of contractholders	51 years

Liabilities for Guarantee Benefits

The liabilities for guaranteed minimum death benefits (“GMDB”) and secondary guarantees on interest-sensitive life and fixed annuities are included in Future policy benefits and other policyholder liabilities on the Consolidated Balance Sheet (Successor) and the related changes in the liabilities are included in Policyholder benefits in the Consolidated Statement of Operations and Comprehensive Income (Loss) for the Successor Period for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014. Guaranteed minimum income benefits (“GMIB”), guaranteed minimum withdrawal benefits (“GMWB”) and guaranteed minimum accumulation benefits (“GMAB”) features are accounted for as bifurcated embedded derivatives and are recorded at fair value within Policyholders’ account balances on the Consolidated Balance Sheet (Successor). The table below summarizes the changes in general account liabilities for guarantees on variable contracts.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

	GMDB	GMIB	GMWB/ GMAB	Secondary Guarantees
($ in thousands)	Variable Annuity	Variable Annuity	Variable Annuity	Interest- Sensitive Life and Fixed Annuities	Total
Predecessor
Net balance as of December 31, 2013	$—	$—	$—	$—	$—
Plus reinsurance recoverable	8,444	8,743	9,444	281,771	308,402

Balance as of December 31, 2013	$8,444	$8,743	$9,444	$281,771	$308,402

Less: reinsurance recoverable	8,444	8,743	9,444	281,771	308,402
Net balance as of December 31, 2013	—	—	—	—	—
Incurred guarantee benefits	—	—	—	—	—
Paid guarantee benefits	—	—	—	—	—

Net change	—	—	—	—	—
Net balance as of March 31, 2014	—	—	—	—	—
Plus reinsurance recoverable	8,057	7,122	8,499	293,704	317,382

Balance as of March 31, 2014	$8,057	$7,122	$8,499	$293,704	$317,382

Successor
Balance as of April 1, 2014	$8,057	$7,122	$8,499	$552,163	$575,841
Less: reinsurance recoverable	8,057	7,122	8,499	67,288	90,966

Net balance as of April 1, 2014	—	—	—	484,875	484,875
Incurred guarantee benefits	—	—	—	159,104	159,104
Paid guarantee benefits	—	—	—	(108,252)	(108,252)

Net change	—	—	—	50,852	50,852
Net balance as of December 31, 2014	—	—	—	535,727	535,727
Plus reinsurance recoverable	8,358	8,240	6,733	83,733	107,064

Balance as of December 31, 2014	$8,358	$8,240	$6,733	$619,460	$642,791

Less: reinsurance recoverable	8,358	8,240	6,733	83,733	107,064

Net balance as of December 31, 2014	—	—	—	535,727	535,727
Incurred guarantee benefits	—	—	—	217,626	217,626
Paid guarantee benefits	—	—	—	(118,063)	(118,063)

Net change	—	—	—	99,563	99,563
Net balance as of December 31, 2015	—	—	—	635,290	635,290
Plus reinsurance recoverable	8,844	5,663	7,814	100,317	122,638

Balance as of December 31, 2015	$8,844	$5,663	$7,814	$735,607	$757,928

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

11.	Value of Business Acquired — Successor

The following reflects the changes to the VOBA asset:

($ in thousands)	For the Year Ended December 31, 2015	For the Period from April 1, 2014 Through December 31, 2014
Balance at beginning of period	$231,521	$290,795
Business acquired	—	—
Amortized to expense during the year(1)	(40,880)	(38,987)
Adjustment for unrealized investment losses during the year	57,061	(20,287)

Balance at end of year	$247,702	$231,521

(1)	Amount is included in Operating and Acquisition Expenses on the Consolidated Statements of Operations and Other Comprehensive Income (Loss)

The following table provides estimated percentage of the VOBA balance to be amortized for the years indicated:

VOBA Amortization
2016	14%
2017	12%
2018	10%
2019	8%
2020 and thereafter	56%

12.	Commitments and Contingencies

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

The Company is currently being examined by certain states for compliance with unclaimed property laws. It is possible that this examination may result in additional payments of abandoned funds to states and to changes in the Company’s practices and procedures for the identification of escheatable funds, which could impact benefit payments and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The Company is assessed amounts by the state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. At December 31, 2015, the Company accrued $6.7 million for guaranty fund assessments which is expected to be offset by estimated future premium tax deductions of $11.1 million.

Litigation

The Company is involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. Management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the Company’s financial condition. Given the inherent difficulty of predicting the outcome of the Company’s litigation and regulatory matters, particularly in cases or proceedings in which substantial or indeterminate damages or fines are sought, the Company cannot estimate losses or ranges of losses for cases or proceedings where there is only a reasonable possibility that a loss may be incurred. However, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the consolidated financial position or results of operations.

In the normal course of its business, the Company has entered into agreements that include indemnities in favor of third parties, such as contracts with advisors and consultants, outsourcing agreements, information technology agreements and service agreements. The Company has also agreed to indemnify its directors, officers and employees in accordance with the Company’s by-laws. The Company believes any potential liability under these agreements is neither probable nor estimable. Therefore, the Company has not recorded any associated liability.

Pledged or Restricted Assets

The Company had the following restricted assets:

•	Certain bonds were on deposit with governmental authorities as required by law with market values of $8.4 million and $8.9 million at December 31, 2015 and December 31, 2014, respectively.

•	Derivative cash collateral received was reported as cash equivalents of $0.8 million and $6.4 million at December 31, 2015 and December 31, 2014, respectively.

•	Funds pledged on certain mortgage loans held in the investment portfolio to finance property improvements on underlying real estate totaling $18.4 million at December 31, 2015.

13.	Regulatory Capital and Dividends

The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of Nebraska. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of Nebraska requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of Nebraska Insurance Commissioner. Statutory accounting practices differ from GAAP primarily since they require establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments at amortized cost. Statutory accounting practices do not give recognition to purchase accounting adjustments.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Statutory net income was $74 million and $226 million for the years ended December 31, 2015 and December 31, 2014, respectively. Statutory capital and surplus was $555 million and $719 million as of December 31, 2015 and December 31, 2014, respectively.

Dividend	Limitations

The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the Department of Insurance is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as, the timing and amount of dividends paid in the preceding twelve months. In connection with the Acquisition, prior approval of the Nebraska Director of Insurance is required for the Company for any dividend or distribution for five years subsequent to the Acquisition. The Company paid dividends of $187.0 million and $33.2 million during the year ended December 31, 2015 and the period from April 1, 2014 through December 31, 2014, respectively.

Other

Without the prior approval of the Nebraska Director of Insurance, the Company may not:

1.	Acquire or enter into an agreement or understanding to acquire control of any insurer, assumptively acquire policies, or bulk reinsure business during the period of three years after the Acquisition.

2.	Provide or propose to provide directly or indirectly any loans, advances, guarantees, pledges, or other financial assistance (excluding policy loans or investment portfolio transactions) during the period of three years after the Acquisition.

3.	Engage in any material transaction during the period of three years after the Acquisition. “Material transaction” shall mean any transfer or encumbrance of assets that, together with all other transfers or encumbrances made within the preceding twelve months, exceeds in value the greater of five percent of Lincoln Benefit’s surplus as of the December 31st of the last preceding, or the net gain from operations of Lincoln Benefit for the twelve-month period ending the December 31st of the last preceding. For the purposes of this clause, “Material Transaction” shall exclude: (i) investment portfolio transactions; (ii) settlement of balances due to policyholders, agents or third party reinsurers under existing reinsurance agreements or; (iii) settlement of ordinary course payables including but not limited to taxes, third party administrators, suppliers or other ordinary course creditors, and intercompany payables arising under any approved intercompany services agreement

Under state insurance laws, insurance companies are required to maintain paid up capital of not less than the minimum capital requirement applicable to the types of insurance they are authorized to write. Insurance companies are also subject to risk-based capital (“RBC”) requirements adopted by state insurance regulators. A company’s “authorized control level RBC” is calculated using various factors applied to certain financial balances and activity. Companies that do not maintain statutory capital and surplus at a level in excess of the company action level RBC, which is two times authorized control level RBC, are required to take specified actions. Company action level RBC is significantly in excess of the minimum capital requirements.

14.	Leases

In December 2014, the Company entered into a lease agreement, effective February 2015, to lease office space under a non-cancellable operating lease agreement that expires in January 31, 2026. For the year ended December 31, 2015, the Company made payments of $0.1 million pursuant to this operating lease. For the period from April 1, 2014 through December 31, 2014, the Company made no payments pursuant to this operating lease.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

The minimum aggregate rental commitments as of December 31, 2015 were as follows:

($ in thousands)
2015	$194
2016	207
2017	212
2018	217
2019	222
All future years	1,489

Aggregate total	$2,541

15.	Related Parties

Successor

On April 1, 2014, the Company entered into a management services agreement with Resolution. Under this agreement, Resolution and Lincoln Benefit provide services to each other including but not limited to compliance, legal, risk management, accounting and reporting, treasury, tax and other management related services. Services are provided at cost. Resolution provided $13.9 million and $21.1 million in services to Lincoln Benefit for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014, respectively.

Effective April 1, 2014, the Company entered into a Fee Letter (the “Fee Letter”) with Lanis LLC (“Lanis”) pursuant to which the Company will pay Lanis the risk spread due on the Vehicle Note issued by Lanis to Lancaster Re. The total expense related to this risk spread for the year ended December 31, 2015 and the period from April 1, 2014 through December 31, 2014 was approximately $6.7 million and $4.3 million, respectively.

The Company reported the following receivables/ (payables) to affiliates as of December 31, 2015 and December 31, 2014 ($ in thousands):

	December 31, 2015	December 31, 2014
Resolution	$(2,623)	$(4,509)
Lanis	$(1,742)	$(1,564)

Intercompany receivable and payable balances are evaluated on an individual company basis. Intercompany balances are generally settled quarterly.

The Company’s stock is pledged as collateral on Resolution’s term loan agreement with a syndicate of lenders (“Term Loan”). The maturity date of the loan is June 15, 2018. The Term Loan was funded on April 1, 2014.

On April 1, 2014, the Company and RLI entered into a Letter Agreement whereby from and after the fifth anniversary of the date of the agreement, if the Company makes any payment pursuant to the Fee Letter, within ten Business Days of such payment by the Company, RLI shall reimburse the Company in cash in an amount equal to such payment by the Company.

Predecessor

All intercompany balances were settled prior to the Acquisition.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Notes to Consolidated Financial Statements

Business operations

Prior to April 1, 2014, the Company used services performed by its affiliates, Allstate Insurance Company (“AIC”), ALIC and Allstate Investments LLC, and business facilities owned or leased and operated by AIC in conducting its business activities. In addition, the Company shared the services of employees with AIC. The Company reimbursed its affiliates for the operating expenses incurred on behalf of the Company. The Company was charged for the cost of these operating expenses based on the level of services provided. Operating expenses allocated to the Company were $50.1 million and $249.7 million in the period from January 1, 2014 through March 31, 2014, for the years ended December 31, 2013, respectively. Of these costs, the Company retained investment related expenses on the invested assets that were not transferred under the reinsurance agreements. All other costs were ceded to ALIC under the reinsurance agreements.

Broker-Dealer agreements

Prior to April 1, 2014, the Company had a service agreement with Allstate Distributors, L.L.C. (“ADLLC”), a broker-dealer company owned by ALIC, whereby ADLLC promoted and marketed products sold by the Company. In return for these services, the Company recorded expense of $12 thousand and $71 thousand in the period from January 1, 2014 through March 31, 2014 and for the year ended December 31, 2013, respectively, that was ceded to ALIC under the terms of the reinsurance agreements.

Prior to April 1, 2014, the Company received distribution services from Allstate Financial Services, LLC, an affiliated broker-dealer company, for certain annuity and variable life insurance contracts sold by Allstate exclusive agencies. For these services, the Company incurred commission and other distribution expenses of $2.2 million and $7.7 million in the period from January 1, 2014 through March 31, 2014 and for the year ended December 31, 2013, respectively, that were ceded to ALIC under the terms of the reinsurance agreements.

Reinsurance

The following table summarizes amounts that were ceded to ALIC under reinsurance agreements and reported net in the Statements of Operations and Comprehensive Income:

($ in thousands)	Period from January 1, 2014 through March 31, 2014	2013
Premiums and contract charges	$244,797	$962,576
Interest credited to contractholder funds, contract benefits and expenses	336,122	1,505,010

In September 2012, the Company entered into a coinsurance reinsurance agreement with LB Re to cede certain interest-sensitive life insurance policies to LB Re.

Income taxes

Prior to April 1, 2014, the Company was a party to a federal income tax allocation agreement with The Allstate Corporation (see Note 7).

Intercompany loan agreement

Prior to April 1, 2014, the Company had an intercompany loan agreement with The Allstate Corporation.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Schedule I Summary of Investments Other Than Investments in Related Parties

December 31, 2015

($ in thousands)	Amortized Cost	Fair Value		Amount at which shown in the Consolidated Balance Sheet
Type of Investment
Fixed maturities:
Bonds:
United States government, government agencies and authorities	$163,096		$168,578	$168,578
States, municipalities and political subdivisions	712,948		720,757	720,757
Foreign governments	72,042		61,643	61,643
All other corporate bonds	6,060,561		5,738,675	5,738,675
Residential mortgage-backed securities	209,728		212,799	212,799
Commercial mortgage-backed securities	513,316		506,699	506,699
Asset-backed securities	542,503		536,791	536,791

Total fixed maturities	$8,274,194		$7,945,942	$7,945,942
Other securities:
Mortgage loans	$1,509,132	$		$1,509,132
Derivatives	26,128		17,735	17,735
Other long-term assets	677			677
Policy loans	186,827			186,827
Short-term investments	184,820			184,820

Total other securities	$1,907,584		$17,735	$1,899,191

Total investments	$10,181,778		$7,963,677	$9,845,133

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of Resolution Life, Inc.)

Schedule IV — Reinsurance

($ in thousands)	Gross Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
Successor
Year Ended December 31, 2015
Life insurance in force	$390,226,197	$384,704,438	$4,601,282	$10,123,041	45.5%

Premiums and contract charges:
Life and annuities	$1,405,005	$(1,056,276)	$5,939	$354,668	1.7%
Accident and health insurance	58,467	(50,362)	—	8,105	0.0%

	$1,463,472	$(1,106,638)	$5,939	$362,773	1.6%

Period from April 1, 2014 through December 31, 2014
Life insurance in force	$395,385,878	$388,790,881	$5,106,566	$11,701,563	43.6%

Premiums and contract charges:
Life and annuities	$869,472	$(669,382)	$5,258	$205,348	2.6%
Accident and health insurance	51,972	(33,451)	—	18,521	0.0%

	$921,444	$(702,833)	$5,258	$223,869	2.4%

Predecessor
Period from January 1, 2014 through March 31, 2014
Premiums and contract charges:
Life and annuities	$313,410	$(314,991)	$1,581	$—	0.0%
Accident and health insurance	18,489	(18,489)	—	—	0.0%

	$331,899	$(333,480)	$1,581	$—	0.0%

Year ended December 31, 2013
Life insurance in force	$389,941,404	$395,421,202	$5,479,798	$—	0.0%

Premiums and contract charges:
Life and annuities	$1,250,623	$(1,257,453)	$6,830	$—	0.0%
Accident and health insurance	80,974	(80,974)	—	—	0.0%

	$1,331,597	$(1,338,427)	$6,830	$—	0.0%

No reinsurance or coinsurance income was netted against premiums ceded in the year ended December 31, 2015, the period from April 1, 2014 through December 31, 2014, the period from January 1, 2014 to March 31, 2014, or the year ended December 31, 2013.

Item 11(f).	Selected Financial Data

	5-YEAR SUMMARY OF SELECTED FINANCIAL DATA
	Successor Period		Predecessor Period
($ in millions)	2015	For the period from April 1, 2014 through December 31, 2014	For the period from January 1, 2014 through March 31, 2014	2013	2012	2011
Operating results
Net investment income	$398.9	$288.6	$2.4	$10.9	$11.6	$11.8
Realized capital gains and (losses)	113.5	46.1	0.3	—	0.6	2.1
Total Revenues	875.2	614.2	2.6	10.9	12.2	13.9
Net income	82.7	30.7	1.7	7.1	7.9	9.1
Financial position
Investments	$9,845.1	$11,088.5	$—	$346.8	$354.8	$346.6
Total assets	19,562.7	20,710.5	—	18,844.8	19,782.0	20,863.6
Future policy benefits, other policyholder liabilities and policyholders’ account balances	15,878.2	16,293.2	—	16,681.5	17,680.5	18,689.1
Shareholder’s equity	334.5	679.0	—	343.7	346.5	338.3

Item 11(h).	Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit. It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

The most important factors we monitor to evaluate the financial condition and performance of our Company include:

•	For operations: premiums, benefits paid, contract charges, amounts ceded to reinsurers and return on investments including exposure to market risk, credit quality/experience, net investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset/liability duration (“asset duration”).

•	For financial condition: risk based capital ratio and capital position.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the application of accounting policies that often involve a significant degree of judgment. Management, on an ongoing basis, reviews estimates and assumptions used in the preparation of financial statements. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the Company’s results of operations and financial position as reported in the Consolidated Financial Statements could change significantly.

Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:

•	Future policy benefits and other policyholder liabilities

•	Value of business acquired (“VOBA”)

•	Investments — Impairments and Fair Value Measurements

•	Income Taxes

•	Reserves for Contingencies

Future Policy Benefits and Other Policyholder Liabilities

Policy liabilities are established for future policy benefits on certain annuity, life, and long term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract claims are recorded in policyholder benefits, in the Consolidated Statements of Operations and Comprehensive Income (Loss).

For ASC 944-20 products, benefit reserves are computed using the net level premium method for individual life, annuity and long-term care policies, and are based upon estimates as to future investment yield, mortality and lapse that include provisions for adverse deviation that were prevalent at the time the reserve was initially established. Mortality, morbidity and lapse assumptions for all policies are based on the Company’s own experience and industry standards.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary; such adjustments are reflected in current operations.

Future policy benefit reserves for fixed indexed annuity policies with returns linked to the performance of a specified market index are equal to the excess of the sum of the fair value of the embedded derivative and the host (or guaranteed) component over the policyholder account balance. The change in the fair value of the embedded derivative is linked primarily to the performance of the equity option. The host value is established as of the date of acquisition and is equal to the total account value, plus the value of the unexpired options at the date of acquisition, less the embedded derivative, and accreted over the policy’s life at a constant rate of interest.

Future policy benefits reserves for the portion of fixed indexed annuities earning a fixed rate of interest and other deferred annuity products are computed under a retrospective deposit method and represent policyholders’ account balances before applicable surrender charges.

The Company holds additional liabilities for its no lapse guarantees (associated with universal life policies) and guaranteed minimum withdrawal benefits (“GMWB”) associated with fixed annuities, which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The Company’s reserves related to guaranteed minimum income benefits, guaranteed minimum accumulation benefits, and guaranteed minimum withdrawal benefits associated with variable annuities are ceded to third party reinsurers.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Sensitivity for Future Policy Benefit Reserves

The Company’s liability for future policy benefits also includes reserves based on the present value of estimated future payments to or on behalf of contractholders, where the timing and amount of payment depends on policyholder mortality. Expected mortality is generally based on the Company’s experience, industry data, and/or other factors. Interest rate assumptions are based on factors such as market conditions and expected investment returns. After the initial establishment of reserves, premium deficiency and loss recognition tests are performed using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for the aggregate product group are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any VOBA asset), VOBA would first be written off and thereafter, if required, a premium deficiency reserve would be established by a charge to earnings.

Value of Business Acquired

In conjunction with the acquisition of a block of insurance policies or investment contracts, a portion of the purchase price is allocated to the right to receive future gross profits from the acquired insurance policies or investment contracts. This intangible asset, called value of business acquired, represents the estimated present value of future profits from the acquired policies. The estimated present value of future cash flows is based on certain assumptions, including mortality, persistency, expenses, and interest rates that the Company expects to experience in future years. For interest sensitive products, VOBA is amortized over the life of the policies in relation to the emergence of estimated gross profits from margins on mortality, interest, expenses, and surrenders, all of which are net of reinsurance and include actual realized gains and losses on investments. For non-interest sensitive products, such as term life insurance, VOBA is amortized in relation to premium. VOBA is reviewed periodically for loss recognition to ensure that the unamortized balance is recoverable from future earnings from the business. For certain contracts, this evaluation is performed as part of our premium deficiency testing. The carrying amount of VOBA is adjusted for the effects of realized and unrealized gains and losses on debt securities classified as available-for-sale.

Annual assumptions review and quarterly adjustments

Annually, we perform a comprehensive review of the assumptions used in estimating gross profits for future periods. We perform our annual review of assumptions during the third quarter.

Updates to assumptions may cause significant variability in amortization expense in the future. The impact on our results of operations of changes in lapse experience, mortality and revisions to expected future rates of return on investments can be offsetting and therefore we are unable to predict their movement or offsetting impact over time.

The quarterly adjustments for current period experience reflect the impact of differences between actual gross profits for a given period and the previously estimated expected gross profits for that period. To the extent each period’s actual experience differs from the previous estimate for that period, the assumed level of total gross profits may change. In these cases, we recognize a cumulative adjustment to all previous periods’ amortization, also referred to as an experience true-up adjustment.

VOBA Sensitivities

For our equity-indexed annuity, variable and universal life policies, a significant portion of our gross profits is derived from interest and mortality margins. As a result, our estimates of future gross profits are significantly influenced by our interest and mortality assumptions. Our mortality assumptions are used to estimate future death claims over the life of these policies and may be developed based on Company experience, industry experience and other factors. Unless a material change in mortality experience that we feel is indicative of a long term trend is observed in an interim period, we generally update our mortality assumptions annually. Updates to our mortality assumptions in future periods could have a significant adverse or favorable effect on our results of operations.

The following table provides a demonstration of the sensitivity of the VOBA balance relative to our future interest and mortality assumptions by quantifying the adjustments that would be required, assuming both an increase and decrease in our future interest and mortality margin by 10%. The information below is for illustrative purposes only and reflects only the direct effect of changes in our interest and mortality margin on the VOBA balance with no changes in any other assumptions such as persistency or expenses included in our evaluation of VOBA.

($ in millions)	December 31, 2015	December 31, 2014
Decrease in future interest and mortality margin by 10%	$(4.3)	$(2.4)
Increase in future interest and mortality margin by 10%	$3.8	$2.1

In addition to the impacts of interest and mortality experience relative to our assumptions, other factors may also drive variability in amortization expense, particularly when our annual assumption updates are performed. As noted above, however, the impact on our results of operations of changes in these assumptions can be offsetting and we are unable to predict their movement or offsetting impact over time.

Valuation of Investments, Including Derivatives, and the Recognition of Other-than-Temporary Impairments

Our investment portfolio consists of public and private fixed maturity securities, commercial mortgage and other loans, other invested assets and derivative financial instruments. Derivatives are financial instruments whose values are derived from interest rates, financial indices or the values of securities. The derivative financial instruments we generally use are futures and options. Management believes the following accounting policies related to investments, including derivatives, are most dependent on the application of estimates and assumptions. Each of these policies is discussed further within other relevant disclosures related to the investments and derivatives, as referenced below:

•	Valuation of investments, including derivatives;

•	Recognition of other-than-temporary impairments; and

•	Determination of the valuation allowance for losses on commercial mortgage and other loans.

We present at fair value in the statements of financial position our investments classified as available-for-sale, including fixed maturities, derivatives, and embedded derivatives. For additional information regarding the key estimates and assumptions surrounding the determination of fair value of fixed maturity and equity securities, as well as derivative instruments, embedded derivatives and other investments, see Notes 2 and 5 to the Consolidated Financial Statements.

For our investments classified as available-for-sale, the impact of changes in fair value is recorded as an unrealized gain or loss in Accumulated other comprehensive income (loss), net (“AOCI”), a separate component of equity. For a discussion of our policies regarding other-than-temporary declines in investment value and the related methodology for recording other-than-temporary impairments of fixed maturity and equity securities, see Note 2 to the Consolidated Financial Statements.

Commercial mortgage loans (“CMLs”) acquired at fair value as a result of the Acquisition are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the U.S. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for loan losses (“ALL”) representing potential credit losses embedded in the CML portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Income Taxes

Income taxes represent the net amount of income taxes that the Company expects to pay to or receive from various taxing jurisdictions in connection with its operations. The Company provides for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carryforward periods under the tax law in the applicable jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. The Company’s accounting for income taxes represents management’s best estimate of the tax consequences of various events and transactions.

Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities, and in evaluating the Company’s tax positions including evaluating uncertainties under the guidance for Accounting for Uncertainty in Income taxes. Under the guidance, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. The Company’s liability for income taxes includes the liability for unrecognized tax benefits and interest that relate to tax years still subject to review by the Internal Revenue Service (“IRS”) or other taxing authorities. We do not anticipate any significant changes within the next 12 months to our total unrecognized tax benefits related to tax years for which the statute of limitations has not expired.

Reserves for Contingencies

A contingency is an existing condition that involves a degree of uncertainty that will ultimately be resolved upon the occurrence of future events. Under GAAP, reserves for contingencies are required to be established when the future event is probable and its impact can be reasonably estimated, such as in connection with an unresolved legal matter. The initial reserve reflects management’s best estimate of the probable cost of ultimate resolution of the matter and is revised accordingly as facts and circumstances change and, ultimately, when the matter is brought to closure.

OPERATIONS

Overview and strategy. Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies. Effective January 1, 2014, we no longer offer fixed annuities such as deferred and immediate annuities, however we continue to receive deposits on existing policies.

On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by Resolution Life, Inc. Immediately prior to that closing, Lincoln Benefit signed a Partial Commutation Agreement with ALIC (the “Partial Commutation”), whereby we commuted certain business previously reinsured to ALIC, including: (a) all of the fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by the Company that was previously reinsured to ALIC; (b) all of the life insurance business written by the Company through independent producers that was previously reinsured to ALIC, other than certain specified life business; and (c) all of the net liability of the Company with respect to the accident and health and long-term care insurance business written by the Company that was previously reinsured to ALIC.

Immediately after the announcement of the execution of the Purchase Agreement in July 2013, we ceased soliciting and selling new policies through our independent agent channel. We continued to sell new policies provided through the Allstate exclusive agency channel for a transitional period following the execution of the Purchase Agreement until they are transitioned to a new Allstate company.

In connection with the Acquisition, Resolution Life, Inc. and ALIC entered into a Transition Services Agreement (the “TSA”), pursuant to which ALIC continues to provide certain services for the Recaptured Business. In 2015, the administration of our deferred annuity and life business was outsourced to unaffiliated third-party service providers, se2, LLC and Alliance–One Services, Inc. ALIC continues to administer the ALIC Reinsured Business pursuant to the ASA.

At the closing, Lincoln Benefit entered into two transactions with Hannover Re. The first transaction provided financing for a portion of our statutory reserves associated with our universal life business with no- lapse guarantees and our level premium term life business (the “AXXX/XXX Financing”). The second transaction involved a reinsurance agreement with Hannover Re, structured on a combined modified coinsurance and monthly renewable term reinsurance basis.

Our parent company, Resolution Life, Inc., is focused on the management of in-force policies of life insurance companies. Pursuant to this strategy, Resolution Life, Inc. intends to acquire additional life insurance companies or runoff blocks of business from unrelated insurers. Resolution Life, Inc. may seek to combine portions of its acquired businesses in order to recognize efficiencies.

Presentation of Financial Information

The financial statements are presented for Successor and Predecessor Periods, which relate to the accounting periods after and before April 1, 2014, respectively, the date of the closing of the Acquisition. For periods after April 1, 2014, the accompanying financial statements comprise the consolidated financial statements of the Company, which include the accounts of the Company and its subsidiary. Due to the Acquisition and the application of push-down accounting, different bases of accounting have been used to prepare the Predecessor and Successor financial statements. A black line separates the Predecessor and Successor financial statements to highlight the lack of comparability between these two periods.

Diminished Comparability of Pre- and Post-Acquisition Financial Information

As a result of the Acquisition and Partial Commutation effective April 1, 2014, comparison of the results of operations for the pre- and post-acquisition periods is not meaningful. For purposes of the Management Discussion and Analysis, the Company has provided comparative analysis of the Balance Sheet as of December 31, 2015 compared to December 31, 2014. For the Results of Operations, the Company has provided summary level information for the Successor and Predecessor Periods, but has only provided more detailed analysis of the components of operations for the Successor Period.

Financial Position

The following table outlines amounts reported in the Company’s Balance Sheet as of December 31, 2015 as compared to December 31, 2014:

($ in millions)	December 31, 2015	December 31, 2014
Assets
Cash and invested assets	$9,894.2	$11,138.2
Reinsurance recoverables	5,984.5	5,695.0
Valuation of business acquired (VOBA)	247.7	231.5
Deposit receivable	1,250.3	1,383.4
Other assets	790.9	688.5
Separate account assets	1,395.1	1,573.9

Total Assets	$19,562.7	$20,710.5

Liabilities
Future policy benefits	$4,757.7	$4,500.3
Policyholders’ account balances	11,120.6	11,764.3
ModCo payable	1,250.3	1,383.4
Long-term debt	608.7	551.6
Other liabilities	95.8	258.0
Separate account liabilities	1,395.1	1,573.9

Total Liabilities	$19,228.2	$20,031.5

Shareholder’s Equity
Common stock	$2.5	$2.5
Additional paid-in capital	593.6	593.6
Accumulated other comprehensive income	(154.7)	85.4
Retained earnings	(106.9)	(2.5)

Total Shareholder’s Equity	$334.5	$679.0

Total Liabilities and Shareholder’s Equity	$19,562.7	$20,710.5

December 31, 2015 vs. December 31, 2014

Assets

Total assets decreased by $1.1 billion, from $20.7 billion at December 31, 2015 to $19.6 billion at December 31, 2015. Assets decline as the closed block of policies surrender, primarily our annuities and universal life blocks. Significant variances are as follows:

Cash and invested assets decreased by $1.2 billion, from $11.1 billion at December 31, 2014 to $9.9 billion at December 31, 2015. The asset portfolio declines as policy liabilities expire or surrender. The significant components of this balance and related decrease is described below.

The Company’s fixed maturities bond portfolio decreased by $1.5 billion from $9.4 billion at December 31, 2014 to and $7.9 billion at December 31, 2015. The decline is comprised of policy liability runoff and reinvestment into mortgage loans. The fixed maturities bond portfolio is comprised of approximately 75% of publicly traded securities and approximately 25% in privately placed issuances.

Mortgage loans increased by $0.4 billion from $1.1 billion at December 31, 2014 to $1.5 billion at December 31, 2015. The increase is related to reinvestment of maturing mortgage loans and fixed maturities to new mortgage loan originations to improve both yield and asset and liability matching.

Policy loans decreased by $7.6 million from $194.4 million at December 31, 2014 to $186.8 million at December 31, 2015. These balances are expected to continue to decline over time in conjunction with the runoff of the retained policies.

Derivatives decreased by $8.3 million from $26.0 million at December 31, 2014 to $17.7 million at December 31, 2015. These balances are comprised primarily of options and futures that are used to economically hedge the market risk inherent in the Company’s equity-indexed products. These assets are carried at fair value with changes in fair value recognized as realized investment gains for GAAP reporting purposes. The decline in these balances is primarily related to the equity market movement in 2015 and the expected runoff of our equity-indexed policies.

Cash and short-term investments decreased by $177.2 million from $411.1 million at December 31, 2014 to $233.9 million at December 31, 2015. The amount invested in cash and short-term investments fluctuates based on liquidity needs and the timing of investment decisions. Overall, short-term investments and cash range from 1% to 3% of overall invested assets.

Reinsurance recoverables arise under GAAP because reinsurance contracts do not relieve the ceding company of legal liability to contractholders, and therefore the ceding company is required to report reinsurance recoverables arising from these contracts separately as an asset while the policyholder liabilities ceded under these contracts are reported as future policyholder benefits or policyholder account balances.

Reinsurance recoverables increased by $289.5 million from $5.7 billion at December 31, 2014 to $6.0 billion as of December 31, 2015. This increase is primarily related to growth in long-term care reserves and the increase in business written by and ceded to ALIC. In 2015, ALIC continued to write new business in Lincoln Benefit, however this business is 100% ceded to ALIC under the existing coinsurance agreement.

Additionally, the Company maintains reinsurance to limit aggregate and single losses on large risks. The Company ceded a portion of the mortality risk on certain life policies under coinsurance agreements to a pool of twelve non-affiliated reinsurers.

Valuation of Business Acquired (“VOBA”) arises because at the Acquisition date, the assets acquired and liabilities assumed generally are required to be measured at fair value. Fair value for financial reporting purposes is defined in ASC 820 (“Fair Value Measurements and Disclosures”). ASC 820 emphasizes that fair value is a market participant-based exit price measurement, and not an entity-specific measurement.

Once it has been determined that an asset exists, the VOBA as of the Acquisition date is a part of the business combination, and this asset is measured at fair value in accordance with ASC 820 (i.e., the price that would be received to sell the asset in an ordinary transaction between market participants).

The actuarial appraisal method was used to determine the VOBA by lines of business and resulted in a total VOBA of $290.8 million at the acquisition date. This was determined by projecting the present value of after tax statutory profits, discounted at a risk discount rate (“RDR”) of 12% and adjusted by projected cost of capital. This was compared to a fair deal RDR between 10% and 16% and determined to create a collar of reasonable values around this central value. This statutory value is then converted to VOBA by adjusting for GAAP to statutory accounting differences.

VOBA increased by $16.2 million from $231.5 million at December 31, 2014 to $247.7 at December 31, 2015. The increase is primarily attributable to the increase in the shadow adjustment resulting from the Company’s increase in gross unrealized losses in 2015. VOBA balances before the impact of unrealized losses and gains were $210.9 million and $251.8 million at December 31, 2015 and December 31, 2014, respectively.

Deposit receivable and ModCo Payable decreased by $133.1 million from $1.4 billion at December 31, 2014 to $1.3 billion at December 31, 2015. The deposit receivable and modco payable arise from the modified coinsurance/monthly renewable term reinsurance agreement entered into with Hannover Re. For GAAP reporting purposes, a reinsurance transaction must pass significant risk to the reinsurer for a company to record a credit for liabilities ceded. The Company has determined that the reinsurance transaction with Hannover Re does not pass GAAP risk transfer requirements and therefore must account for the transaction under deposit accounting principles. Under deposit accounting, the Company is required to establish a Deposit Receivable asset on the balance sheet that represents the reinsurance recoverable with an offsetting ModCo Liability for the same amount. The decrease in the balance is consistent with the runoff of the reinsured blocks of business. We will continue to see these balances decline as the annuity blocks run off.

Other assets increased by $102.4 million from $688.5 million at December 31, 2014 to $790.9 million at December 31, 2015. The balance is primarily comprised of an intercompany note, or “Vehicle Note” that the Company entered into on April 1, 2014 with its affiliate Lanis LLC (“Lanis”) in the initial amount of $513.0 million. The Vehicle Note balance increased by $57.1 million from $551.6 million at December 31, 2014 to $608.7 million at December 31, 2015. Please see the discussion on the related Surplus Note in the Long Term Debt section below.

Separate Account assets and liabilities decreased by $178.7 million from $1.6 billion at December 31, 2014 to $1.4 billion at December 31, 2015. This decrease was primarily driven by variable annuity surrenders and benefits during the year.

The assets of Separate Accounts are carried at fair value for GAAP. Separate Accounts liabilities represent the contractholders’ claims to the related assets and are carried at the fair value of the assets. In the event the asset values of certain contractholder accounts are projected to be below the value guaranteed by the Company, a liability is established through a charge to earnings.

Lincoln Benefit’s variable annuity business and a portion of the Variable Life business is reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. As of December 31, 2015 and 2014, all assets of the Separate Accounts that support the variable annuity and variable life business were legally insulated.

Liabilities

Total liabilities decreased by $0.8 billion, from $20.0 billion at December 31, 2014 to $19.2 billion at December 31, 2015. The decrease consists of the following components:

Future policy benefits increased by $228.8 million from $4.5 billion at December 31, 2014 to $4.8 billion at December 31, 2015. Such liabilities are established to meet the estimated future obligations of policies in-force. The increase in these liabilities is primarily related to the increase in reserves established for secondary guarantees on universal life products.

Policyholders’ Account Balances decreased by $0.7 billion, from $11.8 billion at December 31, 2014 to $11.1 billion at December 31, 2015 as a result of policyholder maturities and surrenders. Policyholders’ account balances represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities, and are comprised of cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.

The Company holds additional liabilities for guaranteed minimum income benefits (“GMIB”) associated with variable annuities, which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The reserves for certain living benefit features, including guaranteed minimum accumulation benefits (“GMAB”) and guaranteed minimum withdrawal benefits (“GMWB”) are accounted for as embedded derivatives, with fair values calculated as the present value of expected future benefit payments to contractholders less the present value of assessed rider fees attributable to the embedded derivative feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. The Company’s GMIB, GMAB and GMWB reserves are ceded to external reinsurers (with a small amount of retained GMWB coverage related to equity indexed annuities). For additional information regarding the valuation of these optional living benefit features, see Note 10 to the Consolidated Financial Statements.

Long-Term Debt increased by $57.1 million from $551.6 million at December 31, 2014 to $608.7 million at December 31, 2015. This balance represents a surplus note that was initially issued on April 1, 2014 in the amount of $513.0 million. With the Department of Insurance approval, Lancaster Re issued a variable funding Surplus Note (the “Surplus Note”) to its affiliate, Lanis, for $513.0 million and acquired from Lanis a Vehicle Note (the “Vehicle Note”) for $513.0 million. The Vehicle Note is held to support a portion of Lancaster Re’s reinsurance obligations and has been authorized as an acceptable form of reinsurance collateral pursuant to Nebraska Statutes.

With Department of Insurance pre-approval, (i) the Surplus Note is increased each quarter with a corresponding increase in the Vehicle Note, and (ii) interest on the Surplus Note for the prior quarter is paid on the first day of each subsequent quarter at a rate consistent with the rate received on the Vehicle Note of 4%. The Surplus Note and Vehicle Note increased by $57.1 million in 2015, primarily related to the increase in statutory universal life secondary guarantee reserves and term reserves. The Surplus Note is unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of Lancaster Re.

Other liabilities decreased from $229.4 million at December 31, 2014 to $95.8 million at December 31, 2015. This balance consists of various policyholder related liabilities, other liability balances related to general expenses, unsettled trades, etc. and the net deferred tax liability. The decrease in this balance is comprised of a decrease in our deferred income tax liability, a decrease in securities payable and a decrease in cash overdrafts. The decrease in the deferred income tax liability as of December 31, 2015 is driven by the increase in unrealized losses in 2015.

Results of Operations

The following table outlines amounts reported in Net Income for the Successor and Predecessor Periods (Successor and Predecessor Periods are not comparable):

	Successor Period		Predecessor Period
($ in millions)	For the year ended December 31, 2015	For the period from April 1, 2014 through December 31, 2014	For the period from January 1, 2014 through March 31, 2014	For the year ended December 31, 2013
Income before federal income tax	$128.7	$44.9	$2.6	$10.9
Federal income taxes	46.1	14.2	0.9	3.8

Net Income	$82.6	$30.7	$1.7	$7.1

Other comprehensive income (loss)(“OCI”)	(240.2)	85.5	1.4	(9.9)

Comprehensive Income (Loss)	$(157.6)	$116.2	$3.1	$(2.8)

Results of Operations — Successor Period

For the Year Ended December 31, 2015

Net income of $82.7 million was primarily derived from net realized capital gains arising from strategic reinvestment and our investment portfolio resegmentation in 2015 to better align our asset and liability cash flows. Other comprehensive loss of $240.2 million for year ended December 31, 2015 was primarily related to the increase in our net unrealized losses on fixed maturities of $487.0 million due to an increase in market yields on investments, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $117.0 million.

For the Period from April 1, 2014 to December 31, 2014

Net income of $30.7 million for nine months of the Successor Period from April 1, 2014 to December 31, 2014 was driven by realized capital gains, net of changes in future policy benefits and VOBA and release of product margins.

Other comprehensive income for the nine months from April 1, 2014 to December 31, 2014 was primarily driven by unrealized gains on fixed maturities of $159.2 million as interest rates declined, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $27.8 million.

The significant components of income in the Successor Period are summarized below.

	Successor Period
($ in millions)	For the year ended December 31, 2015	For the period from April 1, 2014 through December 31, 2014
Revenues
Premiums earned	$8.8	$20.4
Fee income from policyholders	353.9	259.2
Net investment income	398.9	288.6
Realized investment gains	113.5	46.0

Total revenues	$875.1	$614.2
Expenses
Policyholder benefits	$351.7	$216.6
Interest credited to policyholders	301.1	256.7
Other operating expenses	52.7	57.0
Amortization of VOBA	40.9	39.0

Total expenses	$746.4	$569.3

Net Income before Federal Income Taxes	$128.7	$44.9

Premiums Earned and Fee Income

Premiums earned were $8.8 million for the year ended December 31, 2015 and $20.4 for the nine-month period from April 1, 2014 to December 31, 2014. These premium relate primarily to traditional life and health insurance products and immediate annuities. Premiums from these products are recognized as revenue when received at the inception of the contract. Premiums earned are net of reinsurance premiums paid on the ceded business. We will continue to see premiums decline as we pay higher reinsurance premiums on universal life secondary guarantee and term life business.

Fee income from policyholders was $353.9 million for the year ended December 31, 2015 and $259.2 million for the nine-month period from April 1, 2014 to December 31, 2014. The fee income from policyholders consists of fees assessed against the policyholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the policy prior to contractually specified dates. These charges are recognized as revenue when assessed against the policyholder account balance. Fee income has been consistent on a quarterly basis since Acquisition.

Net investment income was $398.9 million for the year ended December 31, 2015 and $288.6 million for the nine-month period from April 1, 2014 to December 31, 2014. Net investment income was attributable to the following asset types:

($ in millions)	For the year ended December 31, 2015	For the period from April 1, 2014 through December 31, 2014
Fixed income securities	$334.9	$232.0
Commercial mortgage loans	63.0	49.4
Cash & short-term investments	0.5	4.8
Other	9.6	7.4

Gross investment income	$408.0	$293.6
Investment expenses	$9.1	$5.0

Net investment income	$398.9	$288.6

Overall, net investment income has increased in 2015 primarily due to reinvestment efforts to better match asset and liability cash flows and to improve overall portfolio yield. Average yields have increased by asset type in 2015.

Realized investment gains were $113.5 million for the year ended December 31, 2015 and $46.0 million for the nine-month period from April 1, 2014 through December 31, 2014. The net realized gains in 2015 were related to asset liability management initiatives to improve yields and better match assets and liabilities.

Policyholder benefits were $351.7 million for the year ended December 31, 2015 and $216.6 million for the nine-month period from April 1, 2014 through December 31, 2014 includes both incurred claims and the change in liability for future policy benefits. Incurred claims decreased in 2015 compared to 2014 as mortality experience improved, but was offset by an increase in the change in the liability for future policy benefits related to secondary guarantees on universal life products.

Interest credited to policyholders was $301.1 million for the year ended December 31, 2015 and $256.7 million for the nine-month period from April 1, 2014 to December 31, 2014 and represents interest credited to liabilities arising from interest-sensitive life insurance and annuities products. Interest credited to policyholders decreased in 2015 due to lower account values resulting from runoff of business and lower amounts credited to the Company’s equity-indexed annuity products, relating to equity market performance.

Operating and acquisition expenses were $52.7 million for the year ended December 31, 2015 and $57.0 million for the nine-month period from April 1, 2014 to December 31, 2014. These expenses are comprised of general operating expenses, premium taxes, and other fees associated with reinsurance. Amortization of VOBA was $40.9 million for the year ended December 31, 2015 and $39.0 million for the nine-month period from April 1, 2014 through December 31, 2014. Operating and acquisition expenses for the nine-month period from April 1, 2014 through December 31, 2014 included initial separation costs that will not be incurred in subsequent periods.

Other Information Related to Successor Period

The following table presents surrender and withdrawal amounts and rates for major insurance product lines for the year ended December 31, 2015 and the period from April 1, 2014 through December 31, 2014:

	For the year ended December 31, 2015		For the period from April 1, 2014 through December 31, 2014
	Amounts ($ in millions)	Rate	Amounts ($ in millions)	Rate
Annuities	$784.3	13.2%	$866.2	16.7%
Variable and interest sensitive life	$129.5	3.8%	$112.0	4.2%

Surrender rates have decreased in 2015 due primarily on equity based products. Higher surrenders were reported in 2014 for products reaching the end of specific guarantee periods (i.e., expiry of market value adjustments).

General Account Investment Portfolio

The General Account Investment Assets (“GAIA”) portfolio consists of a well-diversified portfolio of public and private fixed maturities, commercial mortgages and other loans and other invested assets. The General Account portfolios and investment results support the insurance liabilities of Lincoln Benefit’s business operations. The following table reconciles the balance sheet asset amounts to GAIA:

($ in millions)	December 31, 2015	December 31, 2014
Fixed maturities, available-for-sale, at fair value	$7,945.9	$9,390.6
Commercial mortgage loans	$1,509.1	$1,115.2
Policy loans	$186.8	$194.4
Short-term investments	$184.8	$361.4
Other invested assets	$18.5	$26.9

Total Investments	$9,845.1	$11,088.5

(1)	Assets listed in the “Other” category principally consist of derivative assets

Investment Results of General Account Investment Assets

The following table summarizes investment results by asset category for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014:

	For the Year Ended December 31, 2015		For the Period from April 1, 2014 through December 31, 2014
($ in millions)	Amount	Yield	Amount	Yield(1)
Fixed income securities	$334.9	3.88%	$232.0	3.48%
Commercial mortgage loans	$63.0	3.66%	$49.4	3.14%
Cash, cash equivalents and short-term investments	$0.5	0.28%	$4.8	0.36%
Other investment (loss) income	$9.6		$7.4

Gross investment income	$408.0		$293.6

(1)	Annualized

Fixed Maturities

The fixed maturity portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. At December 31, 2015 and December 31, 2014, GAIA held CMBS with an amortized cost of $513 million and $331 million, respectively.

Fixed Maturities by Industry

The General Account fixed maturities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories. The following tables set forth these fixed maturities by industry category as of December 31, 2015 and December 31, 2014 along with their associated gross unrealized gains and losses:

December 31, 2015 ($ in millions)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$163.1	$5.6	$(0.1)	$168.6
Obligations of U.S. States and Political Subdivisions	712.9	14.8	(7.0)	720.7
Foreign Governments	72.0	0.2	(10.6)	61.6
Corporate securities
Basic Materials	406.8	0.9	(56.2)	351.5
Communications	556.1	1.1	(37.2)	520.0
Consumer, Cyclical	464.7	2.9	(13.8)	453.8
Consumer, Non-cyclical	825.1	7.4	(21.8)	810.7
Diversified	19.2	0.1	(0.1)	19.2
Energy	801.2	0.3	(151.6)	649.9
Financial	1,287.8	5.8	(36.5)	1,257.1
Industrial	1,063.4	9.1	(15.2)	1,057.3
Technology	236.8	1.7	(9.0)	229.5
Utilities	399.6	2.0	(11.9)	389.7
ABS	542.5	2.5	(8.2)	536.8
CMBS	513.3	0.6	(7.2)	506.7
RMBS	209.7	4.6	(1.5)	212.8

Total fixed maturities	$8,274.2	$59.6	$(387.9)	$7,945.9

December 31, 2014 ($ in millions)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$287.1	$20.9	$—	$308.0
Obligations of U.S. States and Political Subdivisions	517.4	26.9	(0.6)	543.7
Foreign Governments	250.0	5.6	(0.4)	255.2
Corporate securities
Basic Materials	558.6	9.0	(4.0)	563.6
Communications	567.0	11.2	(2.4)	575.8
Consumer, Cyclical	470.0	9.0	(1.0)	478.0
Consumer, Non-cyclical	1,156.9	29.8	(0.8)	1,185.9
Diversified	17.2	0.2	—	17.4
Energy	923.2	6.8	(19.1)	910.9
Financial	1,028.7	19.1	(1.1)	1,046.7
Industrial	1,668.4	30.3	(3.4)	1,695.3
Technology	208.5	2.8	(0.4)	210.9
Utilities	680.9	14.4	(1.9)	693.4
ABS	378.9	6.1	(2.4)	382.6
CMBS	331.0	3.5	(1.1)	333.4
RMBS	188.1	2.8	(1.1)	189.8

Total fixed maturities	$9,231.6	$198.4	$(39.7)	$9,390.6

Gross unrealized losses increased by $348.2 million from $39.7 million at December 31, 2014 to $387.9 million at December 31, 2015. The increase in unrealized losses was primarily due to a rise in interest rates in 2015 and a general widening in credit spreads in select industries (especially in the energy and metals & mining sectors) and credits during the year ended December 31, 2015. The 10-year treasury yield curve rates at December 31, 2015 and 2014 were 2.27% and 2.17%, respectively.

Fixed Maturities by Credit Quality

The Securities Valuation Office (“SVO”) of the National Association of Insurance Commissioners (“NAIC”) evaluates the investments of insurers for regulatory reporting purposes and assigns fixed maturity securities to one of six categories (“NAIC Designations”). NAIC designations of “1” or “2” include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody’s or BBB- or higher by Standard & Poor’s. NAIC Designations of “3” through “6” are referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by Standard & Poor’s. As a result of time lags between the funding of investments, the finalization of legal documents and the completion of the SVO filing process, the fixed maturity portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

The following table sets forth the General Accounts’ fixed maturities by NAIC rating at the dates indicated:

December 31, 2015 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
NAIC Rating
1	Aaa, Aa, A	$3,170.2	$34.7	$(65.6)	$3,139.3
2	Baa	3,430.2	15.5	(268.7)	3,177.0

	Investment grade	$6,600.4	$50.2	$(334.3)	$6,316.3
3	Ba	391.7	1.0	(33.8)	358.9
4	B	16.6	0.7	(2.8)	14.5
5	C and lower	—	—	—	—
6	In or near default	—	—	—	—

	Below investment grade	$408.3	$1.7	$(36.6)	$373.4
	Total before asset and mortgage-backed securities	$7,008.7	$51.9	$(370.9)	$6,689.7
	Asset and mortgage-backed securities	1,265.5	7.7	(17.0)	1,256.3

	Total fixed maturities	$8,274.2	$59.6	$(387.9)	$7,945.9

December 31, 2014 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
NAIC Rating
1	Aaa, Aa, A	$4,287.4	$124.6	$(4.9)	$4,407.1
2	Baa	3,611.9	58.2	(20.4)	3,649.7

	Investment grade	$7,899.3	$182.8	$(25.3)	$8,056.8
3	Ba	393.6	2.3	(9.0)	386.9
4	B	36.3	0.8	(0.8)	36.3
5	C and lower	4.7	—	(0.1)	4.6
6	In or near default	—	—	—	—

	Below investment grade	$434.6	$3.1	$(9.9)	$427.8
	Total before asset and mortgage-backed securities	$8,333.9	$185.9	$(35.2)	$8,484.6
	Asset and mortgage-backed securities	898.0	12.5	(4.5)	906.0

	Total fixed maturities	$9,231.9	$198.4	$(39.7)	$9,390.6

Below investment grade fixed maturities represented 9.4% and 25.0% of the gross unrealized losses at December 31, 2015 and December 31, 2014, respectively.

Commercial Mortgage Loans

At December 31, 2015 and December 31, 2014, approximately 15.3% and 10.1% of GAIA were in commercial mortgage loans. At December 31, 2015 and 2014, the carrying value of commercial mortgage loans was $1,509.1 million and $1,115.2 million, respectively.

The investment strategy for the mortgage loan portfolio emphasizes diversification by property type and geographic location with a primary focus on asset quality. The table below shows the breakdown of the amortized cost of the General Account’s investments in mortgage loans by geographic region as of December 31, 2015 and December 31, 2014:

($ in millions)	December 31, 2015	December 31, 2014
Alabama	$1.5	$1.8
Arizona	34.9	35.5
California	336.3	255.6
Colorado	57.2	22.4
Connecticut	25.3	—
Florida	86.7	20.8
Georgia	67.2	27.5
Hawaii	7.1	8.1
Illinois	92.8	53.2
Iowa	1.3	1.5
Kansas	9.2	—
Kentucky	7.7	8.3
Maine	3.9	4.1
Maryland	33.8	35.5
Massachusetts	90.9	92.9
Minnesota	148.3	52.5
Missouri	—	9.3
Nevada	14.3	14.7
New Jersey	68.7	84.0
New York	94.9	72.6
North Carolina	58.1	31.1
Ohio	37.0	38.4
Oklahoma	10.8	10.8
Pennsylvania	42.0	37.7
South Carolina	2.5	3.2
Tennessee	5.3	5.7
Texas	107.3	103.8
Utah	44.4	45.9
Virginia	2.4	18.6
Washington	11.6	13.1
Wisconsin	5.7	6.6
General allowance for loan loss	—	—

Total commercial mortgage loans	$1,509.1	$1,115.2

Commercial Mortgage Loan by Credit Quality

The values used in these ratio calculations were developed as part of the periodic review of the commercial mortgage loan portfolio, which includes an evaluation of the underlying collateral value as of December 31, 2015 and December 31, 2014.

December 31, 2015	Recorded Investment
	Debt Service Coverage Ratios
($ in millions)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$869.5	$85.9	$19.8	$975.3	64.6%	$1,000.9	65.1%
65% to 75%	508.5	25.4	—	533.9	35.4	535.7	34.9
76% to 80%	—	—	—	—	0.0	—	0.0
Greater than 80%	—	—	—	—	0.0	—	0.0

Total	$1,378.0	$111.3	$19.8	$1,509.1	100.0%	$1,536.6	100.0%

December 31, 2014	Recorded Investment
	Debt Service Coverage Ratios
($ in millions)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$930.6	$151.7	$29.5	$1,111.8	97.6%	$1,146.0	97.6%
65% to 75%	16.6	10.5	—	27.1	2.4%	28.3	2.4%
76% to 80%	—	—	—	—	0.0%	—	0.0%
Greater than 80%	—	—	—	—	0.0%	—	0.0%

Total	$947.2	$162.2	$29.5	$1,138.9	100.0%	$1,174.3	100.0%

All of our mortgage loans that have a debt service coverage ratio of less than 1.0 are performing under the original contractual loan terms at December 31, 2015. At December 31, 2015, there were no mortgage loans classified as problem loans or considered a troubled debt restructuring.

Results of Operations — Predecessor Period

Net income Net income for the period January 1, 2014 through March 31, 2014 and for the year ended December 31, 2013 is presented in the following table:

($ in thousands)	For the period January 1, 2014 through March 31, 2014	2013
Net investment income . . . . . . . . . . . . . . . . . . . . . . . . . . .	$2,350	$10,935
Realized capital gains and losses . . . . . . . . . . . . . . . . . . .	285	—
Income tax expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(922)	(3,825)

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$1,713	$7,110

Under reinsurance agreements all premiums, contract charges, interest credited to policyholders’ account balances, contract benefits and substantially all expenses were ceded to ALIC, Lincoln Benefit Reinsurance Company (“LB Re”, an affiliate of Lincoln Benefit during the Predecessor Period) and other non-affiliated reinsurers, and were reflected net of such reinsurance in the Statements of Operations and Comprehensive Income. Results of operations included net investment income and realized capital gains and losses recognized in connection with the assets that were not transferred under the reinsurance agreements.

Net income in the ninety day period ended March 31, 2014 was $1.7 million including net investment income and realized capital gains. Net income for the year ended December 31, 2013 decreased 10.5% in 2013 due to lower net investment income and the absence of net realized capital gains in 2013.

Net investment income The following table presents net investment income for the period January 1, 2014 through March 31, 2014 and for the year ended December 31, 2013.

($ in thousands)	For the period January 1, 2014 through March 31, 2014	2013
Fixed maturities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$2,461	$11,545
Short-term investments . . . . . . . . . . . . . . . . . . . . . . . . . . .	16	23

Investment income, before expense . . . . . . . . . . . . . . . . .	2,477	11,568
Investment expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(127)	(633)

Net investment income . . . . . . . . . . . . . . . . . . . . . . . . . . .	$2,350	$10,935

Net investment income was $2.4 million for the ninety-day period and $10.9 million for the year ended December 31, 2013. Both periods were impacted by lower yields.

Realized capital gains and losses were $0.3 million in the ninety-day period, primarily related to sales of investments and netted to zero in 2013 with gains from sales offsetting impairment write-downs.

MARKET RISK

Market risk is the risk that we will incur losses due to adverse changes in interest rates or credit spreads. We also have certain exposures to changes in equity prices in our equity-indexed annuities and separate accounts liabilities.

Overview. In formulating and implementing guidelines for investing funds, we seek to earn returns that contribute to stable profits while also meeting the future cash flow requirements of our liabilities.

We use quantitative and qualitative market-based approaches to measure, monitor and manage market risk. We evaluate our exposure to market risk through the use of multiple measures including but not limited to duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets or liabilities to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Earnings- and capital-at-risk are estimates of the change in earnings or capital that might be expected to emerge over a given time horizon in various defined stress tests. Scenario analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical market conditions defined by changes to the market risk factors of interest rates and credit spreads. Sensitivity analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical shocks to a market risk factor. In general, we establish investment portfolio asset allocation and market risk limits based upon a combination of duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis as well as a consideration of liquidity and diversification. The asset allocation limits place restrictions on the total funds that may be invested within an asset class. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as portfolio managers buy and sell within their respective markets based upon the acceptable boundaries established by investment and other risk policies.

Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates. This risk arises when our investments are not fully matched to our liabilities, or when characteristics of the assets or liabilities change. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk- free reference yields.

One of the measures used to quantify interest rate exposure is duration. To estimate asset durations, we project asset cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate value. The asset projections include assumptions (based upon historical market experience and our experience) that are intended to reflect the effect of changing interest rates on the prepayment, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, and municipal and corporate obligations. Our asset duration was 6.2 years as of December 31, 2015 and 5.7 years as of December 31, 2014, respectively.

The difference between asset and liability duration is called the duration gap and is a measure of the mismatch between asset and liabilities. At the current time, because our asset durations are shorter than our liability durations, lower interest rate environments will in general result in more adverse financial outcomes than higher interest rate environments.

Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2015, we estimate that a 100 basis point immediate, parallel fall in interest rates (“rate shock”) would increase the net fair value of the assets by $620 million, compared to $630 million as of December 31, 2014. The decrease is due to a decrease in the amount and mix of invested assets as the portfolio runs off over time. However, given the duration of our assets is shorter than the duration of our liabilities, lower interest rates will result in lower investment income on assets purchased in the future, resulting in a lower net investment income from the lower interest rates. The selection of a 100 basis point immediate, parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). This risk arises from our investment in spread-sensitive fixed income assets.

We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%. Losses due to credit spread duration result only if there is a requirement to sell assets (for example, to pay claims) prior to maturity at a time when the fair market value of assets is low due to higher credit spreads.

Spread duration is calculated similarly to interest rate duration. For our portfolio, spread duration is close to the asset duration, and thus has a similar sensitivity. As of December 31, 2015, the spread duration of assets was 6.7 years, compared to 5.7 years as of December 31, 2014. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2015, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings (“spread shock”) would decrease the net fair value of the assets by $670 million as of December 31, 2015 compared to $630 million as of December 31, 2014. The decrease is due to a decrease in the amount and mix of invested assets as the portfolio runs off over time.

The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

Credit default risk is the risk that we will incur a loss due to non-payment of principal or interest by a borrower on a specific financial instrument we own. This risk arises primarily from our investments in fixed income securities (for example, corporate bonds) and commercial mortgage loans.

We manage credit default risk through monitoring of the creditworthiness of the underlying borrowers of the securities and loans we are invested in. We use diversification to reduce credit default risk by spreading the risk across different borrowers, different industries, and different geographical locations. Furthermore, we constrain credit default risk through limits on the amount of securities and loans we own with specific credit ratings. Credit defaults may be recognized by the Company in income prior to an actual default by the underlying borrower.

A credit default loss of 1% on the portfolio would result in a loss of $74 million as of December 31, 2015, compared to $84 million as of December 31, 2014. The decrease is due to a decrease in the amount and mix of invested assets as the portfolio runs off over time. The selection of 1% should not be construed as our prediction of future market events, but as an illustration of the potential effect of such an event.

Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. Equity risk exists for contract charges based on account balances as well as for guarantees for living, death and/or income benefits provided by our variable and equity indexed products.

Our variable life products are partially reinsured to ALIC. For the products that are retained, there is equity exposure to contract charges and fees that are based on separate account values, but there is only small exposure to guarantees.

All variable annuity contract charges and fees, liabilities and benefits, including guarantees for death and/or income benefits, are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreements with ALIC remain unchanged. As of December 31, 2015 and 2014, we had Separate Accounts assets related to variable annuity and variable life contracts totaling $1.6 billion and $1.7 billion, respectively.

As of December 31, 2015 and December 31, 2014, we had $1.6 billion and $1.8 billion in equity-indexed life and annuity liabilities that were not reinsured that provide customers with interest crediting rates based on the performance of the S&P 500, respectively. We maintain a hedging program that aims to offset the impact of equity market performance on the value of these guarantees. As of December 31, 2015 and December 31, 2014, we had $17.7 million and $26.0 million in market value of S&P 500 options and futures under the hedging program, respectively.

Counterparty credit risk relates to the Company’s potential loss if a counterparty fails to perform under the terms of a contract. The Company manages its exposure to counterparty credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master agreements and obtaining collateral where appropriate.

Lincoln Benefit’s counterparty risk consists of the following two types of exposures: (1) Derivative counterparty risk: The Company only holds future contracts and option contracts which are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating potential credit risk. Exchanges serve as a marketplace for the buyer and the seller. The associated clearing house sits between the two sides of the trade. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance in 2015 or 2014; and (2) Reinsurance counterparty risk. The reinsurance counterparty risk is the risk of the reinsurance counterparty failing to pay reinsurance recoveries in full to Lincoln Benefit in a timely manner (i.e., unwillingness to pay, not paying them in full or inability to pay.) We attempt to mitigate this risk by diversifying the risk with multiple reinsurers and monitoring their credit ratings.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources consist of shareholder’s equity. The following table summarizes our capital resources as of December 31, 2015 and December 31, 2014:

($ in millions)	2015	2014
Common stock, retained earnings and additional paid-in capital	$489.2	$593.5
Accumulated other comprehensive income	(154.7)	85.5

	$334.5	$679.0

Shareholder’s equity decreased in 2015 primarily due to unrealized capital losses and payment of dividends to our parent, offset by net income. Shareholder’s equity in 2014 increased primarily due to additional paid in capital resulting from the Acquisition and unrealized capital gains, offset by a dividend to our parent.

Financial strength ratings. Our financial strength ratings as of December 31, 2015 and December 31, 2014, were A- from A.M. Best Company, Inc. and BBB+ from Standard & Poor’s Ratings Services, both with a stable outlook. These ratings reflect the rating agencies’ opinions of our relative financial strength and are not a recommendation to buy or hold any investment. Ratings may be revised or revoked at any time at the sole discretion of the issuing rating agency.

The NAIC has developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges”. Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If an insurance company has insufficient capital, regulators may act to reduce the amount of insurance it can issue. Our ratios are within these ranges.

Liquidity sources and uses. Our potential sources of funds principally include the following:

•	Receipt of insurance premiums

•	Contractholder fund deposits

•	Reinsurance recoveries

•	Receipts of principal and interest on investments

•	Maturity or sales of investments

Our potential uses of funds principally include the following.

•	Payment of contract benefits, surrenders and withdrawals

•	Reinsurance cessions and payments

•	Operating costs and expenses

•	Purchase of investments

•	Repayment of intercompany balances

•	Dividends to parent

•	Tax payments/settlements

Cash flows. As reflected in our Statements of Cash Flows, net cash provided by operating activities was $34 million, $96 million, $10 million and $16 thousand for the year ended December 31, 2015, the nine-month period from April 1, 2014 to December 31, 2014, the three months ended March 31, 2014, and the year ended December 31, 2013, respectively. Fluctuations in net cash provided by operating activities primarily occur as a result of changes in net investment income and differences in the timing of reinsurance payments as well as cash contributions resulting from the Acquisition. Prior to 2014, fluctuations in net cash provided by operating activities primarily occurred as a result of changes in net investment income and differences in the timing of reinsurance payments to and from ALIC and payments to Allstate affiliates.

Prior to our acquisition by Resolution Life, under the terms of reinsurance agreements, all premiums and deposits, excluding variable annuity and life contract deposits allocated to separate accounts and those reinsured to non-affiliated reinsurers, were transferred to ALIC, which maintained the investment portfolios supporting our products. Payments of contractholder claims, benefits, contract surrenders and withdrawals and certain operating costs (excluding investment-related expenses), were reimbursed by ALIC, under the terms of the reinsurance agreements. Notwithstanding any reinsurance arrangements, we continue to have primary liability as a direct insurer for risks reinsured. Our ability to meet liquidity demands is dependent on reinsurers’ ability to meet those obligations under the reinsurance programs.

Our ability to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends without the prior approval of the state insurance regulator is limited by Nebraska law to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. In addition, in connection with its approval of our acquisition by Resolution Life, the Department of Insurance order requires prior approval to pay any dividend for five years following the Acquisition. After receiving approval from the Department of Insurance, the Company paid dividends of $187.0 million and $33.2 million in the year ended December 31, 2015 and the period from April 1, 2014 through December 31, 2014, respectively. No dividends were paid in 2013.

Contractual obligations. Due to the reinsurance agreements that we have in place, certain contractual obligations are ceded to ALIC, Hannover and other non-affiliated reinsurers.

REGULATION AND LEGAL PROCEEDINGS

We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 12 of the financial statements.

PENDING ACCOUNTING STANDARDS

There are pending accounting standards that we have not implemented because the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 in the consolidated financial statements. The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

Item 11(i).	Changes in or Disagreements with Accountants

None.

Item 11(j).	Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item 11(k).	Directors and Executive Officers

The biographies of each of the directors and executive officers as of April 1, 2016 are included below.

Clive Cowdery, 52, has been a director since April 2014. Mr. Cowdery is also a director and President of both Resolution Life GP Ltd. and Resolution Life (Parallel) GP Ltd., and a director of both Resolution Life Holdings, Inc. and Resolution Life, Inc. He is the Founder and Chairman of The Resolution Group. Before founding Resolution in 2003, Mr. Cowdery served as Chairman and Chief Executive of GE Insurance Holdings. Mr. Cowdery currently serves as a director of Prospect Publishing Limited, and he is the Founder and Chairman of the Resolution Foundation, a charitable organization dedicated to improving living standards for the 15 million people in Britain on low and middle incomes.

Jon Hack, 48, has been a director since April 2014. Mr. Hack is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. He currently serves as the Managing Partner for The Resolution Group. Prior to joining Resolution in 2009, Mr. Hack was a Managing Director and Head of European Financial Institutions Group for Lazard. Mr. Hack qualified as a chartered accountant in 1992 and is a member of The Institute of Chartered Accountants in England & Wales.

Ann Frohman, 52, has been a director since April 2014. Ms. Frohman is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. Ms. Frohman is currently self-employed at Frohman Law Office LLC, a law and government relations firm. From December 2010 to March 2012, Ms. Frohman served as Senior Vice President, Government and Industry for Physicians Mutual and Physicians Life Insurance Companies. Prior to that, Ms. Frohman held a number of leadership positions with the Nebraska Department of Insurance, including Director. Ms. Frohman is a licensed attorney with the Nebraska State Bar Association. Ms. Frohman has advised Resolution on issues of Nebraska law from time to time and expects to do so in the future.

Robert Stein, 67, has been a director since April 2014. Mr. Stein is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. From November 1976 to September 2011, Mr. Stein held various positions at Ernst & Young, including Partner. He currently serves on the boards of directors of Assurant, Inc. and Aviva plc. Mr. Stein is an actuary and a Certified Public Accountant. He is a Fellow of the Society of Actuaries and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Grace Vandecruze, 52, has been a director since April 2014. Ms. Vandecruze is also a director of Resolution Life Holdings, Inc. and Resolution Life, Inc. Since 2006, Ms. Vandecruze has been employed with Grace Global Capital LLC, where she currently serves as Managing Director. Prior to that, she served as Managing Director at Fox-Pitt, Kelton and Vice President at Head & Company LLC. Ms. Vandecruze is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Richard Carbone, 68, has been a director since April 2014. Mr. Carbone is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. Prior to joining Lincoln Benefit, Mr. Carbone served as Executive Vice President and Chief Financial Officer at Prudential Financial, Inc. and The Prudential Insurance Company of America. He also served as Senior Vice President and Chief Financial Officer of Prudential Financial, Inc. from November 2001 to January 2008 and Senior Vice President and Chief Financial Officer of The Prudential Insurance Company of America from July 1997 to January 2008. Prior to that, Mr. Carbone held various leadership roles at Salomon, Inc., Bankers Trust New York Corporation and Bankers Trust Company. Mr. Carbone is a member of the board of directors for E*Trade Financial Corporation. Mr. Carbone is a Certified Public Accountant (inactive).

Stephen Campbell, 49, has been a director since October 2015, and prior to that Mr. Campbell had been a director from May 2014 through May 2015. Mr. Campbell is also a director of Resolution Life Holdings, Inc. and a director of Resolution Life, Inc. From July 2015 through September 2015, Mr. Campbell was a counselor in the domestic finance office of the U.S. Department of Treasury. Since July 2013, Mr. Campbell has been self-employed as a consultant and investor. Prior to that, he was an Investment Banker with Lazard Freres & Co. from 2002 to July 2013. Mr. Campbell currently serves as a member of the board of directors for Hardscuffle, Inc. and American Life & Accident Insurance Company of Kentucky.

W. Weldon Wilson, 55, has been a director and Chief Executive Officer since April 2014. Mr. Wilson also serves as a director and Chief Executive Officer for Resolution Life Holdings, Inc. and Resolution Life, Inc. From 2010 to 2013, he was self-employed as a consultant. From July 1991 to December 2009, Mr. Wilson held various positions at Swiss Reinsurance Company, including Chief Executive Officer, President and Director of Swiss Re Life & Health America Inc. He is a licensed attorney with the State Bar of Texas.

Robyn Wyatt, 51, has been Executive Vice President, Chief Financial Officer and Treasurer since April 2014. Ms. Wyatt also serves as Executive Vice President, Chief Financial Officer and Treasurer of both Resolution Life Holdings, Inc. and Resolution Life, Inc. From March 2002 to September 2013, Ms. Wyatt held positions with various affiliates of Swiss Reinsurance Company, including Managing Director and Chief Financial Officer of Swiss Re Life & Health America Inc. Prior to that, she served as Vice President and Chief Accountant of Manulife Financial Corporation. Ms. Wyatt is a member of Chartered Accountants Australia and New Zealand and The Canadian Institute of Chartered Accountants.

Keith Gubbay, 61, has been President and Chief Actuarial Officer since April 2014. Mr. Gubbay also serves as President and Chief Actuarial Officer of both Resolution Life Holdings, Inc. and Resolution Life, Inc. From 2004 until he joined Resolution Life, Mr. Gubbay held various leadership positions in Sun Life Financial U.S., including Senior Vice-President and Chief Financial Officer. Prior to that, he served in various senior executive roles at ING Americas. Mr. Gubbay is a Member of the American Academy of Actuaries and a Fellow in the Society of Actuaries.

Simon Packer, 51, has been Chief Transformation Officer since April 2014. Mr. Packer also serves as Chief Transformation Officer of both Resolution Life Holdings, Inc. and Resolution Life, Inc. Prior to joining the Resolution Group in May 2006, Mr. Packer held leadership positions at a variety of U.K. life insurance companies, including Programme Manager at Clerical Medical Investment Group from August 2003 to April 2006 and Programme Manager at AXA Tech Ltd from April 2002 to January 2003.

Leigh McKegney, 32, has been Chief Legal Officer, Vice President and Secretary since May 2014. Ms. McKegney also serves as Chief Legal Officer, Vice President and Secretary of Resolution Life Holdings, Inc. and Resolution Life, Inc. From November 2010 to April 2014, Ms. McKegney was a corporate associate at Debevoise & Plimpton LLP. Ms. McKegney is a licensed attorney in the State of New York and registered as authorized house counsel in the State of Connecticut.

Item 11(l).	Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Executive officers of Lincoln Benefit also serve as officers of Resolution and other subsidiaries of Resolution and these executive officers received no compensation directly from Lincoln Benefit. They were employees of Resolution or a subsidiary. Allocations of compensation were made for each named executive based on the amount of the named executive’s time allocated to Lincoln Benefit under the Services Agreement by and between Resolution Life and Lincoln Benefit, effective as of April 1, 2014 (the “Services Agreement”). Those allocations are reflected in the Summary Compensation Table set forth below and in this Compensation Discussion and Analysis disclosure. The named executive officers may have received additional compensation for services rendered to Resolution or other Resolution subsidiaries, including Resolution Life, and those amounts are not reported.

Named Executives

This portion of the Compensation Discussion and Analysis describes Resolution’s executive compensation program and specifically describes, for the following named executive officers (“NEOs”) of Lincoln Benefit below, the total 2015 compensation attributable to services rendered to Lincoln Benefit:

W. Weldon Wilson — Chairman and Chief Executive Officer (“CEO”)

Robyn Wyatt — Chief Financial Officer (“CFO”), Executive Vice President and Treasurer

Keith Gubbay — President and Chief Actuary

Simon Packer — Chief Transformation Officer

Karl Chappell — Managing Director, Investments and Mergers and Acquisitions

2015 Compensation Philosophy

The objectives of Resolution’s executive compensation program for 2015 were to (i) create a link between pay and performance, (ii) attract, motivate and retain talented employees, (iii) align the interests of executives and other employees with the interests of Resolution’s shareholders and (iv) foster compliance and support sensible, but not excessive, risk taking. Resolution has designed the elements of its executive compensation program in order to meet these objectives.

Elements of the 2015 Compensation Program Design

All compensation and benefits paid to our officers is determined and paid or provided by Resolution. Resolution pays its executives, including the NEOs, base salary and bonus as set forth in each executive’s employment agreement. In addition, the executives, including NEOs, receive employee benefits on the same terms as other similarly situated executives of Resolution and its subsidiaries. The elements of compensation for the NEOs are determined pursuant to the terms of their individual employment agreements with Resolution. In 2015, Resolution established a compensation committee of its board of directors to oversee executive compensation matters, including advising on Resolution’s compensation policies and reviewing and approving the determination of annual bonus payments earned by the executives. Resolution reviewed data metrics from third party vendors, the Hay Group and DW Simpson, in order to benchmark, using the Hay Group, its employees’ compensation against a broad range of industries, and using DW Simpson, its actuaries’ compensation against other life insurance companies. Mr. Wilson assists the compensation committee in setting compensation for the other Resolution executives.

Employment Agreements

Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt is party to an employment agreement with Resolution, the parent of Resolution Life. Resolution negotiated each employment agreement at the time the officer became employed by Resolution in 2013 or 2014, prior to its acquisition of Lincoln Benefit. The terms of each agreement, including salary and target bonus opportunities, were determined based on an evaluation of appropriate compensation levels in the insurance industry and the level of compensation, benefits and other entitlements that Resolution considered necessary to attract and retain the executives. The employment agreements set each executive’s base salary and provide for an annual bonus opportunity expressed as a percentage of base salary, and employee benefits on the same terms as similarly situated executives of Resolution. Mr. Wilson’s, Mr. Gubbay’s and Ms. Wyatt’s target annual bonus opportunity is 60%; and Mr. Chappell’s and Mr. Packer’s target annual bonus opportunity is 50%. The employment agreements of Messrs. Chappell and Packer also provide for reimbursement of certain relocation expenses. Mr. Gubbay’s and Ms. Wyatt’s employment agreement each provide for deferred sign-on bonuses payable in three equal amounts on the first through third anniversaries of the effective date of such employment agreement. The amount of each of these elements of compensation that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table.

Base Salary

For 2015, each NEO received the base salary set forth in his or her individual employment agreement, as adjusted by prior compensation committee approvals. The amount of each such NEO’s base salary for 2015 that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table. No changes were made in 2016 to the salaries of each NEO.

Annual Bonus Payments

Variable cash compensation in the form of annual bonuses is provided to reward executives for results based on the past performance year. Each NEO’s employment agreement provides for an annual performance-based bonus opportunity, with the target annual bonus amount expressed as a percentage of such NEO’s base salary. The compensation committee of the board of directors of Resolution determines the annual bonus amount that has been earned by each NEO after considering a variety of individual- and Resolution-related performance factors. In determining the annual bonus payments for 2015, the compensation committee considered the objectives of Resolution’s compensation philosophy, and considered the fact that 2015 represented the substantial completion of the build of a long-term platform for Resolution. For 2015, the compensation committee determined that Mssrs. Wilson and Gubbay and Ms. Wyatt had earned his or her annual performance-based bonus at 90% of the target performance level, and Mssrs. Packer and Chappell have earned their annual performance-based bonus at the target performance level, based on achievement of operational performance goals relating to building the Resolution business, including, completion of the migration of Lincoln Benefit policy administration from Allstate to Lincoln Benefit’s third-party administrators, finalizing its governance and risk framework, developing tools to better analyze and understand Lincoln Benefit’s results in order to make better risk mitigation decisions, and execution of key portfolio strategies. Because Resolution had not executed its acquisition strategy in 2015, the performance-based bonuses for Mssrs. Wilson and Gubbay and Ms. Wyatt were 90% of target. The amount of each such NEO’s annual bonus that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table.

Long-Term Incentive Compensation

Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt participate in Resolution’s long- term incentive compensation program, but have not received any long-term or equity-based compensation for their services to Lincoln Benefit. Grants under Resolution’s long-term incentive compensation program were made to our NEOs prior to the acquisition of Lincoln Benefit, and are subject to satisfaction of vesting criteria based on continued service to Resolution. As such equity was awarded prior to the acquisition of Lincoln Benefit and no expense related to such equity is allocated to Lincoln Benefit under the Services Agreement, such compensation is not included in the Summary Compensation Tables or other tables below.

Other Benefits

The NEOs participate in the benefit programs available to other employees of Resolution Life. These benefits include health and welfare coverage and participation in a Resolution 401(k) plan. Resolution matches employee contributions up to 6% of eligible pay.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for all services rendered to Lincoln Benefit for the last three fiscal years, in a manner consistent with the allocation of compensation under the Services Agreement or the Service and Expense Agreement, as applicable.

Name and Principal Position	Year(3)	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
W. Weldon Wilson
Chairman of the Board and	2014	487,500	292,500	—	—	—	—	5,850		785,850
Chief Executive Officer	2015	650,000	351,000	—	—	—	—	18,296		1,019,296
Robyn Wyatt
Executive Vice President,	2014	270,000	356,850	—	—	—	—	7,020		633,870
Chief Financial Officer and	2015	420,000	486,600	—	—	—	—	21,576		928,176
Treasurer
Keith Gubbay
President and Chief	2014	262,500	357,375	—	—	—	—	5,850		625,725
Actuary	2015	175,000	227,750	—	—	—	—	7,593		410,343
Simon Packer
Chief Transformation	2014	297,000	148,500	—	—	—	—	43,277	(2)	488,777
Officer	2015	396,000	198,000	—	—	—	—	55,451		649,451
Karl Chappell
Managing Director,	2014	240,165	195,600	—	—	—	—	4,629		440,394
Investments and Mergers	2015	320,000	160,000	—	—	—	—	11,680		491,680
and Acquisitions
(1)	Amounts in this column for each of Ms. Wyatt and Messrs. Wilson, Gubbay, Packer and Chappell represent the portion of the NEO’s annual performance-based bonus for 2015 that is attributable to services rendered to Lincoln Benefit, plus, in the case of Ms. Wyatt and Mr. Gubbay, the portion of the 2015 payment of the deferred sign-on bonus attributable to services rendered to Lincoln Benefit.
(2)	Includes $29,315 in relocation benefits and $18,270 in 401(k) matching contributions.
(3)	2014 represents compensation for the period from April 1, 2014 to December 31, 2014.

Other Compensation Information

Potential Payments as a Result of Termination or Change in Control (CIC)

Each of the NEOs is party to an employment agreement with Resolution that provides for severance and/or other payments on certain terminations of employment. If Messrs. Gubbay’s, Packer’s or Chappell’s or Ms. Wyatt’s employment is terminated by mutual agreement between Resolution and the NEO, by Resolution without “cause” or by the NEO with “good reason” (such terminations, “qualifying terminations”), the NEO is entitled to the severance benefit described in the paragraph below; a pro-rated bonus for the year of termination, based on actual Resolution performance; and continued medical coverage at the same premium rate paid by active employees for the period during which the NEO receives the severance benefit. Mr. Gubbay and Ms. Wyatt are also entitled to payment of any unpaid portion of their deferred sign-on bonuses on such a qualifying termination or on a termination due to his or her death or disability. If Mr. Wilson’s employment is terminated in a qualifying termination, he is entitled to a pro-rated bonus for the year of termination and continued medical coverage for twelve months at the same premium rate paid by active employees. Mr. Wilson’s employment agreement does not provide for other severance payments.

On a qualifying termination of Ms. Wyatt’s or Mr. Gubbay’s employment following the second anniversary of the effective date of such NEO’s employment agreement, the NEO’s severance benefit is equal to one year of base salary plus target bonus. On a qualifying termination of Mr. Chappell’s or Mr. Packer’s employment following the first anniversary of the effective date of his employment agreement, he is entitled to an amount equal to one-half of the sum his annual base salary plus target bonus.

For these purposes, “cause” means (i) fraudulent statements or acts of the NEO with respect to the performance of his or her duties under the employment agreement, (ii) the NEO’s conviction of, or plea of guilty or nolo contendere to, any crime that constitutes a felony or any crime that constitutes a misdemeanor involving moral turpitude, deceit, dishonesty or fraud and that results in material harm to Resolution, (iii) willful misconduct by the NEO with respect to Resolution or any of its subsidiaries, or (iv) a material breach by the NEO of his or her employment agreement. “Good reason” for these purposes means (a) a reduction in the NEO’s base salary, annual bonus percentage, long-term incentive compensation percentage, for Mr. Gubbay and Ms. Wyatt only, deferred compensation, or Resolution’s refusal to pay the NEO any compensation or benefits due, (b) a material diminution in the NEO’s position, authority, duties or responsibilities, excluding any isolated, insubstantial and inadvertent action, (c) any willful breach by Resolution of a material term of the NEO’s employment agreement, (d) Resolution requiring the NEO to engage in any unlawful or criminal act or (e) the bankruptcy of Resolution. For Mr. Gubbay, “good reason” also includes a termination of employment by Mr. Gubbay if (X) Resolution requests that he relocate his residence from the Boston, Massachusetts area after the second anniversary of the effective date of his agreement, (Y) he declines such request to relocate and (Z) he continues to perform his duties from the Boston, Massachusetts area for six months following his decline of the request to relocate (or such shorter period as agreed by Resolution). In order to terminate his or her employment for “good reason,” an NEO must give Resolution written notice and Resolution shall have 30 days to cure.

An NEO’s severance payments are subject to such NEO signing a general release of claims. In addition, the NEOs are subject to covenants not to compete and not to solicit for one year following the date of termination (two years for Mr. Wilson), a non-disparagement covenant for three years following the date of termination, and an indefinite non-disclosure covenant.

Estimate of Potential Payments upon Termination of Employment or Change of Control

The following table summarizes estimated payments and benefits that would be provided to our NEOs pursuant to their employment agreements in connection with a termination of employment under various scenarios or a change in control and that are attributable to service to Lincoln Benefit and reimbursable under the Services Agreement, assuming such event occurred on December 31, 2015.

Name	Event(1)	Base Salary; Bonus and Deferred Sign- On Bonus($)(2)	Health & Welfare ($)	Total Payments ($)
W. Weldon Wilson	Qualifying Termination	390,000	6,296	396,296
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0

Robyn Wyatt	Qualifying Termination	1,183,800	9,976	1,193,776
	Death or Disability	259,800	0	259,800
	Resignation	0	0	0
	Change in Control	0	0	0

Keith Gubbay	Qualifying Termination	518,250	2,118	520,368
	Death or Disability	133,250	0	133,250
	Resignation	0	0	0
	Change in Control	0	0	0

Simon Packer	Qualifying Termination	495,000	9,439	504,439
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0

Karl Chappell	Qualifying Termination	400,000	12,088	412,088
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0

(1)	For Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt, a “qualifying termination” is a termination by mutual agreement between Resolution and the executive, by the executive with “good reason” or by Resolution without “cause.” The amount included in the table is calculated based on the percentage of the executive’s time that would be allocated to Lincoln Benefit under the Services Agreement in the event of a qualifying termination on December 31, 2015.
(2)	Because the termination of employment is deemed to occur on December 31, 2015, the pro-rated portion of any 2015 bonus payable as a result of termination would be 100%.

Risk Management and Compensation

Resolution has performed a review of compensation policies and practices for all of its employees who provide services to Lincoln Benefit and has concluded that its compensation policies and practices are not reasonably likely to have a material adverse impact on Lincoln Benefit.

Director compensation

Our independent directors receive an annual cash retainer fee for their services on the boards of directors of Resolution and its subsidiaries, including Lincoln Benefit, a portion of which is allocated to Lincoln Benefit pursuant to the Services Agreement. The portion of the annual retainer allocated to Lincoln Benefit for 2015 is set forth in the table below. A non-employee director may also elect to defer receipt of all or a portion of his or her annual retainer fee into a notional percentage equity interest in Resolution Life L.P. and Resolution Life (Parallel) Partnership (together, the “Partnerships”). The elected percentage of the Board retainer for a calendar year of service is converted into a notional percentage interest in the Partnerships when the year-end valuation of the Partnerships for the immediately prior year is available. The notional interest will be unvested until December 31st of the relevant year of service, and, as a general rule, if the director’s Board service ends before December 31st, the unvested portion of the notional interest will be forfeited except that, in the case of a qualifying termination, a pro rata portion of the director’s unvested portion of the notional interest will vest. If the Partnerships pay a distribution to their partners, the electing director will be paid, on a current basis, a distribution in cash based on notional interest (both vested and unvested) held by such director as of the record date of the distribution. Vested portions of notional interests will be settled in cash on the first to occur of (1) a liquidity event of the Partnerships and (2) termination of the director’s board service, in which case settlement would occur in the year following the year in which the director’s board service ends.

The following table summarizes the allocation of compensation of each of Lincoln Benefit’s independent directors during 2015 for his or her services as a member of the Board of Directors of Lincoln Benefit and its committees in a manner consistent with the allocation of compensation under the Services Agreement. Directors who are officers or employees of Resolution and its subsidiaries and other non-independent directors do not receive any additional compensation for their services as a director of Lincoln Benefit.

Name of Non-Employee Director	Fees Earned or Paid in Cash(1) ($)	All Other Compensation(2) ($)	Total ($)
Stephen Campbell	$54,808	—	$54,808
Richard Carbone	$98,438	$21,806	$120,244
Ann Frohman	$98,438	$30,496	$128,934
Robert Stein	$98,438	$21,806	$120,244
Grace Vandecruze	$98,438	$8,219	$106,657
(1)	Includes the portion of the cash retainer paid in the form of a deferred notional interest in the Partnerships at the election of the director. The following table sets forth, by grant date, the allocation of the number of Resolution deferred notional interest of the Partnerships credited to each director, the grant date fair value of each award and the percentage of such notional interest held at December 31, 2015 with respect to service as a Lincoln Benefit director in 2015 in a manner consistent with the allocation of compensation under the Services Agreement. All deferred notional interests vested on December 31, 2015.
(2)	Reflects (i) for Messrs. Carbone and Stein and Ms. Vandecruze, distributions paid on their respective notional interests of the Partnerships and; (ii) for Ms. Frohman, the portion of a legal fee retainer for services as regulatory counsel with respect to Lincoln Benefit in 2015 in a manner consistent with the allocation of compensation under the Services Agreement.

	Grant Date	Percentage of Notional Interest on each grant date	Grant Date Fair Value on each of April 1, July 1 and October 1, 2015	Percentage of Notional Interest Held at December 31, 2015
Richard Carbone	April 1, July 1, October 1, 2015	0.0065%	32,813	0.0276%
Robert Stein	April 1, July 1, October 1, 2015	0.0065%	32,813	0.0276%
Grace Vandecruze	April 1, July 1, October 1, 2015	0.0016%	8,203	0.0097%

Compensation Committee Interlocks and Insider Participation

In February 2015, the Board of Directors of Resolution Life Holdings, Inc. established a compensation committee, whose primary function is to assist the Board with its oversight role with respect to the compensation of Resolution Life Holdings, Inc.’s and its subsidiaries’ executive officers and other employees. No executive officer of Lincoln Benefit serves as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

Item 11(m).	Security Ownership of Certain Beneficial Owners and Management Security

Ownership of Certain Beneficial Owners

The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)

Capital Stock	Resolution Life, Inc. One Station Place Metro Center, 7th Fl. Stamford, CT 06902	25,000	100%

N/A	Resolution Life Holdings, Inc. One Station Place Metro Center, 7th Fl. Stamford, CT 06902	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Life L.P. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Life GP, Ltd. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Resolution Capital Limited 2 Queen Anne’s Gate London SW1H 9AA United Kingdom	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

N/A	Clive Cowdery 2 Queen Anne’s Gate London SW1H 9AA United Kingdom	Indirect voting and investment power of shares owned by Resolution Life, Inc.	N/A

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of stock in Lincoln Benefit or its parents beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Shares reported as beneficially owned include certain shares held indirectly, as well as shares subject to stock options exercisable on or prior to March 31, 2016 and restricted stock units for which restrictions expire on or prior to March 31, 2016. The following share amounts are as of March 31, 2016.

Entity	Title of Class of Equity Securities	Number of Shares	Statement Concerning Beneficial Ownership*
Lincoln Benefit, Resolution Life,	n/a	n/a	Lincoln Benefit is an indirect
Inc., Resolution Life Holdings, Inc.,			wholly-owned subsidiary of (i)
Resolution Life L.P., Resolution			Resolution Life L.P., which is
Life GP Ltd., Resolution Life			controlled by its general partner
(Parallel) Partnership, Resolution			Resolution Life GP Ltd. and (ii)
Life (Parallel) GP Ltd.			Resolution Life (Parallel)
Partnership, which is controlled by
its managing partners, which
includes Resolution Life (Parallel)
GP Ltd. Resolution Life (Parallel)
GP Ltd. is wholly-owned by
Resolution Life GP Ltd.
Resolution Life GP Ltd. is wholly-
owned by Resolution Capital
Limited, which is wholly-owned
by Clive Cowdery.

Resolution Life L.P.	n/a	n/a	Clive Cowdery has made an
indirect commitment of $19.84
million to Resolution Life L.P.,
which currently accounts for 1.8%
of the current total $1.1 billion of
aggregate commitment of
Resolution Life L.P. and
Resolution Life (Parallel)
Partnership.

Changes in Control

On December 31, 2013, Resolution Life Holdings, Inc. and Resolution Life, Inc. entered into a Credit Agreement with Royal Bank of Canada (“RBC”), The Royal Bank of Scotland, PLC, RBC Capital Markets, RBS Securities Inc. and Lloyds Securities Inc. (the “Credit Agreement”). On April 1, 2014, Resolution Life Holdings, Inc. and Resolution Life, Inc. entered into a Guarantee and Collateral Agreement with Royal Bank of Canada (the “Guarantee and Collateral Agreement”). Pursuant to the Guarantee and Collateral Agreement, Resolution Life Holdings, Inc. pledged the securities of Resolution Life, Inc. to the Secured Parties (as defined in the Guarantee and Collateral Agreement) in order to secure a term loan to Resolution Life, Inc. for the acquisition of Lincoln Benefit. Pursuant to the Credit Agreement and the Guarantee and Collateral Agreement, Resolution Life, Inc. also pledged the securities of Lincoln Benefit to the Secured Parties (as defined in the Guarantee and Collateral Agreement).

If Resolution Life, Inc. defaults on its obligations under the Credit Agreement, RBC (as collateral agent), will have the option to receive all of the Resolution Life, Inc. and Lincoln Benefit stock pledged under the Credit Agreement and Guarantee and Collateral Agreement, including all voting and corporate rights to such stock.

Item 11(n). Transactions with Related Persons, Promoters and Certain Control Persons

On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by Resolution Life, Inc. Prior to this transaction, Lincoln Benefit was a wholly-owned subsidiary of ALIC.

Transactions with Related Persons

Prior to the acquisition of Lincoln Benefit from ALIC by Resolution Life, Inc., Lincoln Benefit was a party to certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:

•	Allstate Life Insurance Company (“ALIC”), the former direct parent of Lincoln Benefit;

•	Allstate Insurance Company (“AIC”), a former indirect parent of Lincoln Benefit;

•	Allstate Insurance Holdings, LLC (“AIH”), a former indirect parent of Lincoln Benefit; and

•	The Allstate Corporation (“AllCorp”), the former ultimate indirect parent of Lincoln Benefit.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year[1]			Related Person(s) involved in the transaction[2] and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AIH	AllCorp
Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004, as amended by Amendment No. 1 effective January 1, 2009, and as supplemented by New York Insurer Supplement to Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance Company of New York and Intramerica Life Insurance Company, effective March 5, 2005.	2013 2014	4,594,114,658 4,351,172,343	[3] [3]	219,150,824 157,557,526	[3] [3]	1,783,214,605 1,451,026,309	[3] [3]	0 0	12,439,714 10,193,363	[3] [3]

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year[1]			Related Person(s) involved in the transaction[2] and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC		AIH	AllCorp
Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996, as supplemented by Supplemental Intercompany Tax Sharing Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company effective December 21, 2000.	2013 2014	403,752,626 991,183,410	[4] [4]	(28,599,632 (118,361,063	) )	805,259,656 822,197,758		0 0	(361,417,973 16,223,615)
Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007.	2013 2014	0 3,024,265	[5]	0 287,214	[5]	0 2,645,462	[5]	N/A	N/A
Assignment and Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company.	2013 2014	12,927,091 4,119,257	[6] [6]	(4,938,625 (140,501	) )	N/A		N/A	N/A
Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007.	2013 2014	174,642,625 129,435,627	[3] [3]	82,062,732 49,913,891	[3] [3]	79,465,291 68,450,895	[3] [3]	N/A	0 0

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year[1]			Related Person(s) involved in the transaction[2] and the approximate dollar value of the Related Person’s interest in the transaction ($)
		($)		ALIC		AIC	AIH	AllCorp
Reinsurance Agreements between Lincoln Benefit Life Company and Allstate Life Insurance Company: Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001; Modified Coinsurance Agreement effective December 31, 2001.	2013 2014	528,831,836 (97,926,475	[7] )[8]	(528,831,836 (97,926,475	)[7] )[8]	N/A	N/A	N/A
Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012.	2013 2014	201,639 (99,556	[7] )[8]	N/A		N/A	N/A	N/A
Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, dated April 1, 2014.	2014	8,459,377	[9]	8,459,377	[9]	N/A	N/A	N/A
Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014.	2014	83,830,677	[7]	83,830,677	[7]	N/A	N/A	N/A
(1)	Amounts are not included for fiscal year 2015 because ALIC, AIC, AIH and AllCorp were not related persons in 2015.
(2)	Each identified Related Person is a Party to the transaction.
(3)	Gross amount of expense received under the transaction.
(4)	Total amounts paid to the Internal Revenue Service.
(5)	Value of transfer transactions.
(6)	Gross amount of the transaction.
(7)	Net reinsurance income.
(8)	Net reinsurance expense.
(9)	Gross amount of the transaction.

After Lincoln Benefit was acquired by Resolution Life, Inc., Lincoln Benefit is a party to certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:

•	Resolution Life, Inc. (“RLI”), the direct parent of Lincoln Benefit.

•	Resolution Life Holdings, Inc. (“RLH”), an indirect parent of Lincoln Benefit.

•	Lancaster Re Captive Insurance Company (“Lancaster Re”), a direct subsidiary of Lincoln Benefit

•	Lanis LLC, an affiliate of Lincoln Benefit

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)		RLH	RLI		Lanis LLC
Services Agreement between Resolution Life, Inc. and Lincoln Benefit Life Company effective April 1, 2014	2014 2015	(21,087,752 (13,864,952	)¹ )¹	N/A N/A	21,087,752 13,864,952	¹ ¹	N/A N/A
Surplus Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2014 2015	(15,711,000 (22,880,000	)² )²	N/A N/A	N/A N/A		15,711,000 22,880,000	² ²
Vehicle Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2014 2015	15,711,000 22,880,000	² ²	N/A N/A	N/A N/A		(15,711,000 (22,880,000	)² )²
Fee Letter between Lincoln Benefit Life Company and Lanis LLC effective April 1, 2014	2014 2015	(4,584,514 (6,670,882	)[3] )[3]	N/A N/A	N/A N/A		4,584,514 6,670,882	[3] [3]
1	Total expense amount reimbursed / (paid) under the transaction
2	Surplus/Vehicle Note Interest received (paid)
3	Payment of risk spread fee

The agreements listed in the table immediately above relate to a transaction that Resolution Life, Inc., Resolution Life Holdings, Inc., Lancaster Re Captive Insurance Company, Lanis LLC and Lincoln Benefit Life Company have entered into with Hannover Life Reassurance Company of America, an unrelated party, in order to finance a portion of the insurance reserves held by Lincoln Benefit with respect to universal life insurance policies with secondary guarantees written by Lincoln Benefit.

Review and Approval of Related Person Transactions

For the Period Prior to April 1, 2014

Prior to the acquisition of Lincoln Benefit from ALIC by Resolution Life, Inc., all intercompany agreements to which Lincoln Benefit was a party were approved by Lincoln Benefit’s Board of Directors as well as by the board of any other affiliate of The Allstate Corporation that was a party to the agreement. When required, intercompany agreements were submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit’s domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state’s insurance holding company systems act. This process was documented in an internal procedure that captured the review and approval process of all intercompany agreements. All approvals were maintained in Lincoln Benefit’s corporate records.

Prior to the transaction with Resolution, while there was no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors and executive officers of Lincoln Benefit were subject to the Allstate Code of Ethics (“Allstate Code”). The Allstate Code includes a written conflict of interest policy that was adopted by the Board of Directors of the Allstate Corporation, the former ultimate parent company of Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Allstate, or in a business that has a relationship with Allstate, was required to be disclosed to Human Resources. Human Resources worked with representatives from the Law Department, including Enterprise Business Conduct, to determine whether an actual conflict of interest existed. Each director and executive officer was required to sign a Code of Ethics certification annually.

For the Period Beginning April 1, 2014

All intercompany agreements to which Lincoln Benefit is a party are approved by Lincoln Benefit’s Board of Directors as well as by the board of any other affiliate of Lincoln Benefit that is a party to the agreement. When required, intercompany agreements are submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit’s domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state’s insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Lincoln Benefit’s corporate records.

Subsequent to the acquisition by Resolution Life, Inc., while there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors, officers and employees of Lincoln Benefit are subject to Resolution Life’s Code of Conduct and its Conflict of Interest Guideline. The Resolution Code of Conduct includes a written conflict of interest policy that was adopted by the Board of Directors of Resolution Life, the parent company of Lincoln Benefit, and the Board of Directors of Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Lincoln Benefit and/or Resolution Life, or in a business that has a relationship with either entity, is required to be disclosed to Human

Resources and Compliance. Human Resources works with representatives from the Law Department, including Compliance, and the Audit Committee, if necessary, to determine whether an actual conflict of interest existed. All directors, officers and employees are required to sign a Code of Conduct certification and complete a Conflict of Interest Questionnaire annually.

Independence Standards for Directors

Although not subject to the independence standards of the New York Stock Exchange, for purposes of this registration statement, Lincoln Benefit has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Lincoln Benefit has determined that five of its directors are independent: Stephen Campbell, Richard Carbone, Ann Frohman, Robert Stein and Grace Vandecruze.

OTHER INFORMATION

A section entitled “Experts” is added to your prospectus as follows:

EXPERTS

The financial statements and related financial schedule of Lincoln Benefit Life Company for the year ended December 31, 2013 and for the period from January 1, 2014 through March 31, 2014 included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such financial statements and financial statement schedule are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Lincoln Benefit Life Company as of December 31, 2015 and December 31, 2014 and for the year ended December 31, 2015 and for the period from April 1, 2014 through December 31, 2014 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The following change is made to the prospectuses for the LBL Advantage, Consultant II and Premier Planner:

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.

PRINCIPAL UNDERWRITER

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life. Allstate Life entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se2, LLC provides certain business process outsourcing services with respect to the Contracts. se2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2015, consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelley Global Investment Markets, a division of RR Donnelley & Sons Company (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758566, Topeka, KS 66675-8566. Your correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

Supplement dated February 29, 2016, to the

Prospectus for your Variable Annuity

Issued by

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company.

The following Portfolios will be liquidated effective on April 29, 2016 (“Liquidation Date”):

Morgan Stanley VIS Money Market Portfolio – Class X

Morgan Stanley VIS Money Market Portfolio – Class Y

On the Liquidation Date, the above Portfolios will no longer be available under your Annuity contract, and any Contract Value allocated to either of these liquidated Portfolios will be transferred, as of the close of business on the Liquidation Date, to the Default Transfer Portfolios, as follows:

Liquidated Portfolio	Default Transfer Portfolio

Morgan Stanley VIS Money Market Portfolio – Class X	Fidelity VIP ® Government Money Market Portfolio – Initial Class
Morgan Stanley VIS Money Market Portfolio – Class Y	Fidelity VIP ® Government Money Market Portfolio – Service Class 2

Please note that you have the ability to transfer out of the above Liquidated Portfolios any time prior to the Liquidation Date. Such transfers will be free of charge and will not count as one of your annual free transfers under your Annuity contract. Also, for a period of 60 days after the Liquidation Date, any Contract Value that was transferred to the Fidelity VIP ® Government Money Market Portfolio – Initial Class or to the Fidelity VIP ® Government Money Market Portfolio – Service Class 2 as the result of the liquidations can be transferred free of charge and will not count as one of your annual free transfers. It is important to note that any Portfolio into which you make your transfer will be subject to the transfer limitations described in your prospectus. Please refer to your prospectus for detailed information about investment options.

After the Liquidation Date, the above-listed Liquidated Portfolios will no longer exist and, unless you instruct us otherwise, any outstanding instruction you have on file with us that designates any of the above Liquidated Portfolios will be deemed instruction for the Fidelity VIP ® Government Money Market Portfolio – Initial Class or the Fidelity VIP ® Government Money Market Portfolio – Service Class 2, as applicable. This includes but is not limited to, systematic withdrawals, Dollar Cost Averaging, and Auto Rebalancing.

You may wish to consult with your financial representative to determine if your existing allocation instructions should be changed before or after the Liquidation Date.

If you have any questions, please contact your financial representative or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement together with your prospectus for future reference. No other action is required of you.

Supplement dated November 2, 2015, to the

Prospectus for your Variable Annuity

Issued by

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company.

Effective December 1, 2015, the Portfolios listed below will implement several changes to enable them to operate as government money market funds. Specifically, the Portfolios will: (i) modify the Portfolios’ fundamental concentration policy so that the Portfolios will be prohibited from investing more than 25% of its total assets in the financial services industry; and (ii) adopt a principal investment strategy to normally invest at least 99.5% of its total assets in cash, government securities, and/or repurchase agreements that are collateralized fully.

In addition, the names of the following Portfolios will be changed as follows:

Previous Name	New Name

Fidelity ® VIP Money Market Portfolio – Initial Class	Fidelity ® VIP Government Money Market Portfolio – Initial Class
Fidelity ® VIP Money Market Portfolio – Service Class 2	Fidelity ® VIP Government Money Market Portfolio – Service Class 2

If you have any questions, please contact your financial representative or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement for future reference together with your prospectus. No other action is required of you.

Supplement dated October 30, 2015, to the

Prospectus for your Variable Annuity

Issued by

ALLSTATE LIFE INSURANCE COMPANY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Allstate Life Insurance Company, Allstate Life Insurance Company of New York, and Lincoln Benefit Life Company (the “Companies”) have filed an application with the Securities and Exchange Commission (“SEC”) requesting an order to allow the Companies to remove the PIMCO Total Return Portfolio – Administrative Shares and the PIMCO Total Return Portfolio – Advisor Shares (collectively, the “Replaced Portfolios”) as investment options under your variable annuity contract and substitute a new investment option, the BlackRock Total Return V.I. Portfolio – Class I Shares (the “Replacement Portfolio”), as described below.

The Companies believe that the proposed substitution is in the best interests of contract owners. The investment objectives of the Replaced Portfolios and the Replacement Portfolio are substantially similar. The Companies will bear all expenses related to the substitution, and there will be no tax consequences for you. The Companies anticipate that, if such order is granted, the proposed substitution will occur during the second quarter of 2016.

The proposed substitution and adviser for the Replaced Portfolio and the Replacement Portfolio are:

Proposed Substitution
	Replaced Portfolios	Replacement Portfolio
Portfolio Names	PIMCO Total Return Portfolio – Administrative Shares PIMCO Total Return Portfolio – Advisor Shares	BlackRock Total Return V.I. Portfolio
Adviser	Pacific Investment Management Company LLC	BlackRock, Inc.

Please note that:

•☐☐	No action is required on your part at this time, nor will you need to take any action if the SEC approves the substitution.

•☐☐

On the date of the substitution, Account Values and/or Purchase Payments currently allocated to the Replaced Portfolios will be redirected to the Replacement Portfolio unless you have changed your selection and transferred your Account Values before the substitution takes place. If you are enrolled in a Dollar Cost Averaging, Automatic Rebalancing or comparable program, your Account Value invested in the Replaced Portfolios will be transferred automatically to the Replacement Portfolio on the date of the substitution. Your enrollment instructions will be automatically updated to reflect the Replacement Portfolio for any continued and future investments.

•☐☐

You may transfer amounts in your variable annuity contract among the investment options as usual. The substitution itself will not be treated as a transfer for purposes of the transfer provisions of your Annuity, subject to the issuing Company’s restrictions on transfers to prevent or limit “market timing” activities by Owners or agents of Owners.

•☐☐

If you make one transfer from a Replaced Portfolio into one or more Sub-accounts before the substitution, or from the Replacement Portfolio after the substitution, any transfer fee that might otherwise be imposed will be waived from the date of this Supplement through the date that is 30 days after the substitution. In addition, if you make one transfer from a Replaced Portfolio into a Sub-account before the substitution or from the Replacement Portfolio within 30 days after the substitution, the transfer will not be treated as one of a limited number of transfers (or exchanges) permitted under your Annuity.

•☐☐

On the effective date of the substitution, your Account Value will be the same as before the substitution. However, the number of units you receive in the Replacement Portfolio may be different from the number of units in the Replaced Portfolio.

•☐☐	There will be no tax consequences to you.

In connection with the substitution, we will send you a prospectus for the Replacement Portfolio that contains complete information concerning the Replacement Portfolio, including information on all Replacement Portfolio fees and charges, as well as notice of the actual date of the substitution and confirmation of transfers.

If you have any questions, please contact your financial representative or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement for future reference together with your prospectus. No other action is required of you.

Supplement dated October 2, 2015, to the

Prospectus for your Variable Annuity

Issued By

LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your Variable Annuity contract issued by Lincoln Benefit Life Company.

Effective October 23, 2015 (the Closure Date), the following variable sub-account available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the Closure Date:

Alger Small Cap Growth Portfolio – Class I-2

Contract owners who have contract value invested in the variable sub-account as of the Closure Date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in the variable sub-account thereafter.

Dollar cost averaging, category models and/or auto-rebalancing programs, if elected by a Contract owner prior to the Closure Date, will not be affected by the closure unless a contract owner withdraws or otherwise transfers his entire Account Value from the sub-account.

If you have any questions, please contact your financial representative or our Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m. Central time.

Please keep this supplement for future reference together with your prospectus. No other action is required of you.

                   Supplement dated January 3, 2014, to the
                     Prospectus for your Variable Annuity
                                   Issued by

                         LINCOLN BENEFIT LIFE COMPANY

This supplement amends certain disclosure contained in the prospectus for your
Variable Annuity contract issued by Lincoln Benefit Life Company.

Effective as of January 31, 2014 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

   Alger Mid Cap Growth - Class S
   Alger Mid Cap Growth - Class I-2

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure
Date. Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

If you have any questions, please contact your financial representative or our
Variable Annuities Service Center at (800) 457-7617. Our representatives are available to assist you Monday through Friday between 7:30 a.m. and 5:00 p.m.
Central time.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner prior to the Closure Date, will not be affected by the closure.

   Please keep this supplement for future reference together with your prospectus. No other action is required of you.

                         LINCOLN BENEFIT LIFE COMPANY

                      Supplement Dated September 30, 2013
                To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED MAY 1, 2013
                   CONSULTANT I PROSPECTUS DATED MAY 1, 2013
                  LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004
                  CONSULTANT II PROSPECTUS DATED MAY 1, 2004
                 PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004
                INVESTOR'S SELECT PROSPECTUS DATED MAY 1, 2007

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

The following paragraphs are added to the "Lincoln Benefit Life Company"
provision under the "More Information" section or the "Description of Lincoln
Benefit Life Company and the Separate Account" section of your prospectus:

On July 17, 2013, Allstate Life entered into an agreement with Resolution Life
Holdings, Inc. ("Resolution"), a Delaware corporation established by Resolution
Life L.P., pursuant to which Allstate Life agreed to sell Lincoln Benefit to
Resolution or a wholly-owned subsidiary of Resolution (the "Transaction"). The
Prudential Insurance Company of America or an affiliate will continue to reinsure and administer the Variable Account and the Contracts. The benefits and provisions of the Contracts will not be changed by the Transaction. Also, the Transaction will not change the fact that Lincoln Benefit is the named insurer under your Contract. Following the Transaction, Lincoln Benefit will no longer be an affiliate of Allstate Life.

The Transaction and certain related agreements are subject to required regulatory approvals. Subject to the receipt of such regulatory approvals, the
Transaction is targeted to close in the 4 th quarter of 2013.

Upon receipt of regulatory approvals, Lincoln Benefit will amend and restate its existing reinsurance arrangements with Allstate Life. Lincoln Benefit will recapture, and Allstate Life no longer will reinsure: (i) all fixed deferred annuity, value adjusted deferred annuity and indexed deferred annuity business written by Lincoln Benefit, (ii) all of the life insurance business written by
Lincoln Benefit through independent life insurance producers other than certain specified life insurance policies and (iii) all of the net liability of Lincoln
Benefit with respect to the accident and health and long-term care insurance business written by Lincoln Benefit (the "Recapture"). The benefits and provisions of the Contracts will not be changed by the Recapture, and the
Recapture will not change the fact that Lincoln Benefit is the named insurer under your Contract.

Pursuant to the Recapture, Allstate Life will transfer to Lincoln Benefit, for inclusion in its general account reserves, cash and specified assets with an aggregate statutory book value equal to net statutory general account reserves attributable to the recaptured business, adjusted for the final settlement amount under the applicable existing reinsurance agreements between Lincoln
Benefit and Allstate Life that are being amended and restated in connection with the Transaction.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                      SUPPLEMENT, DATED DECEMBER 27, 2011,
                  TO THE PROSPECTUS FOR YOUR VARIABLE ANNUITY
                                   ISSUED BY

                        ALLSTATE LIFE INSURANCE COMPANY
                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY
                    AMERICAN MATURITY LIFE INSURANCE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York,
Lincoln Benefit Life Company or American Maturity Life Insurance Company, as
applicable.

Effective as of January 27, 2012 (the Closure Date), the following variable sub-account available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the Closure Date:

                             DWS Bond VIP - Class A

Contract owners who have contract value invested in this variable sub-account as of the Closure Date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in this variable sub-account thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                        SUPPLEMENT, DATED JULY 6, 2011,
                  TO THE PROSPECTUS FOR YOUR VARIABLE ANNUITY
                                   ISSUED BY

                        ALLSTATE LIFE INSURANCE COMPANY
                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New
York or Lincoln Benefit Life Company, as applicable.

Effective as of August 19, 2011 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

Invesco V.I. Basic Value Fund-Series I
Invesco V.I. Basic Value Fund-Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                       Supplement Dated December 31, 2009
                   To the Prospectus for Your Variable Annuity
                                    Issued By
                         Allstate Life Insurance Company
                   Allstate Life Insurance Company of New York
                          Lincoln Benefit Life Company

This supplement amends the prospectus for your variable annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York,
or Lincoln Benefit Life Company.

The following provision is added to your prospectus:

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order."
Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-457-7617. If you own a Putnam contract, please call 1-800-390-1277.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                        Supplement dated August 14, 2009
                 To the following Prospectuses, as supplemented:

               Consultant Solutions, Prospectus Dated May 1, 2009
                   Consultant I, Prospectus Dated May 1, 2009
                   LBL Advantage, Prospectus Dated May 1, 2004
                   Consultant II, Prospectus Dated May 1, 2004
                  Premier Planner, Prospectus Dated May 1, 2004

This prospectus supplement amends certain disclosure contained in the prospectuses referenced above for your variable annuity contract issued by
Lincoln Benefit Life Company ("Lincoln Benefit").

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission ("SEC") recently adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 12h-7 exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. Each of the variable annuities described in the prospectuses referenced above fall within the exemption provided under rule 12h-7. Lincoln Benefit is hereby providing notice that it is electing to rely on the exemption provided under rule 12h-7 effective as of the date of this prospectus supplement or as soon as possible thereafter, and will be suspending filing reports under the
Exchange Act.

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement which means that incorporated documents are considered part of this prospectus supplement. We can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and our Quarterly
Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on
May 12, 2009.

Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS
66675-8565 or by calling 1-800- 457- 7617. The public may read and copy any materials that Lincoln Benefit files with the SEC at the SEC's Public Reference
Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company

                                 LBL Advantage
                                 Consultant II
                                Premier Planner

                         Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Lincoln Benefit Life Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit Life Company's right to issue such
Contracts under applicable state insurance law, have been passed upon by Susan
L. Lees, General Counsel of Lincoln Benefit Life Company.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit Life Company ("Lincoln Benefit") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section
13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and
Form 8-K. In addition, all documents subsequently filed by Lincoln Benefit pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800-
457- 7617. Lincoln Benefit files periodic reports as required under the
Securities Exchange Act of 1934. The public may read and copy any materials that
Lincoln Benefit files with the SEC at the SEC's Public Reference Room at 100 F
Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                     Supplement, dated February 26, 2007, to
         The Consultant II Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts ("Contracts") issued by
Lincoln Benefit Life Company.

We have received notice that the Board of Trustees ("Board") of the STI Classic
Variable Trust has approved the liquidation, on or about May 1, 2007, of the
International Equity Fund (the "Portfolio").

Due to the liquidation of the Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the STI Classic
International Equity Fund Sub-Account (the "STI Sub-Account") on or after April
27, 2007.

As the STI Sub-Account will no longer be offered as an investment alternative, you may wish to transfer, prior to April 27, 2007, some or all of your Contract
Value in the STI Sub-Account to other investment alternatives currently offered by your Contracts. Such transfer is not subject to a transfer fee. Any value remaining in the STI Sub-Account will be transferred automatically, as of April
27, 2007, to the Fidelity VIP Money Market Sub-Account, an investment alternative already available under your Contract.

If you currently allocate Contract Value to the STI Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocations in these programs will also need to be changed. If you do not change these allocations to other investment alternatives currently available under your Contract, any allocations to the STI
Sub-Account will be automatically allocated, as of April 27, 2007, to the
Fidelity VIP Money Market Sub-Account.

We will send you a confirmation that shows the amount that we transferred to the
Fidelity VIP Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our
Customer Service Center at 1-800-865-5237

If your Contract Value in the STI Sub-Account is transferred automatically to the Fidelity VIP Money Market Sub-Account, for 60 days following the automatic transfer, you may transfer your Contract Value in the Fidelity VIP Money Market
Sub-Account to any other investment alternative(s) available under your
Contract. Such transfer is not subject to a transfer fee.

Attached as Appendix A is a list of the Portfolios and Fixed Account Investment
Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectus.

E

                                   Appendix A

The Consultant II Variable Annuity contract offers a variety of Investment
Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment
Alternatives currently available. Also included is the investment objective for each Portfolio. For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the Portfolio.

                                   PORTFOLIOS

Fund                                                    Objective
-----------------------------------------------------   ------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series I                    Seeks long-term growth of capital.

Alger American Growth Portfolio - Class O               Seeks long-term capital appreciation.

Alger American Income & Growth Portfolio - Class O      Seeks to provide a high level of dividend income. Its secondary goal is to provide capital appreciation.

Alger American Leveraged AllCap Portfolio - Class O     Seeks long-term capital appreciation.

Alger American MidCap Growth Portfolio - Class O        Seeks long-term capital appreciation.

Alger American Small Capitalization Portfolio -         Seeks long-term capital appreciation.
Class O

DWS Bond VIP - Class A                                  Seeks to provide a high level of income consistent with a high quality portfolio of debt securities.

DWS Global Opportunities VIP - Class A                  Seeks above-average capital appreciation over the long term.

DWS Growth & Income VIP - Class A                       Seeks long-term growth of capital, current income and growth of income.

DWS International VIP - Class A                         Seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments.

DWS Balanced VIP - Class A                              Seeks high total return, a combination of income and capital appreciation.

Federated Capital Income Fund II                        Seeks high current income and moderate capital appreciation.

Federated Fund for U.S. Government Securities II        Seeks current income.

Federated High Income Bond Fund II                      Seeks high current income.

Fidelity VIP Asset Manager (SM) Portfolio - Initial     Seeks to obtain high total return with reduced risk over the
Class                                                   long term by allocating its assets among stocks, bonds, and short-term instruments.

Fidelity VIP Contrafund (R) Portfolio - Initial Class   Seeks long-term capital appreciation.

Fidelity VIP Equity-Income Portfolio - Initial Class    Seeks reasonable income by investing primarily in income-producing equity securities. In choosing these securities, the fund will also consider the potential for capital appreciation. The fund's goal is to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500.

Fidelity VIP Growth Portfolio - Initial Class           Seeks to achieve capital appreciation.

Fidelity VIP Index 500 Portfolio - Initial Class        Seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the Standard & Poor's 500 (SM) Index (S&P 500 (R) ).

Fidelity VIP Money Market Portfolio - Initial Class     Seeks as high a level of current income as is consistent with preservation of capital and liquidity by investing in money market instruments.

Fidelity VIP Overseas Portfolio - Initial Class         Seeks long-term growth of capital.

Janus Aspen Series Balanced Portfolio -                 Seeks long-term capital growth, consistent with preservation of
Institutional Shares                                    capital and balanced by current income.

Janus Aspen Series Flexible Bond Portfolio -            Seeks to obtain maximum total return, consistent with
Institutional Shares                                    preservation of capital.

Janus Aspen Series Large Cap Growth Portfolio -         Seeks long-term growth of capital in a manner consistent with
Institutional Shares                                    the preservation of capital.

Janus Aspen Series Mid Cap Growth Portfolio -           Seeks long-term growth of capital.
Institutional Shares

Janus Aspen Series Worldwide Growth Portfolio -         Seeks long-term growth of capital in a manner consistent with
Institutional Shares                                    the preservation of capital.

Janus Aspen Series Foreign Stock Portfolio -            Seeks long-term growth of capital.
Service Shares

Legg Mason Partners Variable Investors Portfolio -      Seeks long-term growth of capital with current income as a
Class I                                                 secondary objective.

MFS Emerging Growth Series - Initial Class              Seeks long-term growth of capital.

MFS Investors Trust Series - Initial Class              Seeks to provide long-term growth of capital and secondarily to provide reasonable current income.

MFS New Discovery Series - Initial Class                Seeks capital appreciation.

MFS Research Series - Initial Class                     Seeks long-term growth of capital and future income.

MFS Total Return Series - Initial Class                 Seeks to provide above-average income (compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital and secondarily to provide a reasonable opportunity for growth of capital and income.

Oppenheimer Main Street Small Cap Fund (R) /VA -        Seeks capital appreciation.
Service Shares

Premier VIT OpCap Balanced Portfolio                    Seeks growth of capital and investment income.

Premier VIT OpCap Small Cap Portfolio                   Seeks capital appreciation through a diversified portfolio consisting primarily of securities of companies with market capitalizations of under $2 billion at time of purchase.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged)   Seeks maximum total return, consistent with preservation of
- Administrative Shares                                 capital and prudent investment management.

PIMCO VIT Total Return Portfolio - Administrative       Seeks maximum total return, consistent with preservation of
Shares                                                  capital and prudent investment management.

Putnam VT International Growth and Income Fund -        Seeks capital growth. Current income is a secondary objective.
Class IB

STI Classic Capital Appreciation Fund                   Seeks capital appreciation.

STI Classic Large Cap Value Equity Fund                 Seeks capital appreciation with the secondary goal of current income.

T. Rowe Price Equity Income Portfolio - I               Seeks substantial dividend income as well as long-term growth of capital.

T. Rowe Price International Stock Portfolio - I         Seeks long-term growth of capital.

T. Rowe Price New America Growth Portfolio - I          Seeks long-term growth of capital.

Van Kampen LIT Aggressive Growth Portfolio, Class II    Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II    Seeks long-term growth of capital and income.

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I    Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity
                                                        securities.

Wells Fargo Advantage VT Discovery Fund                 Seeks long-term capital appreciation.

Wells Fargo Advantage VT Opportunity Fund (SM)          Seeks long-term capital appreciation.

Fixed Account Options: Standard Fixed Account
                       Guaranteed Maturity Fixed Account Option

Supplement, dated April 4, 2005, to The Consultant II Variable Annuity
Prospectus dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the shareholders of the Strong Opportunity Fund II
- Investor Class and the Strong Mid Cap Growth Fund II - Investor Class ("Strong
Portfolios") approved the reorganization of the Strong Portfolios into the Wells
Fargo Advantage Opportunity Fund and the Wells Fargo Advantage Discovery Fund
("Wells Fargo Portfolios"), respectively.

On April 8, 2005 ("Conversion Date"), the Strong Opportunity Fund II - Investor
Class will be merged into the Wells Fargo Advantage Opportunity Fund, and the
Strong Mid Cap Growth Fund II - Investor Class will be merged into the Wells
Fargo Advantage Discovery Fund. On the Conversion Date, we will change the name of the Strong Portfolio sub-accounts to reflect the change in the underlying portfolio. Contract owners will receive a confirmation of the transaction reflecting this change.

If you currently have allocations made to the Strong Portfolio sub-accounts through automatic additions, automatic portfolio rebalancing or dollar cost averaging programs, any future allocations will continue to be made to those sub-accounts under their new name as of the Conversion Date.

All reference to the Strong Opportunity Fund II, Inc., Strong Variable Insurance
Funds, Inc, and the Strong Portfolios are deleted on page 1 of the prospectus.
The following information is added to page 1:

Wells Fargo Variable Trust Funds: Wells Fargo Advantage Discovery Fund , Wells
Fargo Advantage Opportunity Fund

The table on page 6 of the prospectus that shows the minimum and maximum total annual operating expenses charged by the Portfolios is deleted in its entirety and replaced by the following:

                                                                        Minimum   Maximum
                                                                        -------   -------
Total Annual Portfolio Operating Expenses(1) (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or service (12b-1) fees, and other expenses)(without
waivers or reimbursements)                                               0.10%     3.89%

(1)  Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2004.

The "Examples" on page 6-7 of the prospectus are deleted in their entirety and replaced by the following: Example

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate
Account annual expenses, and Portfolio fees and expenses and assume no transfers or exchanges were made. The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    Invested $10,000 in the Contract for the time periods indicated, o earned a
     5% annual return on your investment,

..    surrendered your Contract, or you began receiving income payments, or continued to hold Your Contract, at the end of each time period, and,

..    with total Separate Account expenses of 1.40%.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $577     $1,719    $2,844    $5,585
Costs Based on Minimum Annual Portfolio Expenses    $189     $  581    $  993    $2,123

Explanation of Expense Example

Please remember that you are looking at examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5%, which is not guaranteed. The examples do not assume that any Portfolio expense waivers or reimbursement arrangements are in effect for the periods presented.
The Examples reflect an annual Contract maintenance charge of $35.

All reference to the Strong Opportunity Fund II, Inc., Strong Variable Insurance
Funds, Inc, and the Strong Portfolios are deleted on page 9 of the prospectus.
The following information is added to page 9:

Wells Fargo Variable   Wells Fargo Advantage Discovery
        Trust            Fund , Wells Fargo Advantage
                              Opportunity Fund

The section entitled "Condensed Financial Information" on page 12 is deleted in its entirety and replaced with the following:

CONDENSED FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning
Accumulation Unit Values for each sub-account for 1994 through 2004.
Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The financial statements of the sub-accounts comprising the Separate Account as of December 31, 2004, are included in the Statement of Additional Information. Lincoln Benefit's financial statements as of December 31, 2004, are included in the Statement of Additional
Information.

The chart on page 17 of the prospectus is deleted in its entirety and replaced by the following:

Portfolio                                   Each Portfolio Seeks                                 Investment Adviser
-------------------------------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds

AIM V.I. Basic Value Fund - Series I (1)    Long-term growth of capital                          A I M Advisors, Inc.

The Alger American Fund

Alger American Growth Portfolio - Class O   Long-term capital appreciation                       Fred Alger Management, Inc.

Alger American Income & Growth Portfolio -  To provide a high level of dividend income. Its
  Class O                                   secondary goal is to provide capital
                                            appreciation.

Alger American Leveraged AllCap Portfolio   Long-term capital appreciation
  - Class O

Alger American MidCap Growth Portfolio -    Long-term capital appreciation
  Class O

Alger American Small Capitalization         Long-term capital appreciation
  Portfolio - Class O

Federated Insurance Series

Federated Capital Income Fund II            High current income and moderate capital             Federated Equity Management
                                            appreciation                                         Company of Pennsylvania

Federated High Income Bond Fund II          High current income                                  Federated Investment
                                                                                                 Management Company

Federated Fund for U.S. Government          Current income
  Securities II

Fidelity(R)  Variable Insurance Products

Fidelity VIP Asset Manager(SM) Portfolio -  To obtain high total return with reduced risk over   Fidelity Management &
  Initial Class                               the long term by allocating its assets among         Research Company
                                              stocks, bonds, and short-term instruments.

Fidelity VIP Contrafund(R)  Portfolio -       Long-term capital appreciation.
  Initial Class

Fidelity VIP Equity-Income Portfolio -      Reasonable income by investing primarily in
  Initial Class                               income-producing equity securities.  In choosing
                                              these securities, the fund will also consider the
                                              potential for capital appreciation.  The fund's
                                              goal is to achieve a yield which exceeds the
                                              composite yield on the securities comprising the
                                              S&P 500.

Fidelity VIP Growth Portfolio - Initial     To achieve capital appreciation.
  Class

Fidelity VIP Index 500 Portfolio -          Investment results that correspond to the total
 Initial Class                                return of common stocks publicly traded in the
                                              United States, as represented by the Standard &
                                              Poors 500(SM) Index (S&P 500(R) ).

Fidelity VIP Money Market Portfolio -       As high a level of current income as is consistent
  Initial Class                               with preservation of capital and liquidity by
                                              investing in money market instruments.

Fidelity VIP Overseas Portfolio - Initial   Long-term growth of capital.
  Class

Janus Aspen Series

Janus Aspen Series Balanced Portfolio -     Long-term capital growth, consistent with            Janus Capital Management
  Institutional Shares                        preservation of capital and balanced by current      LLC
                                              income.

Janus Aspen Series Flexible Bond Portfolio  To obtain maximum total return, consistent with
  - Institutional Shares  (2)                 preservation of capital.

Janus Aspen Series Foreign Stock Portfolio  Long-term growth of capital.
  - Service Shares

Janus Aspen Series Large Cap Growth         Long-term growth of capital in a manner consistent
  Portfolio - Institutional Shares  (2)       with the preservation of capital.

Janus Aspen Series Mid Cap Growth           Long-term growth of capital
  Portfolio - Institutional Shares

Janus Aspen Series Worldwide Growth         Long-term growth of capital in a manner consistent
  Portfolio - Institutional Shares            with the preservation of capital.

MFS(R)  Variable Insurance Trust(SM)

MFS Emerging Growth Series - Initial Class  Long-term growth of capital                          MFS(TM)  Investment Management

MFS Investors Trust Series - Initial Class  Long-term growth of capital with a secondary objective to seek reasonable current income

MFS New Discovery Series - Initial Class    Capital appreciation.

MFS Research Series - Initial Class         Long-term growth of capital and future income

MFS Total Return Series - Initial Class     To provide above-average income (compared to a
                                              portfolio invested entirely in equity securities)
                                              consistent with the prudent employment of capital
                                              and secondarily to provide a reasonable
                                              opportunity for growth of capital and income.

Oppenheimer Variable Account Funds

Oppenheimer Main Street Small Cap Fund/VA   Capital appreciation.                                OppenheimerFunds, Inc.
  - Service Shares

Premier VIT

Premier VIT OpCap Balanced Portfolio (3)    Growth of capital and investment income              OpCap Advisors LLC

Premier VIT OpCap Small Cap Portfolio (3)   Capital appreciation

PIMCO Variable Insurance Trust

PIMCO VIT Foreign Bond Portfolio (U.S.      Maximum total return, consistent with preservation   Pacific Investment
  Dollar-Hedged) - Administrative Shares      of capital and prudent investment management.      Management Company LLC

PIMCO VIT Total Return Portfolio -          Maximum total return, consistent with preservation
  Administrative Shares                       of capital and prudent investment management.

Putnam Variable Trust

Putnam VT International Growth and Income   Capital growth. Current income is a secondary        Putnam Investment
  Fund - Class IB                             objective.                                         Management, LLC

Salomon Brothers Variable Series Funds Inc

Salomon Brothers Variable Investors Fund -  Long-term growth of capital with current income as   Salomon Brothers Asset
  Class I                                     a secondary objective                              Management Inc

Scudder Variable Series I

Scudder SVS I Bond Portfolio - Class A      To provide a high level of income consistent with a  Deutsche Investment
                                              high quality portfolio of debt securities            Management Americas Inc.

Scudder SVS I Global Discovery Portfolio -  Above-average capital appreciation over the long
  Class A                                     term

Scudder SVS I Growth and Income Portfolio   Long-term growth of capital, current income and
  - Class A                                   growth of income

Scudder SVS I International Portfolio -     Long-term growth of capital primarily through
  Class A                                     diversified holdings of marketable foreign equity
                                              investments

Scudder Variable Series II

Scudder SVS II Total Return Portfolio -     High total return, a combination of income and       Deutsche Investment
  Class A (4)                                 capital appreciation                               Management Americas Inc.

STI Classic Variable Trust

STI Classic Capital Appreciation Fund       Capital appreciation                                 Trusco Capital Management,
                                                                                                   Inc.

STI Classic International Equity Fund (5)   Long-term capital appreciation

STI Classic Value Income Stock Fund         Current income with the secondary goal of capital
                                              appreciation

T. Rowe Price Equity Series, Inc.

T. Rowe Price Equity Income Portfolio - I   Substantial dividend income as well as long-term     T. Rowe Price Associates,
                                              growth of capital.                                   Inc.

T. Rowe Price Mid-Cap Growth Portfolio - I  Long-term capital appreciation
  (6)

T. Rowe Price New America Growth            Long-term growth of capital
  Portfolio - I

T. Rowe Price International Series, Inc.

T. Rowe Price International Stock           Long-term growth of capital                          T. Rowe Price
  Portfolio - I                                                                                  International, Inc.

The Universal Institutional Funds, Inc.

Van Kampen UIF U.S. Mid Cap Value           Above-average total return over a market cycle of       Van Kampen (7)
  Portfolio, Class I                          three to five years by investing in common stocks
                                              and other equity securities

Van Kampen Life Investment Trust

Van Kampen LIT Aggressive Growth            Capital Growth                                       Van Kampen Asset Management
  Portfolio, Class II

Van Kampen LIT Growth and Income            Long-term growth of capital and income.
  Portfolio, Class II

Wells Fargo Variable Trust Funds

Wells Fargo Advantage Discovery Fund (8)    Long-term capital appreciation                       Wells Fargo Funds
                                                                                                   Management, LLC

Wells Fargo Advantage Opportunity Fund (8)  Long-term capital appreciation

(1)  A Fund's investment objective(s) may be changed by the Fund's Board of
     Trustees without shareholder approval.

(2)  Effective May 1, 2005, the Janus Aspen Series Flexible Income Portfolio -
     Institutional Shares and Janus Aspen Series Growth Portfolio -
     Institutional Shares changed their names to the Janus Aspen Series Flexible
     Bond Portfolio - Institutional Shares and Janus Aspen Series Large Cap
     Growth Portfolio - Institutional Shares , respectively.

(3)  Effective May 1, 2005, the PAVIT OpCap Balanced Portfolio and PAVIT OpCap
     Small Cap Portfolio changed their names to the Premier VIT OpCap Balanced
     Portfolio and Premier VIT OpCap Small Cap Portfolio, respectively.

(4)  Effective April 29, 2005, the Scudder SVS I Balanced Portfolio - Class A
     was reorganized onto the Scudder SVS II Total Return Portfolio - Class A .

(5)  Effective September 27, 2002, the STI Classic International Equity Fund is
     no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to September 27, 2002, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program.
     Outside of these automatic transaction programs, additional allocations will not be allowed.

(6)  Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio - I is no
     longer available for new investments. If you are currently invested in the
     T. Rowe Price Mid-Cap Growth Portfolio - I you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as Portfolio Rebalancing or Dollar Cost
     Averaging, we will continue to effect automatic transactions to the portfolio in accordance with that program.

(7)  Morgan Stanley Investment Management Inc., the adviser to the UIF
     Portfolios, does business in certain instances using the name Van Kampen.

(8)  Effective 4/8/05, the Strong Mid Cap Growth Fund II - Investor Class and
     Strong Opportunity Fund II - Investor Class were reorganized into the Wells
     Fargo Advantage Discovery Fund and Wells Fargo Advantage Opportunity Fund,
     respectively.

The first sentence of the first paragraph of the section entitled "Annual
Reports and Other Documents" on page 39 of the prospectus is deleted and replaced by the following:

"Lincoln Benefit's annual report on Form 10-K for the year ended December 31,
2004, is incorporated herein by reference, which means that it is legally a part of this prospectus."

The following column is added to the Accumulation Unit Value chart in Appendix
A:

                          Accumulation Unit Values (1)

                                  Basic Policy

                                                                                                Year ending
                                                                                                December 31,
Fund                                                                                                2004
------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value - Series I Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   10.810
   Number of Units Outstanding at End of Year                                                       58,864
Alger American Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.116
   Accumulation Unit Value Ending                                                                   10.524
   Number of Units Outstanding at End of Year                                                      106,786
Alger American Income & Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.547
   Accumulation Unit Value Ending                                                                   12.280
   Number of Units Outstanding at End of Year                                                       94,296
Alger American Leveraged AllCap - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.959
   Accumulation Unit Value Ending                                                                   12.758
   Number of Units Outstanding at End of Year                                                      125,490
Alger American MidCap Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             15.141
   Accumulation Unit Value Ending                                                                   16.878
   Number of Units Outstanding at End of Year                                                      189,941
Alger American Small Capitalization - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.146
   Accumulation Unit Value Ending                                                                    9.364
   Number of Units Outstanding at End of Year                                                      152,854

Federated Capital Income II Sub-Account
   Accumulation Unit Value(1) Beginning                                                              7.607
   Accumulation Unit Value Ending                                                                    8.245
   Number of Units Outstanding at End of Year                                                      118,737
Federated High Income Bond II Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.727
   Accumulation Unit Value Ending                                                                   11.864
   Number of Units Outstanding at End of Year                                                      274,221
Federated for U.S. Government Securities II Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.608
   Accumulation Unit Value Ending                                                                   12.881
   Number of Units Outstanding at End of Year                                                      254,843
Fidelity VIP Asset Manager(SM) - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.097
   Accumulation Unit Value Ending                                                                   11.541
   Number of Units Outstanding at End of Year                                                      119,887
Fidelity VIP Contrafund(R)  - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.660
   Accumulation Unit Value Ending                                                                   14.416
   Number of Units Outstanding at End of Year                                                      442,140
Fidelity VIP Equity-Income - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.970
   Accumulation Unit Value Ending                                                                   13.165
   Number of Units Outstanding at End of Year                                                      324,151
Fidelity VIP Growth - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.133
   Accumulation Unit Value Ending                                                                   10.330
   Number of Units Outstanding at End of Year                                                      310,704
Fidelity VIP Index 500 - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.155
   Accumulation Unit Value Ending                                                                   11.077
   Number of Units Outstanding at End of Year                                                      569,379
Fidelity VIP Money Market - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.315
   Accumulation Unit Value Ending                                                                   11.292
   Number of Units Outstanding at End of Year                                                      421,371
Fidelity VIP Overseas - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.169
   Accumulation Unit Value Ending                                                                   11.395
   Number of Units Outstanding at End of Year                                                      138,707
Janus Aspen Series Mid Cap Growth - Institutional Shares Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.359
   Accumulation Unit Value Ending                                                                   12.334
   Number of Units Outstanding at End of Year                                                      142,342
Janus Aspen Series Balanced - Institutional Shares Sub-Account
   Accumulation Unit Value(1) Beginning                                                             13.721
   Accumulation Unit Value Ending                                                                   14.684
   Number of Units Outstanding at End of Year                                                      348,122
Janus Aspen Series Flexible Bond - Institutional Shares Sub-Account  (3)
   Accumulation Unit Value(1) Beginning                                                             13.061
   Accumulation Unit Value Ending                                                                   13.390
   Number of Units Outstanding at End of Year                                                      235,284
Janus Aspen Series Large Cap Growth - Institutional Shares Sub-Account  (3)
   Accumulation Unit Value(1) Beginning                                                              9.904
   Accumulation Unit Value Ending                                                                   10.208
   Number of Units Outstanding at End of Year                                                      266,429
Janus Aspen Series Foreign Stock - Service Shares Sub-Account  (2)(5)
   Accumulation Unit Value(1) Beginning                                                             10.200
   Accumulation Unit Value Ending                                                                   11.891
   Number of Units Outstanding at End of Year                                                       63,308
Janus Aspen Series Worldwide Growth - Institutional Shares Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.891
   Accumulation Unit Value Ending                                                                   10.220
   Number of Units Outstanding at End of Year                                                      155,504
LSA Balanced (2)(4)
   Accumulation Unit Value(1) Beginning
   Accumulation Unit Value Ending
   Number of Units Outstanding at End of Year
MFS Emerging Growth - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.923
   Accumulation Unit Value Ending                                                                    9.939
   Number of Units Outstanding at End of Year                                                       51,201
MFS Investors Trust - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.018
   Accumulation Unit Value Ending                                                                    9.902
   Number of Units Outstanding at End of Year                                                       43,733
MFS New Discovery - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             15.612
   Accumulation Unit Value Ending                                                                   16.398
   Number of Units Outstanding at End of Year                                                       71,788
MFS Research - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.027
   Accumulation Unit Value Ending                                                                   10.313
   Number of Units Outstanding at End of Year                                                       41,251
MFS Total Return - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             13.074
   Accumulation Unit Value Ending                                                                   14.352
   Number of Units Outstanding at End of Year                                                      176,247
Premier VIT OpCap Balanced Sub-Account (2)(5)
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   10.801
   Number of Units Outstanding at End of Year                                                       75,904
Premier VIT OpCap Small Cap Sub-Account (2)(5)
   Accumulation Unit Value(1) Beginning                                                             10.118
   Accumulation Unit Value Ending                                                                   11.762
   Number of Units Outstanding at End of Year                                                       79,179
Oppenheimer Main Street Small Cap/VA - Service Shares Sub-Account  (2)
   Accumulation Unit Value(1) Beginning                                                             11.151
   Accumulation Unit Value Ending                                                                   13.104
   Number of Units Outstanding at End of Year                                                      137,464

PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares
Sub-Account  (2)
   Accumulation Unit Value(1) Beginning                                                             10.642
   Accumulation Unit Value Ending                                                                   11.078
   Number of Units Outstanding at End of Year                                                       70,009
PIMCO VIT Total Return - Administrative Shares Sub-Account  (2)
   Accumulation Unit Value(1) Beginning                                                             10.924
   Accumulation Unit Value Ending                                                                   11.298
   Number of Units Outstanding at End of Year                                                      410,197
Putnam VT International Growth and Income - Class IB Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.133
   Accumulation Unit Value Ending                                                                   13.282
   Number of Units Outstanding at End of Year                                                       25,804
Salomon Brothers Variable Investors - Class I Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   10.943
   Number of Units Outstanding at End of Year                                                       15,927
Scudder SVS II Total Return - Class A Sub-Account (6)
   Accumulation Unit Value(1) Beginning
   Accumulation Unit Value Ending
   Number of Units Outstanding at End of Year
Scudder SVS I Bond - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.435
   Accumulation Unit Value Ending                                                                   12.921
   Number of Units Outstanding at End of Year                                                      172,335
Scudder SVS I Global Discovery - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                             14.202
   Accumulation Unit Value Ending                                                                   17.275
   Number of Units Outstanding at End of Year                                                      107,272
Scudder SVS I Growth and Income - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.800
   Accumulation Unit Value Ending                                                                    9.559
   Number of Units Outstanding at End of Year                                                       38,185
Scudder SVS I International - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.439
   Accumulation Unit Value Ending                                                                    9.967
   Number of Units Outstanding at End of Year                                                       51,111
STI Classic Capital Appreciation Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.593
   Accumulation Unit Value Ending                                                                    9.045
   Number of Units Outstanding at End of Year                                                       30,367
STI Classic International Equity Sub-Account (7)
   Accumulation Unit Value(1) Beginning                                                              8.851
   Accumulation Unit Value Ending                                                                   10.417
   Number of Units Outstanding at End of Year                                                          223
STI Classic Value Income Stock Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.104
   Accumulation Unit Value Ending                                                                   10.351
   Number of Units Outstanding at End of Year                                                       41,425
Strong Opportunity II - Investor Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             14.148
   Accumulation Unit Value Ending                                                                   16.494
   Number of Units Outstanding at End of Year                                                      107,791
T. Rowe Price Equity Income - I Sub-Account
   Accumulation Unit Value(1) Beginning                                                             13.035
   Accumulation Unit Value Ending                                                                   14.771
   Number of Units Outstanding at End of Year                                                      201,619
T. Rowe Price International Stock - I Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.127
   Accumulation Unit Value Ending                                                                   10.239
   Number of Units Outstanding at End of Year                                                       95,532
T. Rowe Price Mid-Cap Growth - I Sub-Account (8)
   Accumulation Unit Value(1) Beginning                                                             15.381
   Accumulation Unit Value Ending                                                                   17.949
   Number of Units Outstanding at End of Year                                                      130,090
T. Rowe Price New America Growth - I Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.017
   Accumulation Unit Value Ending                                                                    9.860
   Number of Units Outstanding at End of Year                                                       55,066
Van Kampen LIT Aggressive Growth, Class II Sub-Account (2)
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   11.144
   Number of Units Outstanding at End of Year                                                       10,217
Van Kampen LIT Growth and Income, Class II Sub-Account (2)
   Accumulation Unit Value(1) Beginning                                                             10.267
   Accumulation Unit Value Ending                                                                   11.554
   Number of Units Outstanding at End of Year                                                      138,483
Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account (2)(9)
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   11.321
   Number of Units Outstanding at End of Year                                                       98,278
Wells Fargo Advantage Discovery Sub-Account (10)
   Accumulation Unit Value(1) Beginning                                                                 --
   Accumulation Unit Value Ending                                                                       --
   Number of Units Outstanding at End of Year                                                           --
Wells Fargo Advantage Opportunity Sub-Account (10)
   Accumulation Unit Value(1) Beginning                                                                 --
   Accumulation Unit Value Ending                                                                       --
   Number of Units Outstanding at End of Year                                                           --

The "Experts" section in the Statement of Additional Information is deleted in its entirety and replaced with the following:

EXPERTS

The financial statements of Lincoln Benefit Life Company as of December 31, 2004
and 2003 and for each of the three years in the period ended December 31, 2004, and the related financial statement schedules included in this Statement of
Additional Information and incorporated in this prospectus by reference from the
Lincoln Benefit Life Company Annual Report on Form 10-K for the year ended
December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is included and incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the sub-accounts comprising Lincoln Benefit Life
Variable Annuity Account as of December 31, 2004 and for each of the periods in the two year period then ended included in this Statement of Additional
Information have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The "Financial Statements " section in the Statement of Additional Information is deleted in its entirety and replaced with the following:

FINANCIAL STATEMENTS

The financial statements of the Subaccounts comprising the Separate Account as of December 31, 2004, and for the periods in the two year period then ended, the financial statements of Lincoln Benefit as of December 31, 2004 and 2003, and
for each of the three years in the period ended December 31, 2004, and related financial statement schedules and the accompanying Reports of Independent
Registered Public Accounting Firm appear in the pages that follow. The financial statements and financial statement schedules of Lincoln Benefit included herein should be considered only as bearing upon the ability of Lincoln Benefit to meet its obligations under the Contacts.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                   Lincoln Benefit Life Variable Life Account

                        Supplement, dated March 7, 2005,
                                       to
                  The Consultant II Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the shareholders of the Strong Opportunity Fund II
- Investor Class and the Strong Mid Cap Growth Fund II - Investor Class ("Strong
Portfolios") approved the reorganization of the Strong Portfolios into the Wells
Fargo Advantage Opportunity Fund and the Wells Fargo Advantage Discovery Fund
("Wells Fargo Portfolios"), respectively.

On or around April 8, 2005 ("Conversion Date"), the Strong Opportunity Fund II -
Investor Class will be merged into the Wells Fargo Advantage Opportunity Fund, and the Strong Mid Cap Growth Fund II - Investor Class will be merged into the
Wells Fargo Advantage Discovery Fund. On the Conversion Date, we will change the name of the Strong Portfolio sub-accounts to reflect the change in the underlying portfolio. Contract owners will receive a confirmation of the transaction reflecting this change.

Wells Fargo Funds Management, LLC is the investment adviser for the Wells Fargo
Portfolios. The investment objective for both Wells Fargo Portfolios is long-term capital appreciation.

If you currently have allocations made to the Strong Portfolio sub-accounts through automatic additions, automatic portfolio rebalancing or dollar cost averaging programs, any future allocations will continue to be made to those sub-accounts under their new name as of the Conversion Date.

If you would like information on how to transfer to another investment alternative, or how to make a change to your current allocations, please contact your financial representative or call our Customer Service Center at
1-800-865-5237.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                       Supplement, dated January 14, 2005,
                                       to
                  The Consultant II Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life
Company.

We have received notice that the Board of Trustees ("Board") of PIMCO Advisors
VIT has approved the liquidation, on or about April 29, 2005 (the "Closing
Date"), of the PEA Science and Technology Portfolio (the "PEA Portfolio").

The Board based its decision, in part, upon the fact that the PEA Portfolio is relatively small in asset size and has failed to garner significant exposure in the variable contract market. In addition, the Board believes the outlook for future growth of the PEA Portfolio is not encouraging.

Due to the liquidation of the PEA Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the PEA Science and
Technology Portfolio Sub-Account ("PEA Sub-Account") on or after April 29, 2005.

Because the PEA Sub-Account will no longer be offered as an investment alternative as of the Closing Date, you may wish to transfer, prior to April 29,
2005, some or all of your interest in the PEA Sub-Account to the other investment alternatives currently offered by your Contract. Any value remaining in the PEA Sub-Account will be transferred automatically, as of the Closing
Date, to the Fidelity VIP Money Market Portfolio, an investment alternative already available under your Contract. These transfers are not subject to a transfer fee.

If you currently have allocations made to the PEA Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocation in the PEA Sub-Account will also need to be changed in these programs. If you do not change this allocation to other investment alternatives currently available under your Policy, any allocation to the PEA Sub-Account will be automatically allocated, as of the Closing Date, to the Fidelity VIP Money Market Sub-Account.

If your interest in the PEA Sub-Account is transferred automatically on the
Closing Date to the Fidelity VIP Money Market Sub-Account, for 60 days following the Closing Date, you may transfer your interest in the Fidelity VIP Money
Market Sub-Account to any other investment alternative(s) available under your
Contract. This transfer is not subject to a transfer fee.

We will send you a confirmation that shows the amount that we credited to the
Fidelity VIP Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our
Customer Service Center at the number listed below.

Attached, as Appendix A, is a list of the Portfolios and Fixed Account
Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectuses.

Number for Customer Service Center: 1-800-865-5237

                                   Appendix A

The Consultant II Variable Annuity contract offers a variety of Investment
Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment
Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the
Portfolio.

                                   PORTFOLIOS

AIM V.I. Basic Value Fund - Series I
Seeks long-term growth of capital.

Alger American Growth Portfolio - Class O Seeks long-term capital appreciation.

Alger American Income & Growth Portfolio - Class O Seeks to provide a high level of dividend income. Its secondary goal is to provide capital appreciation.

Alger American Leveraged AllCap Portfolio - Class O Seeks long-term capital appreciation.

Alger American MidCap Growth Portfolio - Class O Seeks long-term capital appreciation.

Alger American Small Capitalization Portfolio - Class O Seeks long-term capital appreciation.

Federated Fund for U.S. Government Securities II Seeks current income.

Federated High Income Bond Fund II Seeks high current income.

Federated Capital Income Fund II
Seeks high current income and moderate capital appreciation.

Fidelity VIP Asset Manager(SM) Portfolio - Initial Class Seeks high total return with reduced risk over the long term by allocating its assets among stocks, bonds, and short-term instruments.

Fidelity VIP Contrafund(R) Portfolio - Initial Class Seeks long-term capital appreciation.

Fidelity VIP Equity-Income Portfolio - Initial Class Seeks reasonable income.

Fidelity VIP Growth Portfolio - Initial Class Seeks capital appreciation.

Fidelity VIP Index 500 Portfolio - Initial Class Seeks investment results that correspond to the total return of common stocks publicly traded in the United
States, as represented by the Standard & Poor's 500(SM) Index (S&P 500(R)).

Fidelity VIP Money Market Portfolio - Initial Class Seeks as high a level of current income as is consistent with preservation of capital and providing liquidity.

Fidelity VIP Overseas Portfolio - Initial Class Seeks long-term growth of capital.

Janus Aspen Series Mid Cap Growth Portfolio: Institutional Shares Seeks
long-term growth of capital.

Janus Aspen Series Balanced Portfolio: Institutional Shares Seeks long-term growth of capital consistent with preservation of capital and balanced by current income.

Janus Aspen Series Flexible Income Portfolio: Institutional Shares Seeks to
maximize total return from a combination of current income and capital appreciation, with an emphasis on current income.

Janus Aspen Series Foreign Stock Portfolio: Service Shares Seeks long-term growth of capital.

Janus Aspen Series Growth Portfolio: Institutional Shares Seeks long-term growth of capital in a manner consistent with the preservation of capital.

Janus Aspen Series Worldwide Growth Portfolio: Institutional Shares Seeks
long-term growth of capital in a manner consistent with the preservation of capital.

MFS Emerging Growth Series - Initial Class Seeks long-term growth of capital.

MFS Investors Trust Series - Initial Class Seeks long-term growth of capital with a secondary objective to seek reasonable current income.

MFS New Discovery Series - Initial Class Seeks capital appreciation.

MFS Research Series - Initial Class Seeks long-term growth of capital and future income.

MFS Total Return Series - Initial Class Seeks to provide above-average income
(compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital and secondarily to provide a reasonable opportunity for growth of capital and income.

PAVIT OpCap Balanced Portfolio Seeks growth of capital and investment income.

PAVIT OpCap Small Cap Portfolio Seeks capital appreciation.

Oppenheimer Main Street Small Cap Fund/VA - Service Shares Seeks capital appreciation.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

PIMCO VIT Total Return Portfolio - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

Putnam VT International Growth and Income Fund - Class IB Seeks capital growth.
Current income is a secondary objective.

Salomon Brothers Variable Investors Fund - Class I Seeks long-term growth of capital with current income as a secondary objective.

Scudder SVS I Balanced Portfolio - Class A Seeks balance of growth and income from a diversified portfolio of equity and fixed income securities.

Scudder SVS I Bond Portfolio - Class A
Seeks to invest for a high level of income consistent with a high quality portfolio of debt securities.

Scudder SVS I Global Discovery Portfolio - Class A Seeks above average capital appreciation over the long-term.

Scudder SVS I Growth and Income Portfolio - Class A Seeks long-term growth of capital primarily though diversified holdings of marketable foreign equity investments.

Scudder SVS I International Portfolio - Class A Seeks long-term growth of capital.

STI Classic Capital Appreciation Fund
Seeks capital appreciation.

STI Classic International Equity Fund Seeks long-term capital appreciation.

STI Classic Value Income Stock Fund
Seeks current income with the secondary goal of capital appreciation.

Strong Opportunity Fund II - Investor Class Seeks capital growth.

Strong Mid Cap Growth Fund II - Investor Class Seeks capital growth.

T. Rowe Price Equity Income Portfolio - I Seeks to provide substantial dividend income as well as long-term growth of capital.

T. Rowe Price Mid-Cap Growth Portfolio - I Seeks long-term capital appreciation.

T. Rowe Price New America Growth Portfolio - I Seeks long-term growth of capital.

T. Rowe Price International Stock Portfolio - I Seeks long-term growth of capital.

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

Van Kampen LIT Aggressive Growth Portfolio, Class II Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II Seeks long-term growth of capital and income.

                              Fixed Account Options

Standard Fixed Account
Guaranteed Maturity Fixed Account Option

                    CONSULTANT II VARIABLE ANNUITY PROSPECTUS

                                FLEXIBLE PREMIUM

                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                    ISSUED BY

                          LINCOLN BENEFIT LIFE COMPANY

                               IN CONNECTION WITH

                  LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

            STREET ADDRESS: 2940 SOUTH 84TH STREET, LINCOLN, NE 68506

            MAILING ADDRESS: P. O. BOX 80469, LINCOLN, NE 68501-0469

                        TELEPHONE NUMBER: 1-800-865-5237

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. LINCOLN BENEFIT LIFE NO LONGER OFFERS THIS CONTRACT IN MOST
STATES. IF YOU HAVE ALREADY PURCHASED THE CONTRACT YOU MAY CONTINUE TO MAKE
PURCHASE PAYMENTS ACCORDING TO THE CONTRACT.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers fifty-two investment options, each of which is a Subaccount of the
Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each
Subaccount invests exclusively in shares of one of the following Portfolios:

AIM VARIABLE INSURANCE FUNDS: AIM V.I. Basic Value Fund - Series I

THE ALGER AMERICAN FUND: Alger American Growth Portfolio - Class O, Alger
American Income and Growth Portfolio - Class O, Alger American Leveraged AllCap
Portfolio - Class O, Alger American MidCap Growth Portfolio - Class O, Alger
American Small Capitalization Portfolio - Class O

FEDERATED INSURANCE SERIES: Federated Fund for U.S. Government Securities II,
Federated High Income Bond Fund II, Federated Capital Income Fund II

FIDELITY(R) VARIABLE INSURANCE PRODUCTS: Fidelity VIP Asset Manager(SM)
Portfolio - Initial Class, Fidelity VIP Contrafund(R) Portfolio - Initial Class,
Fidelity VIP Equity-Income Portfolio - Initial Class, Fidelity VIP Growth
Portfolio - Initial Class, Fidelity VIP Index 500 Portfolio - Initial Class,
Fidelity VIP Money Market Portfolio - Initial Class, Fidelity VIP Overseas
Portfolio - Initial Class

JANUS ASPEN SERIES: Janus Aspen Series Balanced Portfolio: Institutional Shares,
Janus Aspen Series Flexible Income Portfolio: Institutional Shares, Janus Aspen
Series Foreign Stock Portfolio: Service Shares (formerly International Value
Portfolio), Janus Aspen Series Growth Portfolio:

Institutional Shares, Janus Aspen Series Mid Cap Growth Portfolio:
Institutional Shares, Janus Aspen Series Worldwide Growth Portfolio:
Institutional Shares

MFS(R) VARIABLE INSURANCE TRUST(SM): MFS Emerging Growth Series - Initial Class,
MFS Investors Trust Series - Initial Class, MFS New Discovery Series - Initial
Class, MFS Research Series - Initial Class, MFS Total Return Series - Initial
Class

OPPENHEIMER VARIABLE ACCOUNT FUNDS: Oppenheimer Main Street Small Cap Fund/VA -
Service Shares

PIMCO ADVISORS VIT: PAVIT PEA Science and Technology Portfolio, PAVIT OpCap
Balanced Portfolio, PAVIT OpCap Small Cap Portfolio

PIMCO VARIABLE INSURANCE TRUST: PIMCO VIT Foreign Bond Portfolio (U.S.
Dollar-Hedged) - Administrative Shares, PIMCO VIT Total Return Portfolio -
Administrative Shares

PUTNAM VARIABLE TRUST: Putnam VT International Growth and Income Fund - Class 1B

SALOMON BROTHERS VARIABLE SERIES FUNDS INC.: Salomon Brothers Variable Investors
Fund - Class I

SCUDDER VARIABLE SERIES I: Scudder SVS I Balanced Portfolio - Class A, Scudder
SVS I Bond Portfolio - Class A, Scudder SVS I Global Discovery Portfolio - Class
A, Scudder SVS I Growth and Income Portfolio - Class A, International Portfolio
- Class A

STI CLASSIC VARIABLE TRUST: STI Classic Capital Appreciation Fund, STI Classic
International Equity Fund, STI Classic Value Income Stock Fund

STRONG OPPORTUNITY FUND II, INC.: Strong Opportunity Fund II - Investor Class

STRONG VARIABLE INSURANCE FUNDS, INC.: Strong Mid Cap Growth Fund II

T. ROWE PRICE EQUITY SERIES, INC.: T. Rowe Price Equity Income Portfolio, T.
Rowe Price Mid-Cap Growth Portfolio, T. Rowe Price New America Growth Portfolio

T. ROWE PRICE INTERNATIONAL SERIES, INC.: T. Rowe Price International Stock
Portfolio

THE UNIVERSAL INSTITUTIONAL FUNDS, INC: Van Kampen UIF U.S. Mid Cap Value
Portfolio, Class I

                                  1 PROSPECTUS

VAN KAMPEN LIFE INVESTMENT TRUST: Van Kampen LIT Aggressive Growth Portfolio,
Class II, Van Kampen LIT Growth and Income Portfolio, Class II

  THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE

SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MAY 1, 2004.

Some of the portfolios described in this prospectus may not be available in your
Contract. We may make available other investment options in the future.

You may not purchase a Contract if either you or the Annuitant are 90 years old or older before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Subaccounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract
Value for amounts allocated to the Subaccounts. Benefits provided by this
Contract, when based on the Fixed Account, are subject to a Market Value
Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, and transfers to the Subaccounts.

In certain states the contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the context specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract.
You should read it before investing and keep it for future reference.

The Securities and Exchange Commission has not Approved or Disapproved these
Securities nor has it Passed on the Accuracy or the Adequacy of this Prospectus.
Any Representation to the Contrary is a Criminal Offense.

The Date of this Prospectus is May 1, 2004.

We have filed a Statement of Additional Information with the Securities and
Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2004. The information in the Statement of Additional Information, dated May 1, 2004, is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page 40 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the
Statement of Additional Information. Lincoln Benefit will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site
(http://www.sec.gov).

THIS PROSPECTUS IS VALID ONLY IF ACCOMPANIED OR PRECEDED BY CURRENT PROSPECTUSES
FOR THE PORTFOLIOS LISTED ABOVE. IF ANY OF THESE PROSPECTUSES IS MISSING OR
OUTDATED, PLEASE CONTACT US AND WE WILL SEND YOU THE PROSPECTUS YOU NEED.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.

                                  2 PROSPECTUS

TABLE OF CONTENTS

DEFINITIONS                                                                    4
FEE TABLES                                                                     6
Examples and Explanation of Expense Examples                                   6
QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT                                      8
CONDENSED FINANCIAL INFORMATION                                               12
DESCRIPTION OF THE CONTRACTS                                                  12
   Summary                                                                    12
   Contract Owner                                                             12
   Annuitant                                                                  12
   Modification of the Contract                                               12
   Assignment                                                                 12
   Free Look Period                                                           13
PURCHASES AND CONTRACT VALUE                                                  13
   Minimum Purchase Payment                                                   13
   Automatic Payment Plan                                                     13
   Allocation of Purchase Payments                                            13
   Contract Value                                                             14
   Separate Account Accumulation Unit Value                                   14
   Transfer During Accumulation Period                                        14
   Transfers Authorized by Telephone                                          14
   Market Timing & Excessive Trading                                          15
   Trading Limitations                                                        15
   Automatic Dollar Cost Averaging Program                                    15
   Portfolio Rebalancing                                                      15
THE INVESTMENT AND FIXED ACCOUNT OPTIONS                                      17
   Separate Account Investments                                               17
   The Portfolios                                                             17
   Voting Rights                                                              20
   Additions, Deletions, and Substitutions of Securities                      21
   The Fixed Account                                                          21
      General                                                                 21
      Guaranteed Maturity Fixed Account Option                                21
      Market Value Adjustment                                                 22
      Dollar Cost Averaging Fixed Account Option                              23
ANNUITY BENEFITS                                                              23
   Annuity Date                                                               23
   Annuity Options                                                            23
   Other Options                                                              24
   Annuity Payments: General                                                  24
   Variable Annuity Payments                                                  24
   Fixed Annuity Payments                                                     25
   Transfers During the Annuity Period                                        25
   Death Benefit During Annuity Period                                        25
   Certain Employee Benefit Plans                                             25
OTHER CONTRACT BENEFITS                                                       25
   Death Benefit                                                              25
   Beneficiary                                                                27
   Contract Loans for 403(b) Contracts                                        28
   Withdrawals (Redemptions)                                                  29
   Systematic Withdrawal Program                                              29
   ERISA Plans                                                                30
   Minimum Contract Value                                                     30
CONTRACT CHARGES                                                              30
   Mortality and Expense Risk Charge                                          30
   Administrative Charges                                                     30
      Contract Maintenance Charge                                             30
      Administrative Expense Charge                                           30
      Transfer Fee                                                            30
   Premium Taxes                                                              31
   Deduction for Separate Account Income Taxes                                31
   Other Expenses                                                             31
TAXES                                                                         32
   Taxation of Lincoln Benefit Life Company                                   32
    Taxation of Variable Annuities in General                                 32
   Tax Qualified Contracts                                                    35
DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT          38
   Lincoln Benefit Life Company                                               38
   Separate Account                                                           38
   State Regulation of Lincoln Benefit                                        38
   Financial Statements                                                       38
ADMINISTRATION                                                                38
DISTRIBUTION OF CONTRACTS                                                     39
LEGAL PROCEEDINGS                                                             39
LEGAL MATTERS                                                                 39
ANNUAL REPORTS AND OTHER DOCUMENTS                                            39
REGISTRATION STATEMENT                                                        39
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION                      40
APPENDIX A ACCUMULATION UNIT VALUES                                           41
APPENDIX B ILLUSTRATION OF A MARKET VALUE ADJUSTMENT                          46

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  3 PROSPECTUS

DEFINITIONS

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period, beginning on the Issue Date, during which
Contract Value builds up under your Contract.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract
Value.

ANNUITANT - The living person on whose life the annuity benefits under a
Contract are based.

ANNUITIZATION - The process to begin annuity payments under the Contract.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value
Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity
Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of
Variable Annuity payments.

BENEFICIARY(IES) - The person(s) designated to receive any death benefits under the Contract.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU," "YOUR") - The person(s) having the privileges of ownership defined in the Contract. If Your Contract is issued as part of a retirement plan, Your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of your investment in the Subaccounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each
Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase
Payment is allocated to a Subaccount, or each anniversary of that date.

FIXED ACCOUNT - The portion of the Contract Value allocated to Our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the
Subaccounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving Your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an
Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net
Investment Factor separately for each Subaccount.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying funds in which the Subaccounts invest. Each
Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to Us as premium for the Contract by You or on
Your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under
Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUBACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Subaccounts in order to price Accumulation Units and Annuity Units.

                                  4 PROSPECTUS

Each Valuation Period begins at the close of normal trading on the New York
Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Subaccounts to which your Contract Value has been allocated.

                                  5 PROSPECTUS

FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN
BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE
FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT,
SURRENDER THE CONTRACT, OR TRAANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS.
STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

Sales Charge - None

Transfer Fee (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the transfer fee) - $10.00

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY
DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING PORTFOLIO FEES AND
EXPENSES.

ANNUAL CONTRACT MAINTENANCE CHARGE                                       $35.00
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF DAILY NET ASSET
VALUE DEDUCTED FROM EACH OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT)
 Mortality and Expense Risk Charge                                         1.30%
 Administrative Expense Charge                                             0.10%
                                                                         ------
 Total Separate Account Annual Expenses                                    1.40%

THE NEXT TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY
THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE
CONTRACT. ADVISERS AND/OR OTHER SERVICE PROVIDERS OF CERTAIN PORTFOLIOS MAY HAVE
AGREED TO WAIVE THEIR FEES AND/OR REIMBURSE PORTFOLIO EXPENSES IN ORDER TO KEEP
THE PORTFOLIOS' EXPENSES BELOW SPECIFIED LIMITS. THE RANGE OF EXPENSES SHOWN IN
THIS TABLE DOES NOT SHOW THE EFFECT OF ANY SUCH FEE WAIVER OR EXPENSE
REIMBURSEMENT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES APPEARS
IN THE PROSPECTUS FOR EACH PORTFOLIO.

                                                  Minimum   Maximum
                                                  -------   -------
Total Annual Portfolio Operating Expenses /(1)/
(expenses that are deducted from Portfolio
assets, which may include management fees,
distribution and/or service (12b-1)
fees, and other expenses)                          0.29%     4.31%

(1)  Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2003.

EXAMPLE

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate
Account annual expenses, and Portfolio fees and expenses and assume no transfers or exchanges were made. The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    Invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment,

..    surrendered your Contract, or you began receiving income payments, or continued to hold Your Contract, at the end of each time period, and,

..    with total Separate Account expenses of 1.40%.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                  6 PROSPECTUS

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $620     $1,839    $3,031    $5,892
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses    $208     $  640    $1,093    $2,330
----------------------------------------------------------------------------------------

EXPLANATION OF EXPENSE EXAMPLE

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
THE EXAMPLES REFLECT AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35.

                                  7 PROSPECTUS

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the Prospectus. Please read the Prospectus carefully.

1.   WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non-qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity
Period. During the Accumulation Period, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Subaccounts of the Separate
Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Subaccount and the Fixed Account as one option. We will treat all of your
Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your
Contract will depend on the investment performance of the Subaccounts and the amount of interest we credit to the Fixed Account.

Each Subaccount will invest in a single investment portfolio (a "Portfolio") of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Subaccounts. The investment policies and risks of each
Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the
"Fixed Account", as described in the answer to Question 5.

2.   WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

..    a life annuity with payments guaranteed for five to twenty years;

..    a joint and full survivorship annuity, with payments guaranteed for five to twenty years; and

..    fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the Annuitant's
90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Subaccounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Subaccounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3.   HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $25,000 in a lump sum as an initial Purchase Payment. Subsequent
Purchase Payments must be at least $500. We may lower these minimums at our sole discretion. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.

4.   WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Subaccounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate
Account currently invests in the following Portfolios:

                    FUND                                      PORTFOLIO(S)
-----------------------------------------------------------------------------------------
AIM Variable Insurance Funds                  AIM V.I. Basic Value Fund - Series I
-----------------------------------------------------------------------------------------
The Alger American Fund                       Alger American Growth Portfolio - Class O
                                              Alger American Income & Growth Portfolio -
                                               Class O
                                              Alger American Leveraged AllCap Portfolio -
                                               Class O
                                              Alger American MidCap Growth Portfolio -
                                               Class O
                                              Alger American Small Capitalization
                                               Portfolio - Class O
-----------------------------------------------------------------------------------------
Federated Insurance Series                    Federated Fund for U.S. Government
                                               Securities II
                                              Federated High Income Bond Fund II
                                              Federated Capital Income Fund II
-----------------------------------------------------------------------------------------
Fidelity(R) Variable Insurance Products       Fidelity VIP Asset Manager(SM) Portfolio -
                                               Initial Class
                                              Fidelity VIP Contrafund(R) Portfolio -
                                               Initial Class
                                              Fidelity VIP Equity-Income Portfolio -
                                               Initial Class
                                              Fidelity VIP Growth Portfolio - Initial
                                               Class
                                              Fidelity VIP Index 500 Portfolio - Initial
                                               Class
                                              Fidelity VIP Money Market Portfolio -
                                               Initial Class
                                              Fidelity VIP Overseas Portfolio - Initial
                                               Class
-----------------------------------------------------------------------------------------
Janus Aspen Series                            Janus Aspen Series Balanced Portfolio -
                                               Institutional Shares
                                              Janus Aspen Series Flexible Income
                                               Portfolio - Institutional Shares
                                              Janus Aspen Series Foreign Stock Portfolio
                                               (formerly International Value) - Service
                                               Shares
                                              Janus Aspen Series Growth Portfolio -
                                               Institutional Shares
                                              Janus Aspen Series Mid Cap Growth Portfolio
                                               - Institutional Shares
                                              Janus Aspen Series Worldwide Growth
                                               Portfolio - Institutional Shares
-----------------------------------------------------------------------------------------
MFS(R)                                        Variable Insurance
                                              Trust(SM) MFS Emerging
                                              Growth Series - Initial
                                              Class MFS Investors Trust
                                              Series - Initial Class MFS
                                              New Discovery Series -
                                              Initial Class MFS Research
                                              Series - Initial Class MFS
                                              Total Return Series -
                                              Initial Class
-----------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds            Oppenheimer Main Street Small Cap Fund/VA -
                                               Service Shares
-----------------------------------------------------------------------------------------
PIMCO                                         Advisors VIT PAVIT PEA
                                              Science and Technology
                                              Portfolio PAVIT OpCap
                                              Balanced Portfolio PAVIT
                                              OpCap Small Cap Portfolio
-----------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust                PIMCO VIT Foreign Bond Portfolio (U.S.
                                               Dollar-Hedged) - Administrative Shares
                                              PIMCO VIT Total Return Portfolio -
                                               Administrative Shares
-----------------------------------------------------------------------------------------
Putnam Variable Trust                         Putnam VT International Growth and Income
                                               Fund - Class IB
-----------------------------------------------------------------------------------------
Salomon Brothers Variable Series Funds Inc.   Salomon Brothers Variable Investors Fund -
                                               Class I
-----------------------------------------------------------------------------------------
Scudder Variable Series I                     Scudder SVS I Balanced Portfolio - Class A
                                              Scudder SVS I Bond Portfolio - Class A
                                              Scudder SVS I Global Discovery Portfolio -
                                               Class A
                                              Scudder SVS I Growth and Income Portfolio -
                                               Class A
                                              Scudder SVS I International Portfolio -
                                               Class A
-----------------------------------------------------------------------------------------
STI Classic Variable Trust                    STI Classic Capital Appreciation Fund
                                              STI Classic International Equity Fund
                                              STI Classic Value Income Stock Fund
-----------------------------------------------------------------------------------------
Strong Opportunity Fund II, Inc.              Strong Opportunity Fund II - Investor Class
-----------------------------------------------------------------------------------------
Strong Variable Insurance Funds, Inc.         Strong Mid Cap Growth Fund II - Investor
                                               Class
-----------------------------------------------------------------------------------------
T. Rowe Price Equity Series, Inc.             T. Rowe Price Equity Income Portfolio - I
                                              T. Rowe Price Mid-Cap Growth Portfolio - I
                                              T. Rowe Price New America Growth Portfolio
                                                - I
-----------------------------------------------------------------------------------------
T. Rowe Price International Series, Inc.      T. Rowe Price International Stock Portfolio
-----------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.       Van Kampen UIF U.S. Mid Cap Value
                                               Portfolio, Class I
-----------------------------------------------------------------------------------------
Van Kampen Life Investment Trust              Van Kampen LIT Aggressive Growth Portfolio,
                                               Class II
                                              Van Kampen LIT Growth and Income Portfolio,
                                               Class II
-----------------------------------------------------------------------------------------

In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

                                  9 PROSPECTUS

In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the
Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed
Account for new Guarantee Periods.

In addition, if you participate in our Dollar Cost Averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Subaccounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred monthly to your chosen Subaccounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates.
As a general rule, we will apply a Market Value Adjustment to the following transactions:

1)   when you withdraw funds from the Guaranteed Maturity Fixed Account Option;

2)   when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3)   when you allocate part of your balance in the Guaranteed Maturity Fixed
     Account Option to a new Guarantee Period before the end of the existing
     Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1)   it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2)   it is necessary to meet IRS minimum withdrawal requirements; or

3)   it is a transfer that is part of a dollar cost averaging program.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1)   whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2)   how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6.   WHAT ARE MY EXPENSES UNDER THE CONTRACT?

CONTRACT MAINTENANCE CHARGE. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Subaccounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the
Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the
Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed
Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE AND MORTALITY AND EXPENSE RISK CHARGE. We impose a mortality and expense risk charge at an annual rate of 1.30% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. These charges are assessed each day during the
Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.

TRANSFER FEE. Although we currently are not charging a transfer fee, the
Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.

PREMIUM TAXES. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to
3.5%.

OTHER EXPENSES. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7.   HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

                                  10 PROSPECTUS

Special rules apply if the Contract is owned by a company or other legal entity.
Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8.   DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your
Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining
Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9.   WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the
Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the
Contract Owner is not a living person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for payment of the death benefit, which includes due proof of death as specified in the Contract.

The death benefit is the greatest of the following:

1)   your total Purchase Payments reduced by a withdrawal adjustment;

2)   your Contract Value;

3)   the amount you would have received by surrendering your Contract; or

4)   your highest Contract Value on any Contract Anniversary increased by the total Purchase Payments since that Contract Anniversary and reduced by a withdrawal adjustment.

In relation to (1) and (4) above, the Death Benefit will be recalculated for
Purchase Payments, withdrawals, and on Contract Anniversaries until the oldest
Owner, or the Annuitant if the Owner is not a living individual, attains age 85.
After age 85, we will calculate (1) and (4) above only to reflect additional purchase payments and withdrawals.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10.  WHAT ELSE SHOULD I KNOW?

ALLOCATION OF PURCHASE PAYMENTS. You allocate your initial Purchase Payment among the Subaccounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase
Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

TRANSFERS. During the Accumulation Period, you may transfer Contract Value among the Subaccounts and from the Subaccounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing
programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Subaccount of your choosing, including other Subaccounts or the Fixed Account. Transfers from the Dollar Cost
Averaging Fixed Account may be made monthly only. Transfers from Subaccounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing Program, you can maintain the percentage of your
Contract Value allocated to each Subaccount at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a portfolio rebalancing program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the
Subaccounts or from the Subaccounts to increase your Fixed Annuity payments.
Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

                                  11 PROSPECTUS

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you.
The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

11.  WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 80469, Lincoln,
Nebraska 68501-0469, or call us at (800) 865-5237.

CONDENSED FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning
Accumulation Unit Values for each Subaccount for each year since we started offering the Contracts. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit
Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Annual Contract Maintenance Charge. The information in the table is included in the Separate Account's financial statements. To obtain a fuller picture of each Subaccount's finances and performance, you should review the Separate Account's financial statements, which are in the Separate Account's Annual Report dated as of December 31, 2003, contained in the Statement of Additional Information.

DESCRIPTION OF THE CONTRACTS

SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Subaccounts to which you allocate your Purchase
Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon
Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years.
All of these features are described in more detail below.

CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. The maximum age of the oldest Contract Owner cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans.
Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Contract
Owner will be considered a non-living person for purposes of this section and the Death Benefit section.

ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b),
408 or 408A of the Tax Code, you must be the Annuitant. If the Contract is a non-qualified Contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the
Annuitant dies before annuity payments begin, then either you become the new
Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.

MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-qualified Contract. If a
Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it.
Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN
ASSIGNMENT, YOU SHOULD

                                  12 PROSPECTUS

CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us.
If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the
Contract from you. The Contract Value at that time may be more or less than your
Purchase Payments.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the
Subaccounts and the Fixed Account Options as you specified in your application.
However, we reserve the right in the future to delay allocating your Purchase
Payments to the Subaccounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the Fidelity Money Market Subaccount.
Your Contract will contain specific information about your free-look rights in your state.

PURCHASES AND CONTRACT VALUE

MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is
$25,000. You must pay it in a lump sum. You may not pay more than $1 million in
Purchase Payments without our prior approval. As a general rule, subsequent
Purchase Payments may be made in amounts of $500 or more. However, each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200.
If we receive purchase payments designated for the Dollar Cost Averaging Fixed
Account that are lower than the required minimum of $1,200, or purchase payments designated for the Guaranteed Maturity Fixed Account Option that are lower than
$500, such amounts will be allocated to the Fidelity Money Market Portfolio.We may lower these minimums if we choose. We may refuse any Purchase Payment at any time.

AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $100 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the
Subaccount(s) and the Fixed Account in the proportions that you have selected.
You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent
Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Subaccount and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Subaccounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit. Please note that effective as of Septemebr 27, 2002, we will not permit you to allocate new premiums to the Subaccount that invests in the STI Classic Variable Trust
International Equity Fund. However, if, as of September 27, 2002, you are
enrolled in one of our automatic transaction programs, such as Dollar Cost
Averaging or Portfolio Rebalancing, we will continue to effect automatic transactions involving the STI Classic Variable Trust International Equity Fund.
In addition, if you currently have funds allocated to the Subaccount which invests in the STI Classic Variable Trust International Equity Fund, you may
keep such investment, but may not invest additional premium payments to it.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus.
If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Subaccounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some states, however, we are required to return at least your Purchase
Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the Fidelity Money Market Subaccount.
If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Subaccounts or the Fixed
Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your

                                  13 PROSPECTUS

Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Subaccount to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a
Subaccount by that Subaccount's Accumulation Unit Value on the Valuation Date
when the allocation occurs.

CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the
Subaccounts you have selected, plus the value of your investment in the Fixed
Account.

SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation
Unit Value for each Subaccount will rise or fall to reflect changes in the share price of the Portfolio in which the Subaccount invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine transfer fees and contract maintenance charges separately for each Contract.
They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Subaccount. If we elect or are required to assess a charge for taxes, we may calculate a separate
Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Subaccount. We determine the
Accumulation Unit Value for each Subaccount Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios which accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Subaccount and, therefore, your Contract Value.

TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may
transfer Contract Value among the Fixed Account and the Subaccounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time. Please note that effective as of Septemebr 27, 2002, we will not permit you to allocate new premiums to the
Subaccount that invests in the STI Classic Variable Trust International Equity
Fund. However, if, as of September 27, 2002, you are enrolled in one of our automatic transaction programs, such as Dollar Cost Averaging or Portfolio
Rebalancing, we will continue to effect automatic transactions involving the STI
Classic Variable Trust International Equity Fund. In addition, if you currently have funds allocated to the Subaccount which invests in the STI Classic Variable
Trust International Equity Fund, you may keep such investment, but may not invest additional premium payments to it.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day.

If you transfer an amount from the Fixed Account to a Subaccount before the end of the applicable Guarantee Period or you allocate an amount in the Fixed
Account to a new Guarantee Period before the end of the existing Guarantee
Period, we usually will increase or decrease the amount by a Market Value
Adjustment. The calculation of the Market Value Adjustment is described in
"Market Value Adjustment" on page 22.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account
Option. You may not transfer Contract Value out of the Dollar Cost Averaging
Fixed Account Option except as part of a Dollar Cost Averaging program.

TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Calls completed before 4:00 p.m. will be effected on that day at that day's price.
Calls completed after 4:00 p.m. will be effected on the next day on which the
NYSE is open for business, at that day's price.

We may charge you the transfer fee described on page 6, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the phone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Subaccounts in any Contract year, or to refuse any Variable Subaccount transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to the Contract Owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly

                                  14 PROSPECTUS

unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING. The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Subaccounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading.
Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If we identify a pattern of market-timing or excessive trading activity, we will make further inquiry and may, depending on the circumstances, impose trading limitations as described below under "Trading
Limitations" consistent with applicable law and the Contract. Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Subaccounts, not all market timing or excessive trading is identifiable or preventable.
Therefore, we cannot guarantee that we can prevent such trading activity in all cases or before it occurs.

TRADING LIMITATIONS. We reserve the right to limit transfers among the investment alternatives in any Contract Year, or to refuse any transfer request, if:

..    we believe. in our sole discretion, that certain trading practices, such as excessive trading or market timing ("Prohibited Trading Practices"), by, or on behalf of one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the
     Accumulation Unit Values of any Variable Subaccount or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of Prohibited Trading Practices or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares. We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost
Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a
Subaccount of your choosing. The interval between transfers from the Dollar Cost
Averaging Fixed Account may be monthly only. The interval between transfers from
Subaccounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost
Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Fidelity Money Market
Variable Subaccount in equal monthly payments. You may not use the Dollar Cost
Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account
Option.

Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar
Cost Averaging program. We will not charge a transfer fee for Dollar Cost
Averaging.

The theory of Dollar Cost Averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market.
Moreover, while we refer to this program of periodic transfers generally as dollar cost averaging, periodic transfers from a Subaccount with more volatile performance experience is unlikely to produce the desired effects of dollar cost averaging as would transfers from a less volatile Subaccount. You may not use
Dollar Cost Averaging and Portfolio Rebalancing at the same time.

PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value

                                  15 PROSPECTUS

allocated to each Subaccount at a pre-set level. Over time, the variations in each Subaccount's investment results will shift the balance of your Contract
Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually until your Annuity Date. Portfolio Rebalancing is not available after you annuitize. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Subaccounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers made during the Accumulation
Period. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume
Portfolio Rebalancing after it has been canceled, then you must complete a new
Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time before your Annuity Date by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form.
If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of
Subaccounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and
Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

                                  16 PROSPECTUS

THE INVESTMENT AND FIXED ACCOUNT OPTIONS

SEPARATE ACCOUNT INVESTMENTS

THE PORTFOLIOS. Each of the Subaccounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy.

Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives.
While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named
Portfolio may differ substantially.

We do not promise that the Portfolios will meet their investment objectives.
Amounts you have allocated to Subaccounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the
Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Subaccounts of the Separate Account.

PORTFOLIO               PORTFOLIO OBJECTIVE            INVESTMENT ADVISER
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Basic Value    Long-term growth of capital    A I M ADVISORS, INC.
 Fund - Series I (1)
 (6)
-------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
-------------------------------------------------------------------------------
Alger American Growth   Long-term capital              FRED ALGER MANAGEMENT,
 Portfolio - Class O     appreciation                   INC.
-------------------------------------------------------
Alger American Income   Seeks to provide a high level
 & Growth Portfolio -    of dividend income.  Its
 Class O                 secondary goal is to provide
                         capital appreciation.
-------------------------------------------------------
Alger American          Long-term capital
 Leveraged AllCap        appreciation
 Portfolio - Class O
-------------------------------------------------------
Alger American MidCap   Long-term capital
 Growth Portfolio -      appreciation
 Class O
-------------------------------------------------------------------------------
Alger American Small    Long-term capital
 Capitalization          appreciation
 Portfolio - Class O
-------------------------------------------------------------------------------
FEDERATED INSURANCE SERIES
-------------------------------------------------------------------------------
Federated Fund for      Current income                 FEDERATED INVESTMENT
 U.S. Government                                        MANAGEMENT COMPANY
 Securities II
-------------------------------------------------------
Federated High Income   High current income
 Bond Fund II
-------------------------------------------------------------------------------
Federated Capital       High current income and        FEDERATED EQUITY
 Income Fund II          moderate capital              MANAGEMENT COMPANY OF
                         appreciation                  PENNSYLVANIA

-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP Asset      High total return with         FIDELITY MANAGEMENT &
 Manager(SM) Portfolio   reduced risk over the long     RESEARCH COMPANY
 - Initial Class         term by allocating its
                         assets among stocks, bonds,
                         and short-term instruments.
-------------------------------------------------------
Fidelity VIP            Long-term capital
 Contrafund(R)           appreciation
 Portfolio - Initial
 Class
-------------------------------------------------------
Fidelity VIP            Reasonable income
 Equity-Income
 Portfolio - Initial
 Class
-------------------------------------------------------
Fidelity VIP Growth     Capital appreciation
 Portfolio - Initial
 Class
-------------------------------------------------------
Fidelity VIP Index 500  Investment results that
 Portfolio - Initial     correspond to the total
 Class                   return of common stocks
                         publicly traded in the
                         United States, as
                         represented by the Standard
                         & Poor's 500(SM) Index (S&P
                         500(R))
-------------------------------------------------------
Fidelity VIP Money      As high a level of current
 Market Portfolio -      income as is consistent with
 Initial Class           preservation of capital and
                         providing liquidity
-------------------------------------------------------
Fidelity VIP Overseas   Long-term growth of capital
 Portfolio - Initial
 Class
-------------------------------------------------------------------------------
JANUS ASPEN SERIES
-------------------------------------------------------------------------------
Janus Aspen Series Mid  Long-term growth of capital    JANUS CAPITAL MANAGEMENT
 Cap Growth Portfolio:                                  LLC
 Institutional Shares
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Balanced Portfolio:     consistent with preservation
 Institutional Shares    of capital and balanced by
                         current income
-------------------------------------------------------
Janus Aspen Series      Seeks to maximize total
 Flexible Income         return from a combination of
 Portfolio:              current income and capital
 Institutional Shares    appreciation, with an
                         emphasis on current income
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Foreign Stock
 Portfolio: Service
 Shares (2)
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Growth Portfolio:       in a manner consistent with
 Institutional Shares    the preservation of capital
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Worldwide Growth        in a manner consistent with
 Portfolio:              the preservation of capital
 Institutional Shares
-------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
-------------------------------------------------------------------------------
MFS Emerging Growth     Long-term growth of capital    MFS(TM) INVESTMENT
 Series - Initial                                       MANAGEMENT
 Class
-------------------------------------------------------
MFS Investors Trust     Long-term growth of capital
 Series - Initial        with a secondary objective
 Class                   to seek reasonable current
                         income
-------------------------------------------------------
MFS New Discovery       Capital appreciation
 Series - Initial
 Class
-------------------------------------------------------
MFS Research Series -   Long-term growth of capital
 Initial Class           and future income
-------------------------------------------------------
MFS Total Return        Seeks to provide
 Series - Initial        above-average income
 Class                   (compared to a portfolio
                         invested entirely in equity
                         securities) consistent with
                         the prudent employment of
                         capital and secondarily to
                         provide a reasonable
                         opportunity for growth of
                         capital and income
-------------------------------------------------------------------------------
PIMCO ADVISORS VIT
-------------------------------------------------------------------------------
PAVIT PEA Science and   Capital appreciation           OPCAP ADVISORS LLC
 Technology Portfolio
-------------------------------------------------------
PAVIT OpCap Balanced    Growth of capital and
 Portfolio (1)           investment income
-------------------------------------------------------
PAVIT OpCap Small Cap   Capital appreciation
 Portfolio
-------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Main        Capital appreciation           OPPENHEIMERFUNDS, INC.
 Street Small Cap
 Fund/VA - Service
 Shares
-------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
PIMCO VIT Foreign Bond  To maximize total return,      PACIFIC INVESTMENT
 Portfolio (U.S.         consistent with preservation   MANAGEMENT COMPANY LLC
 Dollar-Hedged) -        of capital and prudent
 Administrative Shares   investment management
-------------------------------------------------------
PIMCO VIT Total Return  To maximize total return,
 Portfolio -             consistent with preservation
 Administrative Shares   of capital and prudent
                         investment management
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
Putnam VT               Capital growth. Current        PUTNAM INVESTMENT
 International Growth    income is a secondary          MANAGEMENT, LLC
 and Income Fund -       objective.
 Class IB
-------------------------------------------------------------------------------
SALOMON BROTHERS VARIABLE SERIES FUNDS INC.
-------------------------------------------------------------------------------
Salomon Brothers        Long-term growth of capital    SALOMON BROTHERS ASSET
 Variable Investors      with current income as a       MANAGEMENT INC.
 Fund - Class I (1)      secondary objective
-------------------------------------------------------------------------------
SCUDDER VARIABLE SERIES I
-------------------------------------------------------------------------------
Scudder SVS I Balanced  Balance of growth and income   DEUTSCHE INVESTMENT
 Portfolio - Class A     from a diversified porfolio    MANAGEMENT AMERICAS INC.
                         of equity and fixed income
                         securities
-------------------------------------------------------
Scudder SVS I Bond      Invest for a high level of
 Portfolio - Class A     income consistent with a
                         high quality portfolio of
                         debt securities
-------------------------------------------------------
Scudder SVS I Global    Above average capital
 Discovery Portfolio -   appreciation over the
 Class A                 long-term
-------------------------------------------------------
Scudder SVS I Growth    Long-term growth of capital
and Income Portfolio     primarily though diversified
- Class A                holdings of marketable
                         foreign equity investments.
-------------------------------------------------------
Scudder SVS I           Seeks long-term growth of
 International           capital
 Portfolio - Class A
-------------------------------------------------------------------------------
STI CLASSIC VARIABLE TRUST
-------------------------------------------------------------------------------
STI Classic Capital     Capital appreciation           TRUSCO CAPITAL
 Appreciation Fund                                      MANAGEMENT, INC.
-------------------------------------------------------
STI Classic             Long-term capital
 International Equity    appreciation
 Fund (3)
-------------------------------------------------------
STI Classic Value       Current income with the
 Income Stock Fund       secondary goal of capital
                         appreciation
-------------------------------------------------------------------------------
STRONG OPPORTUNITY FUND II, INC.
-------------------------------------------------------------------------------
Strong Opportunity      Capital growth                 STRONG CAPITAL
 Fund II - Investor                                     MANAGEMENT, INC.
 Class
-------------------------------------------------------------------------------
STRONG VARIABLE INSURANCE FUNDS, INC.
-------------------------------------------------------------------------------
Strong Mid Cap Growth   Capital growth                 STRONG CAPITAL
 Fund II - Investor                                     MANAGEMENT, INC.
 Class
-------------------------------------------------------------------------------
T. ROWE PRICE EQUITY SERIES, INC.
-------------------------------------------------------------------------------
T. Rowe Price Equity    Seeks to provide substantial   T. ROWE PRICE
Income Portfolio - I     dividend income as well as     ASSOCIATES, INC.
                         long-term growth of capital

-------------------------------------------------------
T. Rowe Price Mid-Cap   Long-term capital
 Growth Portfolio - I     appreciation
 (4)
-------------------------------------------------------
T. Rowe Price New       Long-term growth of capital
 America Growth
 Portfolio - I
-------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL SERIES, INC.
-------------------------------------------------------------------------------
T. Rowe Price           Long-term growth of capital    T. ROWE PRICE
 International Stock                                    INTERNATIONAL, INC.
 Portfolio - I
-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
-------------------------------------------------------------------------------
Van Kampen UIF U.S.     Seeks above-average total      VAN KAMPEN
 Mid Cap Value           return over a market cycle
 Portfolio, Class I      of three to five years by
 (5)                     investing in common stocks
                         and other equity securities.
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Van Kampen LIT          Capital Growth                 VAN KAMPEN ASSET
 Aggressive Growth                                      MANAGEMENT
 Portfolio, Class II
 (1)
-------------------------------------------------------
Van Kampen LIT Growth   Long-term growth of capital
 and Income Portfolio,   and income
 Class II
-------------------------------------------------------------------------------

(1)  Effective 4/30/04, the LSA Balanced Fund, LSA Basic Value Fund, LSA
     Emerging Growth Equity Fund and LSA Value Equity Fund were merged into the
     PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I, Van
     Kampen LIT Aggressive Growth Portfolio, Class II and Salomon Brothers
     Variable Investors Fund - Class I, respectively.

(2)  Effective 5/1/04 the Janus Aspen Series International Portfolio - Service
     Shares changed its name to the Janus Aspen Foreign Stock Portfolio -
     Service Shares.

(3)  Effective as of September 27, 2002, we will not accept new premiums or transfers into the Subaccount that invests in the STI Classic Variable
     Trust International Equity Fund.

(4)  Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio is no longer available for new investments. If you are currently invested in the T. Rowe
     Price Mid-Cap Growth Portfolio you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as
     Portfolio Rebalancing or Dollar Cost Averaging, we will continue to effect automatic transactions to the portfolio in accordance with that program.

(5)  Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I.

(6)  A Fund's investment objective(s) may be changed by the Fund's Board of
     Trustees withou shareholder approval.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the
Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the
Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each
Subaccount are separate and are credited to or charged against the particular
Subaccount without regard to income, gains or losses from any other Subaccount or from any other part of our business. We will use the net Purchase Payments you allocate to a Subaccount to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio.
Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person.
Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the

                                  20 PROSPECTUS

same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard
Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the
Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our
Contract Owners, and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or underlying fund for
Portfolio shares already purchased or to be purchased in the future by Purchase
Payments under the Contract. Any substitution will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the
Separate Account and the Subaccounts:

(a)  to operate the Separate Account in any form permitted by law;

(b)  to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

(c)  to transfer assets from one Subaccount to another, or from any subaccount to our general account;

(d)  to add, combine, or remove Subaccounts in the Separate Account; and

(e)  to change the way in which we assess charges, as long as the total charges do not exceed the amount currently charged the Separate Account and the
     Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed
Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-865-5237 for current information.

GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500.
We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer.
Currently, we offer Guarantee Periods of one, three, five, seven and ten years.
In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

EXAMPLE

Purchase Payment        $50,000
Guarantee Period        5 years
Effective Annual Rate      4.50%

                                  21 PROSPECTUS

                                            END OF CONTACT YEAR
                        ----------------------------------------------------------
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5
                        ----------  ----------  ----------  ----------  ----------
Beginning Contract
 Value                  $50,000.00
 x (1 + Effective
 Annual Rate)              x 1.045
                        ----------
                        $52,250.00
Contract Value at end
 of Contract Year                   $52,250.00
 x (1 + Effective
 Annual Rate)                          x 1.045
                                    ----------
                                    $54,601.25
Contract Value at end
 of Contract Year                               $54,601.25
 x (1 + Effective
 Annual Rate)                                      x 1.045
                                                ----------
                                                $57,058.31
Contract Value at end
 of Contract Year                                           $57,058.31
 x (1 + Effective
 Annual Rate)                                                  x 1.045
                                                            ----------
                                                            $59,625.93
Contract Value at end
 of Contract Year                                                       $59,625.93
 x (1 + Effective
 Annual Rate)                                                              x 1.045
                                                                        ----------
                                                                        $62,309.10

Total Interest Credited During Guarantee Period = $12,309.10 ($62,309.10 -
$50,000)

NOTE: This example assumes no withdrawals during the entire five year Guarantee
Period. If you were to make a partial withdrawal, the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-865-5237.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE
CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the
30-day period after the end of the Guarantee Period, you may:

1)   take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2)   allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new
     Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)   instruct us to transfer all or a portion of the relevant amount to one or more Subaccounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market
     Value Adjustment; or

4)   withdraw all or a portion of the relevant amount through a partial withdrawal. We will not adjust the amount withdrawn to include a Market
     Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use
Guarantee Periods of the same length for all renewals in the Guaranteed Maturity
Fixed Account Option. You can select this program at any time during the
Accumulation Period, including on the Issue Date. We will apply renewals to
Guarantee Periods of the selected length until you direct us in writing to stop.
We may stop offering this program at any time.

MARKET VALUE ADJUSTMENT. We may increase or decrease the amount of some transactions involving your investment in the Fixed Account to include a Market
Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period.
As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1)   when you withdraw funds from the Guaranteed Maturity Fixed Account;

                                  22 PROSPECTUS

2)   when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3)   when you allocate part of your balance in the Guaranteed Maturity Fixed
     Account Option to a new Guarantee Period before the end of the existing
     Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1)   it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2)   you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract; or

3)   it is a transfer that is part of a Dollar Cost Averaging program.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1)   the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2)   the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value
Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial
Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal.
If, at that later time, the current five-year Treasury Rate is 4.20%, then the
Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is
4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may also allocate Purchase
Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Subaccounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Subaccounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page 15 of this prospectus.

ANNUITY BENEFITS

ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is the later of the 10th Contract Anniversary or the youngest Annuitant's 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

..    the year of your separation from service; or

..    April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code, unless you show us that you are meeting the minimum distribution requirements in some other way.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity
Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

..    Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

..    Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

                                  23 PROSPECTUS

Three Annuity Options are generally available under the Contract. Each is available in the form of:

..    a Fixed Annuity;

..    a Variable Annuity; or

..    a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

OPTION A, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION B, JOINT AND SURVIVOR ANNUITY, WITH PAYMENTS GUARANTEED FOR 5 TO 20
YEARS. We make periodic payments at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the Joint Annuitant die before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION C, PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We
make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request
Variable Annuity payments, you may at any time before the period expires request a lump sum payment. If you elected Variable Annuity payments, the lump sum payment will depend on:

..    the investment results of the Subaccounts you have selected,

..    the Contract Value at the time you elected annuitization,

..    the length of the remaining period for which the payee would be entitled to payments.

If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your
Plan documents to see what is available.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 12, however, we will increase or decrease your surrender proceeds by any applicable Market Value Adjustment.

OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax
Code, we will only make payments to you and/or your spouse.

ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized
Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" below and "Fixed Annuity Payments" on page 25.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed
Annuity payments. You must apply at least the Contract Value in the Fixed
Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Subaccounts prior to the
Annuity Date. If you do not tell us how to allocate your Contract Value among
Fixed and Variable Annuity payments, we will apply your Contract Value in the
Separate Account to Variable Annuity payments and your Contract Value in the
Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity
Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least
$50.

We may defer for up to 15 days the payment of any amount attributable to a
Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING
PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE, INVOLVING
PAYMENT TO YOU FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE AND MINIMUM
GUARANTEED PERIOD FOR A PREDETERMINED NUMBER OF YEARS.

VARIABLE ANNUITY PAYMENTS. One basic objective of the Contract is to provide
Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Subaccounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The
Variable Annuity payments may be more or less than your total Purchase Payments

                                  24 PROSPECTUS

because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Subaccounts to which you have allocated your
Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 31/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the
Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized
Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity
Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the
Subaccounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit any applicable interest at a rate at least as high as state law requires.

TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Subaccounts so as to change the relative weighting of the Subaccounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Subaccounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date.
Thereafter, you may make transfers among the Subaccounts or make transfers from the Subaccounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

DEATH BENEFIT DURING ANNUITY PERIOD. If any Contract Owner dies after the
Annuity Date, the successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the
Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.

CERTAIN EMPLOYEE BENEFIT PLANS. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

OTHER CONTRACT BENEFITS

DEATH BENEFIT: GENERAL. We will pay a distribution on death, if:

1)   the Contract is in force;

2)   annuity payments have not begun; and

3)   either:

(a)  any Owner dies; or

(b)  any Annuitant dies and the Owner is a non-living person.

DUE PROOF OF DEATH. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due
Proof of Death:

..    a certified original copy of the Death Certificate;

                                  25 PROSPECTUS

..    a certified copy of a court decree as to the finding of death; or

..    a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

DEATH PROCEEDS. If we receive a complete request for settlement of the Death
Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit as described. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

DEATH BENEFIT AMOUNT. The Death Benefit under the Contract is the greatest of the following:

1)   the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2)   the Contract Value on the date as of which we calculate the Death Benefit.

3)   the Surrender Value; or

4)   the highest Contract Value on any Contract Anniversary, increased by the total Purchase Payments since that Contract Anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that Contract
     Anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

DEATH BENEFIT PAYMENTS

1.   If your spouse is the sole beneficiary:

(a)  Your spouse may elect to receive the Death Proceeds in a lump sum; or

(b)  Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                        Annuity payments must be payable:

(i)  over the life of your spouse; or

(ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

(iii)over the life of your spouse with a guaranteed number of payments from 5 to
     30 years but not to exceed the life expectancy of your spouse.

(c)  If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the
     Accumulation Period, the following conditions apply.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the
Death Proceeds over the Contract Value will be allocated to the Subaccounts.
This excess will be allocated in proportion to your Contract Value in those
Subaccounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

(i)  transfer all or a portion of the excess among the Subaccounts;

(ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed
     Account and begin a new Guarantee Period; or

(iii)transfer all or a portion of the excess into a combination of Subaccounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your
Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Market Value Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2.   If the Beneficiary is not your spouse but is a living person:

(a)  The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b)  The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                        Annuity payments must be payable:

(i)  over the life of the Beneficiary; or

                                  26 PROSPECTUS

(ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

(iii) over the life of the Beneficiary with a guaranteed number of payments from
      5 to 30 years but not to exceed the life expectancy of the Beneficiary.

(c)  If the Beneficiary does not elect one of the options above, then the
     Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death
     Proceeds over the Contract Value will be allocated to the Money Market
     Subaccount and the Contract Value will be adjusted accordingly. The
     Beneficiary may exercise all rights as set forth in Transfer During the
     Accumulation Period on page 14 and Transfer Fees on page 30 during this 5 year period.

The Beneficiary may not pay additional purchase payments into the Contract under this election.

We reserve the right to offer additional options upon the death of the Contract
Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the
Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3.   If the Beneficiary is a corporation or other type of non-living person:

(a)  The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b)  If the Beneficiary does not elect to receive the option above, then the
     Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death
     Proceeds over the Contract Value will be allocated to the Money Market
     Subaccount and the Contract Value will be adjusted accordingly. The
     Beneficiary may exercise all rights as set forth in Transfer During the
     Accumulation Period on page 14 and Transfer Fees on page 30 during this
     5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election.

We reserve the right to offer additional options upon the death of the Contract
Owner.

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or any Annuitant if the Contract Owner is
not a living person, dies. You may change the Beneficiary or add additional
Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change.
Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

..    your spouse if he or she is still alive; or, if he or she is no longer alive,

..    your surviving children equally; or if you have no surviving children,

..    your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the
Beneficiaries predeceases the Contract Owner or Annuitant, the remaining
Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share.
Each Beneficiary will exercise all rights related to his or her share of the
Death Proceeds, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non-living persons.

                                  27 PROSPECTUS

You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your
Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

CONTRACT LOANS FOR 403(B) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a
Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code.
Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your
Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans is more than the lesser of (a) or (b) where:

(a)  equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)  equals the greater of $10,000 or 1/2 of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate
Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account
Options. If your loan amount is greater than your contract value in the
Subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account
Option.

We may apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1)   the Death Proceeds;

2)   surrender proceeds;

3)   the amount available for partial withdrawal; and

4)   the amount applied on the Annuity Date to provide annuity payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise.
Generally, loan payments are allocated to the Subaccount(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and
Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed
Accounts will be allocated instead to the Fidelity Money Market Subaccount.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

                                  28 PROSPECTUS

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. Withdrawals from the Fixed Account may be increased or decreased by a Market Value
Adjustment, as described in "Market Value Adjustment" on page 22.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Subaccount. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract
Value, as described in "Minimum Contract Value" on page 30. Your Contract will terminate if you withdraw all of your Contract Value

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distribution of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from
Contracts issued in connection with certain Qualified Plans, as described on page 35.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

For partial withdrawals, you may allocate the amount among the Subaccounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the
Subaccounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Subaccounts and the Guaranteed Maturity Fixed Account Options,
with any remainder being distributed from the Dollar Cost Averaging Fixed
Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The Surrender
Value will equal the Contract Value adjusted by any applicable Market Value
Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 30. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the
Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1)   whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2)   when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3)   at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax Code) only in the following circumstances:

1)   when you attain age 59 1/2;

2)   when you terminate your employment with the plan sponsor;

3)   upon your death;

4)   upon your disability as defined in Section 72(m)(7) of the Tax Code; or

5)   in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1)   salary reduction contributions made after December 31, 1988;

2)   income attributable to such contributions; and

3)   income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain Qualified
Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract is a non-Qualified Contract or
IRA, you may participate in

                                  29 PROSPECTUS

our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase
Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Subaccount and Fixed Account balances, excluding the Dollar Cost
Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Subaccounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a
Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.

MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract
Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to
Contracts issued in connection with Qualified Plans.

CONTRACT CHARGES

We assess charges under the Contract in two ways:

1)   as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes; and

2)   as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks;

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on page 6, and described more fully in the Prospectuses and
Statements of Additional Information for the Portfolios.

MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Subaccount during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.30% of the average net asset value of each Subaccount. The mortality risks arise from our contractual obligations:

1)   to make annuity payments after the Annuity Date for the life of the
     Annuitant(s); and

2)   to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 25.

The expense risk is that it may cost us more to administer the Contracts and the
Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

ADMINISTRATIVE CHARGES.

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of
$35 on your Contract. The amount of this charge is guaranteed not to increase.
This charge reimburses us for our expenses incurred in maintaining your
Contract.

Before the Annuity Date, we assess the contract maintenance charge on each
Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Subaccounts to which you have allocated your
Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your
Contract qualifies for a waiver.

After the Annuity Date, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your
Contract Value is $50,000 or more or if all of your annuity payments are Fixed
Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Subaccount during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Subaccounts. This charge is designed to compensate us for the cost of administering the Contracts and the
Separate Account. The administrative expense charge is assessed during both the
Accumulation Period and the Annuity Period.

TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between
Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee.

                                  30 PROSPECTUS

We will not charge a transfer fee on transfers that are part of a Dollar Cost
Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the
Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization.
Premium taxes generally range from 0% to 3.5%.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in "Taxes" on page 32.

OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Subaccounts to which you allocate your Contract
Value. For a summary of current estimates of those charges and expenses, see page 6. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators.

                                  31 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN
BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter
L of the Code. Since the Separate

Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law,
Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate

Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Separate Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract

                                  32 PROSPECTUS

owner to be treated as the owner of the separate account. The Treasury
Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln

Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

                                  33 PROSPECTUS

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age
59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if

                                  34 PROSPECTUS

the payee provides a U.S. taxpayer identification number on a completed Form
W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA.
Tax Qualified Contracts are contracts purchased as investments as:

..    Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

..    Roth IRAs under Section 408A of the Code;

..    Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section
     408(p) of the Code; and

..    Tax Sheltered Annuities under Section 403(b) of the Code.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln

Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax
Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth
IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

                                  35 PROSPECTUS

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (applies only for IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Lincoln Benefit is
required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form
W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that

                                  36 PROSPECTUS

can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an
Individual Retirement Account to purchase an annuity as an investment of the
Individual Retirement Account. If an annuity is purchased inside of an
Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the
Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan.

Generally, we do not accept Employee Retirement Income Security Act of 1974
(ERISA) funds in 403(b) contracts.

                                  37 PROSPECTUS

DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT

LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street, Lincoln, Nebraska 68506-4142. Lincoln Benefit is a
wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a
stock life insurance company incorporated under the laws of the State of
Illinois. Allstate Life is a wholly-owned subsidiary of Allstate Insurance
Company ("Allstate"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation.

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The
Contracts offered by this prospectus are issued by us and will be funded in the
Separate Account and/or the Fixed Account.

Under our reinsurance agreement with Allstate Life, substantially all contract related transactions are transferred to Allstate Life, and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life.
Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to
Allstate Life under the reinsurance agreement. These assets represent our general account and are invested and managed by Allstate Life. While the reinsurance agreement provides us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with Allstate Life, the Company reinsures all reserve liabilities with Allstate Life except for variable contracts. The Company's variable Contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company.
However, Lincoln Benefit's economic risks and returns related to such variable contracts are transferred to Allstate Life.

SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The
Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract
Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct.
Income, gains, and losses, whether or not realized, from assets allocated to the
Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the
Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Subaccounts. The assets of each Subaccount are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Subaccounts or the
Portfolios. Values allocated to the Separate Account and the amount of Variable
Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the
Statement of Additional Information. You may obtain a copy of the Statement of
Additional Information by writing to us or calling us at 1-800-865-5237. We have reproduced the Table of Contents of the Statement of Additional Information on
page 40.

STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the
Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

FINANCIAL STATEMENTS. The financial statements of Lincoln Benefit Life Company and the Separate Account are set forth in the Statement of Additional
Information.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the
Separate Account. Our mailing address is P.O. Box 80469, Lincoln, Nebraska
68501-0469.

We provide the following administrative services, among others: issuance of the
Contracts; maintenance of Contract Owner records; Contract Owner services;

                                  38 PROSPECTUS

calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

DISTRIBUTION OF CONTRACTS

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all
Contract sales will not exceed one percent of initial Purchase Payments and one percent of account value annually beginning in the second Contract year. From time to time, we may offer additional sales incentives of up to 1% of Purchase
Payments to broker-dealers who maintain certain sales volume levels. We may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or from any other charge or fee under the
Contracts, to cover sales commissions and other promotional or distribution expenses relating to the sale of the Contracts.

ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.

Lincoln Benefit does not pay ALFS a commission for distribution of the
Contracts. The underwriting agreement with ALFS provides that we will reimburse
ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Lincoln
Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

LEGAL MATTERS

All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General Counsel
and Assistant Secretary of Lincoln Benefit.

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit's annual report on Form 10-K for the year ended December 31,
2003, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, 2940 South 84th Street,
Lincoln, Nebraska 68506 or 800-865-5237.

REGISTRATION STATEMENT

We have filed a registration statement with the SEC, under the Securities Act of
1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts.

The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as

                                  39 PROSPECTUS

filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

                              TABLE OF CONTENTS OF
                       STATEMENT OF ADDITIONAL INFORMATION

                                                                            PAGE
THE CONTRACT
  Annuity Payments
  Initial Monthly Annuity Payment
  Subsequent Monthly Payments
  Transfers After Annuity Date
  Annuity Unit Value
  Illustrative Example of Annuity Unit Value Calculation
  Illustrative Example of Variable Annuity Payments
EXPERTS
FINANCIAL STATEMENTS

                                  40 PROSPECTUS

APPENDIX A

                            ACCUMULATION UNIT VALUES

                                  BASIC POLICY

                                         Year ending December 31,
FUND                     1998    1999      2000       2001       2002        2003
-----------------------------------------------------------------------------------
AIM V.I. Basic Value
(2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
Alger American Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.92      15.72      13.21      11.49      7.590
 Accumulation Unit
 Value Ending            11.92    15.72      13.21      11.49      7.590     10.116
 Number of Units
 Outstanding at End of  14,614  110,327    154,964    135,837    126,785    122,137
 Year
Alger American Income
and Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.49      16.14      15.71      13.27      9.019
 Accumulation Unit
 Value Ending            11.49    16.14      15.71      13.27      9.019   $ 11.547
 Number of Units
 Outstanding at End of  61,815   61,815    134,479    145,823    115,625    112,360
 Year
Alger American
Leveraged AllCap
 Accumulation Unit
 Value(1) Beginning      10.00    12.80      22.48      16.66      13.81      9.001
 Accumulation Unit
 Value Ending            12.80    22.48      16.66      13.81      9.001     11.959
 Number of Units
 Outstanding at End of   7,257   80,962    151,988    121,008    133,802    127,480
 Year
Alger American MidCap
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.59      15.07      16.22      14.95     10.389
 Accumulation Unit
 Value Ending            11.59    15.07      16.22      14.95     10.389     15.141
 Number of Units
 Outstanding at End of   3,707   40,066    148,029    143,773    137,775    220,428
 Year
Alger American Small
Capitalization
 Accumulation Unit
 Value(1) Beginning      10.00    11.31      15.99      11.48       7.98      5.804
 Accumulation Unit
 Value Ending            11.31    15.99      11.48       7.98      5.804         --
 Number of Units
 Outstanding at End of   5,492   19,202     55,329     69,327    143,130         --
 Year
Federated High Income
Bond II
 Accumulation Unit
 Value(1) Beginning      10.00     9.84       9.93       8.91       8.90      8.901
 Accumulation Unit
 Value Ending             9.84     9.93       8.91       8.90      8.901         --
 Number of Units
 Outstanding at End of   6,794   39,637     69,061     97,931    137,497         --
 Year
Federated U.S. Gov't
Securities II
 Accumulation Unit
 Value(1) Beginning      10.00    10.26      10.06      11.01      11.62     12.490
 Accumulation Unit
 Value Ending            10.26    10.06      11.01      11.62     12.490         --
 Number of Units
 Outstanding at End of  13,480   92,305    166,600    249,062    404,746         --
 Year
Federated Capital
Income II
 Accumulation Unit
 Value(1) Beginning      10.00    11.13      11.16      10.02       8.52      6.393
 Accumulation Unit
 Value Ending            11.13    11.16      10.02       8.52      6.393         --
 Number of Units
 Outstanding at End of  18,262   69,241    123,235    141,337    100,899         --
 Year
Fidelity Asset
Manager(SM)
 Accumulation Unit
 Value(1) Beginning      10.00    10.80      11.83      11.21      10.60      9.538
 Accumulation Unit
 Value Ending            10.80    11.83      11.21      10.60      9.538         --
 Number of Units
 Outstanding at End of   2,962   16,640     70,315     78,645     69,512         --
 Year
Fidelity Contrafund
 Accumulation Unit
 Value(1) Beginning      10.00    11.45      14.03      12.92      11.18      9.994
 Accumulation Unit
 Value Ending            11.45    14.03      12.92      11.18      9.994         --
 Number of Units
 Outstanding at End of   9,371  114,581    260,250    297,028    320,055         --
 Year
Fidelity Equity-Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.83      11.35      12.14      11.37      9.314
 Accumulation Unit
 Value Ending            10.83    11.35      12.14      11.37      9.314         --
 Number of Units
 Outstanding at End of  36,057  136,950    208,086    254,071    273,790         --
 Year
Fidelity Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.62      15.75      13.82      11.22      7.735
 Accumulation Unit
 Value Ending            11.62    15.75      13.82      11.22      7.735         --
 Number of Units
 Outstanding at End of   8,616  105,637    212,291    244,606    247,149         --
 Year
Fidelity Index 500
 Accumulation Unit
 Value(1) Beginning      10.00    11.36      13.49      12.07      10.46      8.020
 Accumulation Unit
 Value Ending            11.36    13.49      12.07      10.46      8.020         --
 Number of Units
 Outstanding at End of  33,281  264,642    478,029    532,172    585,195         --
 Year
Fidelity Money Market
 Accumulation Unit
 Value(1) Beginning      10.00    10.14      10.52      11.03      11.33     11.361
 Accumulation Unit
 Value Ending            10.14    10.52      11.03      11.33     11.361         --
 Number of Units
 Outstanding at End of  50,763  309,000  1,573,179   471,1302  1,642,033         --
 Year
Fidelity Overseas
 Accumulation Unit
 Value(1) Beginning      10.00    10.49      14.76      11.77       9.15      7.193
 Accumulation Unit
 Value Ending            10.49    14.76      11.77       9.15      7.193         --
 Number of Units
 Outstanding at End of   1,800   68,426     27,747    236,023     83,194         --
 Year
Janus Aspen Mid Cap
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    12.26      27.26      18.33      10.94      7.775
 Accumulation Unit
 Value Ending            12.26    27.26      18.33      10.94      7.775         --
 Number of Units
 Outstanding at End of   1,708  121,552    293,510    272,416    176,432         --
 Year
Janus Aspen Balanced
 Accumulation Unit
 Value(1) Beginning      10.00    11.68      14.60      14.07      13.22      12.22
 Accumulation Unit
 Value Ending            11.68    14.60      14.07      13.22      12.22         --
 Number of Units
 Outstanding at End of  20,840  210,584    382,038    422,582     43,841         --
 Year
Janus Aspen Flexible
Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.25      10.27      10.76      11.43     12.449
 Accumulation Unit
 Value Ending            10.25    10.27      10.76      11.43     12.449         --
 Number of Units
 Outstanding at End of  20,382   51,252     75,770     90,759    220,012         --
 Year
Janus Aspen Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.85      16.83      14.18      10.52      7.624
 Accumulation Unit
 Value Ending            11.85    16.83      14.18      10.52      7.624         --
 Number of Units
 Outstanding at End of  14,330  230,318    501,738    500,279    372,560         --
 Year
Janus Aspen Foreign
Stock Service Shares
(3)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.755
 Accumulation Unit
 Value Ending               --       --         --         --      7.755     10.200
 Number of Units
 Outstanding at End of      --       --         --         --     43,841     34,669
 Year
Janus Aspen Worldwide
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    10.68      17.32      14.40      11.01      8.090
 Accumulation Unit
 Value Ending            10.68    17.32      14.40      11.01      8.090
 Number of Units
 Outstanding at End of  37,205  236,941    453,567    394,921    282,326         --
 Year
LSA Basic Value (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.638
 Accumulation Unit
 Value Ending               --       --         --         --      7.638     10.049
 Number of Units
 Outstanding at End of      --       --         --         --     14,834     53,491
 Year
LSA Balanced (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.669
 Accumulation Unit
 Value Ending               --       --         --         --      8.669     11.047
 Number of Units
 Outstanding at End of      --       --         --         --      2,722     56,744
 Year
LSA MidCap Value (6)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.437
 Accumulation Unit
 Value Ending               --       --         --         --      8.437     11.629
 Number of Units
 Outstanding at End of      --       --         --         --     33,469     49,023
 Year
LSA Diversified MidCap
(6)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.783
 Accumulation Unit
 Value Ending               --       --         --         --      7.783     10.192
 Number of Units
 Outstanding at End of      --       --         --         --        946     26,388
 Year
LSA Emerging Growth
Equity (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      6.861
 Accumulation Unit
 Value Ending               --       --         --         --      6.861      9.941
 Number of Units
 Outstanding at End of      --       --         --         --      3,521     21,986
 Year
LSA Value Equity (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.912
 Accumulation Unit
 Value Ending               --       --         --         --      7.912     10.177
 Number of Units
 Outstanding at End of      --       --         --         --      2,892     19,080
 Year
MFS Emerging Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.74      20.46      16.22      10.64      6.948
 Accumulation Unit
 Value Ending            11.74    20.46      16.22      10.64      6.948   $  8.923
 Number of Units
 Outstanding at End of   2,345   12,996     45,520     70,405     60,717     53,478
 Year
MFS Investors Trust
 Accumulation Unit
 Value(1) Beginning      10.00    11.19      11.77      11.59       9.61      7.487
 Accumulation Unit
 Value Ending            11.19    11.77      11.59       9.61      7.487   $  9.018
 Number of Units
 Outstanding at End of   6,884   33,404     45,507     44,424     32,452     45,413
 Year
MFS New Discovery
 Accumulation Unit
 Value(1) Beginning      10.00    11.35      19.40      18.75      17.56     11.840
 Accumulation Unit
 Value Ending            11.35    19.40      18.75      17.56     11.840     15.612
 Number of Units
 Outstanding at End of   3,242   27,273     83,327     66,464     80,272     79,295
 Year
MFS Research
 Accumulation Unit
 Value(1) Beginning      10.00    11.07      13.54      12.71       9.87      7.341
 Accumulation Unit
 Value Ending            11.07    13.54      12.71       9.87      7.341      9.027
 Number of Units
 Outstanding at End of       0   17,884     42,165     40,314     31,952     27,428
 Year
MFS Total Return
 Accumulation Unit
 Value(1) Beginning      10.00    10.60      10.78      12.33      12.19     11.398
 Accumulation Unit
 Value Ending            10.60    10.78      12.33      12.19     11.398     13.074
 Number of Units
 Outstanding at End of   4,529   25,481     28,707     69,793    115,760    171,599
 Year
PAVIT PEA Science and
Technology
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.118
 Accumulation Unit
 Value Ending               --       --         --         --      7.118     11.465
 Number of Units
 Outstanding at End of      --       --         --         --      1,883     45,755
 Year
PAVIT OpCap Balanced
(2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
PAVIT OpCap Small Cap
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.193
 Accumulation Unit
 Value Ending               --       --         --         --      7.193     10.118
 Number of Units
 Outstanding at End of      --       --         --         --     20,624     68,005
 Year
Oppenheimer Main
Street Small Cap
Fund/VA-Service Class
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.839
 Accumulation Unit
 Value Ending               --       --         --         --      7.839     11.151
 Number of Units
 Outstanding at End of      --       --         --         --     42,101    102,849
 Year
PIMCO Foreign Bond
(U.S. Dollar-Hedged)
(7)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00     10.554
 Accumulation Unit
 Value Ending               --       --         --         --     10.554     10.642
 Number of Units
 Outstanding at End of      --       --         --         --     26,788     80,352
 Year
PIMCO Total Return
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00     10.546
 Accumulation Unit
 Value Ending               --       --         --         --     10.546     10.924
 Number of Units
 Outstanding at End of      --       --         --         --    166,159    400,017
 Year
Putnam International
Growth and Income Fund
- Class 1B
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.190
 Accumulation Unit
 Value Ending               --       --         --         --      8.190     11.133
 Number of Units
 Outstanding at End of      --       --         --         --      5,356     12,316
 Year
Salomon Brothers
Variable Investors
Fund - Class I (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
Scudder Balanced
 Accumulation Unit
 Value(1) Beginning      10.00    11.03      12.55      12.12      11.23      9.403
 Accumulation Unit
 Value Ending            11.03    12.55      12.12      11.23      9.403     10.936
 Number of Units
 Outstanding at End of   3,482   38,133     41,881     80,281     77,586     91,211
 Year
Scudder Bond
 Accumulation Unit
 Value(1) Beginning      10.00    10.18       9.95      10.84      11.31     12.002
 Accumulation Unit
 Value Ending            10.18     9.95      10.84      11.31     12.002     12.435
 Number of Units
 Outstanding at End of   1,861   18,799     91,604    167,519    193,959    228,580
 Year
Scudder Global
Discovery
 Accumulation Unit
 Value(1) Beginning      10.00    10.76      17.61      16.45      12.23      9.660
 Accumulation Unit
 Value Ending            10.76    17.61      16.45      12.23      9.660     14.202
 Number of Units
 Outstanding at End of     313   16,688    104,821     62,136     75,470    110,830
 Year
Scudder Growth and
Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.52      11.00      10.62       9.29      7.041
 Accumulation Unit
 Value Ending            10.52    11.00      10.62       9.29      7.041      8.800
 Number of Units
 Outstanding at End of   7,306   11,386     22,884     23,349     32,426     49,931
 Year
Scudder International
 Accumulation Unit
 Value(1) Beginning      10.00    10.38      15.81      12.21       8.32      6.699
 Accumulation Unit
 Value Ending            10.38    15.81      12.21       8.32      6.699      8.439
 Number of Units
 Outstanding at End of   1,422   11,257    146,023    232,375     43,834     71,345
 Year
STI Capital
Appreciation
 Accumulation Unit
 Value(1) Beginning         --    10.00      10.07      10.23       9.55      7.357
 Accumulation Unit
 Value Ending               --    10.07      10.23       9.55      7.357      8.593
 Number of Units
 Outstanding at End of      --    7,015      4,646      6,412     23,636     15,881
 Year
STI International
Equity (4)
 Accumulation Unit
 Value(1) Beginning         --    10.00      10.50      10.00       8.14      6.537
 Accumulation Unit
 Value Ending               --    10.50      10.00       8.14      6.537      8.851
 Number of Units
 Outstanding at End of      --        0        498     27,581      7,898        311
 Year
STI Value Income Stock
 Accumulation Unit
 Value(1) Beginning         --    10.00       8.63       9.40       9.16      7.499
 Accumulation Unit
 Value Ending               --     8.63       9.40       9.16      7.499      9.104
 Number of Units
 Outstanding at End of      --    1,202      1,202     51,116     37,169     19,281
 Year
Strong Mid Cap Growth
II
 Accumulation Unit
 Value(1) Beginning      10.00    11.41      21.36      17.94      12.24      7.540
 Accumulation Unit
 Value Ending            11.41    21.36      17.94      12.24      7.540      9.980
 Number of Units
 Outstanding at End of       0   41,884     85,612     55,024     46,447     57,966
 Year
Strong Opportunity II
 Accumulation Unit
 Value(1) Beginning      10.00    10.93      14.54      15.28      14.51     10.472
 Accumulation Unit
 Value Ending            10.93    14.54      15.28      14.51     10.472     14.148
 Number of Units
 Outstanding at End of     551    8,063     39,791     73,617    109,377    107,578
 Year
T. Rowe Price Equity
Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.78      11.02      12.29      12.29     10.533
 Accumulation Unit
 Value Ending            10.78    11.02      12.29      12.29     10.533     13.035
 Number of Units
 Outstanding at End of   6,696   33,427     48,566    116,370    165,238    165,668
 Year
T. Rowe Price
International Stock
 Accumulation Unit
 Value(1) Beginning      10.00    10.77      14.16      11.47       8.80      7.091
 Accumulation Unit
 Value Ending            10.77    14.16      11.47       8.80      7.091      9.127
 Number of Units
 Outstanding at End of   2,055   14,390     86,395    336,806     97,272     82,750
 Year
T. Rowe Price Mid-Cap
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.50      14.03      14.86      14.51     11.271
 Accumulation Unit
 Value Ending            11.50    14.03      14.86      14.51     11.271     15.381
 Number of Units
 Outstanding at End of   5,872   16,853     68,062     53,877    108,750    142,769
 Year
T. Rowe Price New
America Growth (5)
 Accumulation Unit
 Value(1) Beginning      10.00    11.24      12.50      11.02       9.57      6.768
 Accumulation Unit
 Value Ending            11.24    12.50      11.02       9.57      6.768      9.017
 Number of Units
 Outstanding at End of   1,518   13,132     10,615      9,800     16,062     46,767
 Year
Van Kampen LIT
Aggressive Growth (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
Van Kampen LIT Growth
& Income
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.155
 Accumulation Unit
 Value Ending               --       --         --         --      8.155     10.267
 Number of Units
 Outstanding at End of      --       --         --         --     14,438     76,415
 Year
Van Kampen UIF U.S.
Mid Cap Value (6)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year

(1)  Accumulation unit value: unit of measure used to calculate the value or a
     Contract Owner's interest in a Subaccount for any Valuation Period. An
     Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the
     Contract Administration Charge, and Administrative Expense Charge. The
     beginning value for 1998 reflects the Accumulation Unit Value as of August
     17, 1998, the effective date of the Registration statement for this
     Contract.

(2)  Effective 4/30/04, the LSA Balanced Fund, LSA Basic Value Fund, LSA
     Emerging Growth Equity Fund and LSA Value Equity Fund were merged into the
     PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I, Van
     Kampen LIT Aggressive Growth Portfolio, Class II and Salomon Brothers
     Variable Investors Fund - Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balance Variable Sub-Account, LSA Basic
     Value Variable Sub-Account, LSA Emerging Growth Equity Variable Sub-Account
     and LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced
     Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account, Van Kampen
     LIT Aggressive Growth Variable Sub-Account and Salomon Brothers Variable
     Investors Variable Sub-Account, respectively.

(3)  Effective 5/1/04 the Janus Aspen Series International Value Portfolio -
     Service Shares changed its name to the Janus Aspen Foreign Stock Portfolio
     - Service Shares. We have made a corresponding change in the name of the
     Variable Sub-Account that invests in this Portfolio.

(4)  Effective 9/27/02, STI International Equity Fund is no longer available for new investments.

(5)  Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio is no longer available for new investments. If you are currently invested in the T. Rowe
     Price Mid-Cap Growth Sub-Account you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as Portfolio Rebalancing or Dollar Cost Averaging, we will continue to effect automatic transactions to the Sub-Account in accordance with that program.

(6)  Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap
     Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value
     Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account to the Van Kampen
     UIF U.S. Mid Cap Value Sub-Account.

(7)  Effective 5/1/04, the PIMCO VIT Foreign Bond Portfolio - Administrative
     Shares changed its name to PIMCO VIT Foreign Bond Portfolio (U.S.
     Dollar-Hedged) - Administrative Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                                  45 PROSPECTUS

APPENDIX B

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:      $ 40,000.00
Guarantee Period:      5 Years
Guaranteed Interest
Rate:                  5% Annual Effective Rate
5-year Treasury Rate
at Time of Purchase
Payment:               6%

The following examples illustrate how the Market Value Adjustment affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the
Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be
$51,051.26. After one year, when the withdrawals occur in these examples, the
Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The formula that we use to determine the amount of the Market Value Adjustment is:

..9 x (I - J) x N

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee
Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury
Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .065) x 4 = -.0180

The Market Value Adjustment is a reduction of $756.00 from the amount withdrawn:

$ - 756.00 = -.0180 x $42,000.00

As a result, the net amount payable to you would be:

$41,244.00 = $42,000.00 - $756.00

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%.
Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .055) x 4 = .0180 /(1)/

The Market Value Adjustment would increase the amount withdrawn by $756.00, as follows:

$756.00 = .0180 x $42,000.00

As a result, the net amount payable to you would be:

$42,756.00 = $42,000.00 + $756.00

(1)  Actual calculation utilizes ten decimal places.

EXAMPLE OF A PARTIAL WITHDRAWAL

If you request a partial withdrawal from a Guarantee Period, we can either (1)
withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

                                  46 PROSPECTUS

For example, if in the first example you wished to receive $20,000 as a partial withdrawal, we would perform the following calculations

let:     A = the amount to be withdrawn from your Contract Value; and

         B = the amount of the applicable Market Value Adjustment

Then   A+B = $20,000 - .0180 x A = B

         A = $20,000/(1-.0180) = $20,366.60

:
Accordingly, we would pay you $20,000 and subtract $20,366.60 from your Contract
Value. The Market Value Adjustment would be a subtractiion of $366.60

If, however, in the same example, you wished to withdraw $20,000 from your
Contract Value and receive the adjusted amount, we would perform the following calculations:

let:           A = the amount to be paid to you; and

               B = the amount of the applicable Market Value Adjustment

Then $20,000 + B = A - .0180 x $20,000 = -$360.00 = B

and            A = $20,000 - $360.00 = $19,640.00

Accordingly, we would pay you $19,640.00 and subtract $20,000 from your Contract
Value. The Market Value Adjustment would be a subtraction of $360.00

                                  47 PROSPECTUS

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees…………………………… Cost of printing and engraving…………… Legal fees…………………......................... Accounting fees…………………………… Mailing fees…………………………………	$0 $6,895 $0 $0 $7,948

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

Resolution Life, Inc. has obtained directors and officers insurance, which includes indemnification for liability arising under the Securities Act of 1933 that the directors and officers of Resolution Life, Inc. and its subsidiaries may, in such capacities, incur.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

1 Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999

1 (a) Amended and Restated Principal Underwriting Agreement by and between Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1, 2014. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180373)

3(i) Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21, 2015. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203370).

3(ii) Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. (SEC File No. 333-111553).

4(a) Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

4(b) Form of Application. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

5(a) Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (File No. 333-88045) filed April 6, 2000.

5(b) Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant's Form S-3 Registration Statement (File No. 333-158181) dated March 24, 2009.

5(c) Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant's Form S-1 Registration Statement (File No. 333-180371) dated March 27, 2012).

5(d) Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(d) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203370).

5(e) Opinion and Consent of Counsel regarding legality. Filed herewith.

8  None.

9  None.

10 Material Contracts.

10.1  Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-111553)

10.2  Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-66452)

10.3  Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-111553)

10.4  Selling Agreement between Lincoln Benefit Life Company, Allstate Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

10.5  Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-66452)

10.6  Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)

10.7  Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-66452)

10.8  Administrative Services Agreement between Allstate Distributors, LLC, (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-111553)

10.9  Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Current Report on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

10.10  Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Current Report on Form 8-K filed October 3, 2012. (SEC File No. 000-31248)

10.11  Recapture Agreement between Allstate Life Insurance Company ("ALIC") and Lincoln Benefit Life Company ("LBL"), effective September 30, 2012. Incorporated herein by reference to Lincoln Benefit Life Company's Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 3, 2013. (SEC File No. 333-180373)

10.12  Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180373)

10.13  Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180373)

10.14  Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Filed herewith.

10.15  Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180373)

10.16  Partial Commutation Agreement by and between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180373)

11 None.

12 None.

15 Not applicable.

16 None

21 Subsidiaries of the registrant. Incorporated herein by reference to Exhibit 21 to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203370).

23 Consents of Independent Registered Public Accounting Firms. Filed herewith.

24 Powers of Attorney for Stephen Campbell, Richard Carbone, Clive Cowdery, Ann Frohman, Jon Hack, Robert Stein and Grace Vandecruze. Filed herewith.

25 None.

26 None.

99 Experts. Filed herewith.

Exhibit List for XBRL Docs:

101.INS XBRL Instance Document

101.SCH XBRL Taxonomy Extension Schema

101.CAL XBRL Taxonomy Extension Calculation Linkbase

101.DEF XBRL Taxonomy Extension Definition Linkbase

101.LAB XBRL Taxonomy Extension Label Linkbase

101.PRE XBRL Taxonomy Extension Presentation Linkbase

16(b) Financial statement schedules required by Regulation S-X (17 CFR Part 210) and Item 11(e) of Form S-1 are included in Part I.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford in the State of Connecticut on 1st day of April, 2016.

LINCOLN BENEFIT LIFE COMPANY

(REGISTRANT)

By:	/s/ W. Weldon Wilson W. Weldon Wilson Director and Chief Executive Officer

Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacity indicated on 1st day of April, 2016.

SIGNATURE	TITLE
*Richard Carbone Richard Carbone	Director
*Clive Cowdery Clive Cowdery	Director
*Ann Frohman Ann Frohman	Director
*Jon Hack Jon Hack	Director
*Robert Stein	Director

Robert Stein
*Grace Vandecruze Grace Vandecruze	Director
*Stephen Paul Campbell	Director
Stephen Paul Campbell
/s/ W. Weldon Wilson W. Weldon Wilson	Director and Chief Executive Officer (Principal Executive Officer)
/s/ Robyn Wyatt Robyn Wyatt	Chief Financial Officer, Treasurer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)

*By: /s/ Robyn Wyatt, pursuant to Power of Attorney.

EXHIBIT LIST

5(e) Opinion and Consent of Counsel regarding legality.

10.14 Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014.

23.1 Consent of Independent Registered Public Accounting Firm.

23.2 Consent of Independent Registered Public Accounting Firm.

24 Powers of Attorney for Stephen Campbell, Richard Carbone, Clive Cowdery, Ann Frohman, Jon Hack, Robert Stein and Grace Vandecruze.

99  Experts

101.INS XBRL Instance Document

101.SCH XBRL Taxonomy Extension Schema

101.CAL XBRL Taxonomy Extension Calculation Linkbase

101.DEF XBRL Taxonomy Extension Definition Linkbase

101.LAB XBRL Taxonomy Extension Label Linkbase

101.PRE XBRL Taxonomy Extension Presentation Linkbase